UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LION, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LION, INC.

2801 Hollycroft Street Gig Harbor, WA 98335

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 9, 2008

To the Shareholders of LION:

          NOTICE IS HEREBY GIVEN that a special meeting (the “special meeting”) of shareholders of LION, Inc., a Washington corporation (“LION” or the “Company”), will be held at the offices of Stoel Rives LLP, 600 University Street, Suite 3600, Seattle, Washington, on July 9, 2008, at 10:00 a.m., local time. At the special meeting, you will be asked:

1.

to approve the sale of substantially all of the assets of LION pursuant to an Asset Purchase Agreement between Beanstalk Networks Acquisition LLC and LION dated as of May 12, 2008, in the form attached to the accompanying proxy statement as Exhibit A (the “Asset Sale”);

2.

to approve the voluntary dissolution and liquidation of LION pursuant to a plan of complete dissolution and liquidation in the form attached to the accompanying proxy statement as Exhibit B (the “Plan of Dissolution”); and

3.

to approve any proposal to adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of either or both of the foregoing proposals, if there are insufficient votes for such approval at the time of the special meeting.

          The board of directors has approved the Asset Sale and the Plan of Dissolution and, as required by Washington law, is submitting each of the Asset Sale and the Plan of Dissolution to our shareholders for approval.

          The foregoing matters are described in more detail in the enclosed proxy statement. The Company’s board of directors has fixed the close of business on June 5, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and any adjournment thereof. Only shareholders of record at the close of business on June 5, 2008 will be entitled to notice of, and to vote at, the special meeting.

     You can vote in one of three ways:

1)	Use the toll-free telephone number on your proxy card to vote by phone;

2)	Visit the website noted on your proxy card to vote via the Internet; or

3)	Sign, date and return your proxy card in the enclosed envelope to vote by mail.

          We hope you can attend the special meeting. However, whether or not you plan to attend, please vote either by Internet or by telephone or complete, sign, date and return the accompanying proxy card as soon as possible in the enclosed envelope. If you attend the meeting, you may revoke your earlier vote if you wish and vote personally. Each of the proposals to conduct the Asset Sale and to approve the Plan of Dissolution requires the approval of the holders of at least a majority of all shares entitled to vote. Therefore, it is very important that your shares be represented.

          If you plan to attend the special meeting, please R.S.V.P. the Company by July 1, 2008 by telephoning 206-577-1440.

By order of the board of directors

STEVE THOMSON
Secretary

Gig Harbor, Washington

June 10, 2008

YOUR VOTE IS IMPORTANT!

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU SHOULD READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY INTERNET, BY TELEPHONE OR BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME OR BRING AN ACCOUNT STATEMENT OR LETTER FROM THE NOMINEE INDICATING YOUR BENEFICIAL OWNERSHIP AS OF THE RECORD DATE.

LION, INC.

2801 Hollycroft Street
Gig Harbor, WA 98335

PROXY STATEMENT

FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 9, 2008

          This proxy statement is being furnished to shareholders of LION, Inc. in connection with the solicitation of proxies on behalf of the Company’s board of directors to be used at a special meeting of shareholders (the “special meeting”) to be held at the office of Stoel Rives LLP, 600 University Street, Suite 3600, Seattle, Washington, 2008 at 10:00 a.m., local time on July 9, 2008, and any adjournments thereof, for the purpose set forth herein and in the accompanying Notice of Special Meeting.

          As used in this proxy statement, unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” and “LION” refer to LION, Inc., a Washington corporation.

          This proxy statement and the accompanying proxy card are first being mailed to all shareholders entitled to vote at the special meeting on or about June 11, 2008.

          Only shareholders of record as of the close of business on June 5, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. At the close of business on the Record Date, there were 38,626,335 shares of our common stock outstanding. Each share is entitled to one vote. Shares cannot be voted at the special meeting unless the holder thereof is present or represented by proxy.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. TO VOTE YOUR SHARES, PLEASE EITHER VOTE BY INTERNET, BY TELEPHONE OR COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. VOTING BY INTERNET, BY TELEPHONE OR BY SENDING IN YOUR PROXY CARD WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE SPECIAL MEETING, IF YOU DESIRE TO DO SO, AS YOU MAY REVOKE YOUR EARLIER VOTE.

Reporting of Liquidating Distributions	38
Cessation of Trading of LION Common Stock	38
Recommendation of the Company’s Board of Directors	38

PROPOSAL 3: TO APPROVE ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF EITHER OR BOTH OF PROPOSAL (1) OR PROPOSAL (2)	39

RISK FACTORS	39

Risks Related to Dual Proposals	39
Risks Related to the Asset Sale	40
Risks Related to the Plan of Dissolution	40
Risks Related to LION’s Continuing Business Operations	43

BENEFICIAL OWNERSHIP	50

Stock Ownership of Certain Beneficial Owners and Management	50
Market for Common Stock	51
Dividend Policy	52

WHERE YOU CAN FIND MORE INFORMATION	52

HOUSEHOLDING	52

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	52

WHO CAN HELP ANSWER YOUR QUESTIONS	53

OTHER MATTERS	53

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This proxy statement and the documents incorporated by reference contain forward-looking statements that reflect the Company’s current views with respect to future events that may affect its results of operations and financial condition. In this proxy statement, the words “anticipates,” “believes,” “expects,” “intends,” “future,” “may,” “will,” “should,” “plans,” “estimates,” “potential” or “continue,” or the negative of these terms, or other similar expressions, identify forward-looking statements. These forward-looking statements are only predictions and are subject to risks and uncertainties and other factors, including those set forth below under the caption “Risks Factors” and elsewhere in this proxy statement and the documents incorporated by reference, which could cause actual future results to differ materially from historical results or those described in the forward-looking statements. The forward-looking statements contained in this proxy statement should be considered in light of these factors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission (“SEC”), the Company has no intention or obligation to update publicly any forward-looking statements after this proxy statement is distributed, whether as a result of new information, further events or otherwise.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

Q:	What is the purpose of the special meeting?

A:	At the special meeting, shareholders will consider and vote on three proposals:

1.

to approve the sale of substantially all of the assets of LION (the “Assets”) pursuant to an Asset Purchase Agreement by and between Beanstalk Networks Acquisition LLC, as buyer (“Beanstalk”), and LION, as seller, dated as of May 12, 2008, in the form attached as Exhibit A (the “Asset Sale”);

2.	to approve the voluntary dissolution and liquidation of LION pursuant to a plan of complete dissolution and liquidation in the form attached as Exhibit B (the “Plan of Distribution”); and

3.

to approve any proposal to adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of either or both of the foregoing proposals, if there are insufficient votes for such approval at the time of the special meeting.

Q:	Are there risks I should consider before deciding on the proposals?

A:

Yes. You should carefully consider the risk factors beginning on page 31 in evaluating whether to approve the Asset Sale and the Plan of Dissolution. These risk factors should be considered along with any other information included or incorporated by reference herein, including any forward-looking statements made herein. See “Where You Can Find More Information”.

Q:	What is LION’s current business?

A:

LION provides software and services that enable mortgage loan brokers and lenders to increase their productivity in originating single family residential mortgage loans. Our flagship product, Precision LPX, is a suite of products consisting of a loan pricing engine, a database of industry leading lenders’ loan programs and pricing information, web enabled tools and other transactional services designed to enable large lenders to originate, price, and lock loans. LION’s Precision Access and Precision LION Broker product suites, which are based on the Precision LPX technology platform, are aimed at medium-sized lenders and individual brokers, respectively. Precision LION Broker gives subscribing brokers access to LION’s proprietary business-to-business Internet portal, LION Broker (formerly known as LION Pro).

Q:	What assets is the Company proposing to sell?

A:

The Company is proposing to sell all the assets, properties and rights of the Company used in connection with the operation of the business of the Company, excluding its cash and cash equivalents, restricted cash, long-term investments, receivables, insurance policies, certain contracts, and all rights and interest pursuant to the Company’s lease to its premises, subject to the terms of a sublease to be entered into with Beanstalk. Beanstalk will purchase LION’s only business segment, which includes the business related to LION’s Precision LPX family of products. The transaction also includes the assets related to LION’s retail website business which designs, develops and hosts retail websites for more than 1,200 mortgage lenders, origination companies, and individual mortgage brokers.

Q:	Why has the board of directors recommended the Asset Sale and the Plan of Dissolution?

A:

Our financial performance continues to be adversely affected by challenging conditions in the mortgage lending markets. After making several attempts to identify and implement a business plan that could be successful over the long term, the board of directors determined that it is in the best interests of the Company and its shareholders to dissolve and liquidate the Company. Our board determined that the Plan of Dissolution was the most advantageous plan for the dissolution and liquidation of the Company and therefore approved and recommends the Plan of Dissolution to the shareholders of the Company. Our board determined that the Asset Purchase Agreement was most likely the best offer we would receive in the foreseeable future for the assets of the Company and therefore approved and recommends the Asset Sale to the shareholders of the Company. See, “Proposal 1: To Approve the Sale of Substantially All of the Assets of the Company – History of the Asset Sale,”“Proposal 2: To Approve the Plan of Dissolution of the Company – Background and Reasons for the Proposed Dissolution and Liquidation,” and our “Financial Statements (unaudited)” for the three months ended March 31, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” each attached as Exhibit C to this proxy statement.

Q:	Who is the buyer in the Asset Sale?

A:

The buyer is Beanstalk Networks Acquisition LLC, a Florida limited liability company that was formed for the purpose of purchasing the Assets. Beanstalk is a wholly-owned subsidiary of Beanstalk Networks, LLC dba “OpenClose,” a Florida limited liability company. Beanstalk is a developer of software that assists mortgage lenders and brokers in their work. The principal offices of Beanstalk are located at: 314 Clematis Street, Suite 200, West Palm Beach, Florida 33401. The telephone number of Beanstalk is 561-650-8106.

Q:	What are the expected proceeds from the Asset Sale?

A:	Pursuant to the Asset Purchase Agreement, the purchase price for the Assets is $525,000.

Q:	How was the purchase price of the Assets in the Asset Sale determined?

A:

The board organized a process in connection with the sale of the Assets in order to maximize net proceeds of the transaction. The board hired a financial advisor to broadly canvass the market with a view towards identifying all possible acquirers of the Company. As this exploration of the market was very broad, and because the Company had announced in press releases that it was exploring strategic alternatives, the Company was confident that any prospective acquiror not identified by the Company would likely surface in any case. Once the Company had identified those parties with an interest in discussing a possible transaction, the Company engaged in concurrent discussions with all such parties as a way of validating and maximizing the purchase price. In order to create an informal “auction” environment, the Company let each prospective acquiror know that discussions with other parties were taking place. In connection with these discussions, the Company made available to the prospective acquirers information related to the Company necessary for the conduct of their due diligence including, without limitation, a pro forma projected income statement for the fiscal year 2008. The pro forma projections adjusted LION’s actual projections to eliminate certain expenses, such as corporate overhead, that would not pertain to a buyer of the Assets. In addition, the Company worked with such interested parties to make additional adjustments to projected expenses based on the profile of the interested party, including each party’s objectives going forward and staff redundancies. In the case of Beanstalk, the negotiations involved considerable focus on projected cash flows as adjusted to its particular circumstances.

Q:	When will the Asset Sale be completed?

A:

The Asset Purchase Agreement provides that we must satisfy certain conditions before the Asset Sale will close including, without limitation, obtaining consents for the Asset Sale from third parties unrelated to the Company. While we cannot be certain when the Asset Sale will occur, we anticipate that the Asset Sale will close soon after the shareholders of the Company approve the Asset Sale, if they do.

Q:	What will happen if the Asset Sale is not approved but the Plan of Dissolution is approved?

A:

If shareholders approve the Plan of Dissolution, but the Asset Sale is not approved or is not consummated, we will move forward with dissolution. The Plan of Dissolution gives our board of directors the authority to sell all of our assets. Shareholder approval of the Plan of Dissolution also will constitute approval of any and all such future asset sales. If this happens, our board will be authorized to sell and liquidate our assets, including the Assets, on such terms and to such parties, which may include Beanstalk, as the board determines in its sole discretion without requiring further shareholder approval.

Q:	What will happen if both the Asset Sale and the Plan of Dissolution are not approved?

A:

If both the Asset Sale and the Plan of Dissolution are not approved by the shareholders, we would not make any liquidating distributions to shareholders in the near term. Our board of directors would continue to manage the Company as a publicly-owned entity and would explore what, if any, alternatives were then available for the future of our business. Our revenues most likely would diminish. All of the assets of the Company most likely would be used to maintain our operations until such time that we would have little to no assets and we would be required to discontinue operations and consider a liquidation in bankruptcy. Under such circumstances, most likely the Company would not have any assets to distribute to shareholders.

Q:	What will happen if the Asset Sale is approved, but the Plan of Dissolution is not approved?

A:

If the Asset Sale is approved, but the Plan of Dissolution is not approved by the shareholders, the Company would complete the Asset Sale and the closing of the Asset Purchase Agreement. We would not make any liquidating distributions to shareholders in the near term. We would continue to manage the Company as a publicly-owned entity and will explore what, if any, alternatives are then available for the future of our business. However, our revenues most likely would diminish. Absent an unforeseen source of additional capital, we expect that all of the assets would be used to maintain our operations until such time that we would be required to discontinue operations and consider a liquidation in bankruptcy. Under such circumstances, most likely the Company would have no assets to distribute to shareholders.

Q:	How will the Company use the proceeds of the Asset Sale?

A:

The Company intends to retain as much of the proceeds as possible from the Asset Sale for distribution to the shareholders of the Company pursuant to the Plan of Dissolution. A portion of the proceeds from the Asset Sale may need to be used by the Company to fund the day-to-day operations of the Company prior to the dissolution of the Company. If the Plan of Dissolution is not approved by the shareholders, the proceeds of the Asset Sale will be used by the Company to fund the Company’s attempt to locate financing and to identify and establish a successful business model. Considering our recent financial performance, it is unlikely that we would be able to obtain additional equity or debt financing. If we were unable to obtain sufficient capital, we would deplete our available resources and could be required to discontinue operations and consider a liquidation in bankruptcy.

Q:	What will our business be after the Asset Sale?

A:

After the closing of the Asset Sale, if the Plan of Dissolution is approved by the shareholders of the Company, the Company will file articles of dissolution with the State of Washington. Thereafter, the sole activities of the Company will relate to the liquidation and winding up of the Company pursuant to the Plan of Dissolution. If the Plan of Dissolution is not approved by the shareholders, the Company will attempt to locate financing and to identify and establish a successful business model. Considering our recent financial performance, it is unlikely that we would be able to obtain additional equity or debt financing. If we were unable to obtain sufficient capital, we would deplete our available resources and could be required to discontinue operations and consider a liquidation in bankruptcy.

Q:	What will happen if the Plan of Dissolution is approved?

A:	If the Plan of Dissolution is approved by the Company’s shareholders, the Company will take the following actions:

•	if the Asset Sale is approved by the shareholders, complete the Asset Sale and the closing of the Asset Purchase Agreement;

•	if the Asset Sale is not approved by the shareholders, attempt to sell all the assets of the Company on the available terms most favorable to the Company;

•	file articles of dissolution with the Secretary of State of the State of Washington;

•	conduct business operations only to the extent necessary to wind up our business affairs;

•	attempt to convert all of our assets into cash or cash equivalents in an orderly fashion;

•	pay or adequately provide for the payment of all of our known obligations and liabilities;

•	establish a contingency reserve designed to satisfy any additional unknown or contingent liabilities or acquire insurance to protect us and our shareholders against such liabilities; and

•	distribute pro rata in one or more liquidating distributions to or for the benefit of our shareholders the cash or cash equivalents obtained from the conversion of all of our assets into cash.

See “Proposal 2: To Approve the Plan of Dissolution of the Company — Principal Provisions of the Plan of Dissolution.”

Q:	What will shareholders receive in the liquidation?

A:

Pursuant to the Plan of Dissolution, we intend to liquidate all of our assets and distribute the cash proceeds to our shareholders. We can only estimate what will be available to distribute to the shareholders of the Company. If we receive the amount of net realizable value upon the sale of our assets that we currently anticipate, and if we incur no additional liabilities, based upon information presently available to us, we estimate that shareholders will receive approximately between $0.101 and $0.117 per share of liquidation distributions over time. See “Proposal 2: To Approve the Plan of Dissolution of the Company — Liquidating Distributions.”

Q:	When will shareholders receive payment of any available liquidation proceeds?

A:

We presently expect to make an initial distribution to shareholders of up to $0.06 within 30 to 45 days after the special meeting and we file our articles of dissolution with the Washington Secretary of State, and that substantially all of our liquidation proceeds, after satisfaction of our liabilities, will be distributed to our shareholders approximately within six months after we have filed our articles of dissolution. However, we are not able to predict the precise nature, amount or timing of distributions, due primarily to our inability to predict the amount of our remaining liabilities or the amount that we will expend during the course of the liquidation and the net value, if any, of our remaining non-cash assets. Subject to contingencies inherent in winding up our business, our board intends to authorize any distributions as promptly as reasonably practicable. Our board, in its sole discretion, will determine the actual amount and timing of all distributions. See, “Proposal 2: To Approve the Plan of Dissolution of the Company — Liquidation Distributions” and “Risk Factors - Risks Related to the Plan of Dissolution.”

Q:	What happens to my shares of common stock after the dissolution of the Company?

A:

The liquidation distributions under the Plan of Dissolution will be in complete cancellation of all of the outstanding shares of our common stock. From and after the effective date of the articles of dissolution (the “Final Record Date”), and subject to applicable law, our common stock will be treated as no longer being outstanding and each holder of our common stock shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with the Plan of Dissolution.

Q:	Should I send in my stock certificates now?

A:

No. You should not forward your stock certificates before receiving instructions to do so. As a condition to receipt of any distribution to the shareholders, our board, in its absolute discretion, may require the shareholders to (i) surrender their certificates evidencing their shares of common stock to us or (ii) furnish us with evidence satisfactory to the board of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the board. If surrender of stock certificates should be required following the dissolution, we will send you written instructions regarding such surrender. Any distributions otherwise payable by us to shareholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such shareholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property).

Q:	Can I still sell my shares?

A:

You may sell your shares at this time in accordance with the rules and regulations of the OTC Bulletin Board. If the Plan of Dissolution is approved by the shareholders, the board of directors, in its absolute discretion, may direct that our stock cease being traded on the OTC Bulletin Board and that our stock transfer books be closed and recording of transfers of common stock discontinued. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. See “Proposal 2: To Approve the Plan of Dissolution of the Company — Principal Provisions of the Plan of Dissolution.”

Q:	Does the Asset Sale or the dissolution and liquidation of the Company require any regulatory approvals?

A:

We are not aware of any United States federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Asset Sale or the dissolution and liquidation of the Company, except for compliance with the applicable regulations of the SEC in connection with this proxy statement and compliance with the Washington Business Corporation Act. Additionally, the dissolution of the Company requires that the Company obtain a certificate from the department of revenue for the State of Washington certifying that every license fee, tax, increase, or penalty of LION has been paid or provided for.

Q:	Who is entitled to vote?

A:

The Record Date for the special meeting is June 5, 2008. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the special meeting. At the close of business on the record date there were 38,626,335 shares of our common stock outstanding. Except as otherwise required by law, the holders of shares of our common stock vote together as a single class on all matters presented to the shareholders.

Q:	How many votes are required to authorize and approve the Asset Sale and the Plan of Dissolution?

A:

At the special meeting, the shareholders of the Company will consider and vote on the Asset Sale and the Plan of Dissolution as separate proposals. The approval of each of the Asset Sale and the Plan of Dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Members of our board of directors and our executive officers who hold (or are deemed to hold) as of May 27, 2008 an aggregate of 3,528,500 shares of common stock (approximately 9.1% of the outstanding shares of common stock as of the record date) have indicated that they will vote for the approval of the Asset Sale and the Plan of Dissolution at the special meeting.

Q:	How does the board of directors recommend I vote on the Asset Sale?

A:	Our board of directors recommends that you vote “FOR” the approval of the Asset Sale.

Q:	How does the board of directors recommend I vote on the Plan of Dissolution?

A:	Our board of directors recommends that you vote “FOR” the approval of the Plan of Dissolution.

Q:	Do I have dissenters’ rights?

A:

No. Under Washington law, shareholders will not have dissenters’ rights in connection with the Asset Sale or the Plan of Dissolution. Section 23B.13.020(c) of Washington Business Corporation Act provides that shareholders do not have dissenters’ rights on the sale of all or substantially all of the assets of a corporation if the sale is made for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of the sale.

Q:	What if my shares are held in “street name” by a broker?

A:

If you are the beneficial owner of shares held in “street name” by a broker (or banker or other nominee), your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Shareholders should follow the directions provided by brokers regarding how to instruct brokers to vote the shares.

Q:	How many shares must be present to hold the special meeting?

A:

A quorum must be present at the special meeting for any business to be conducted. The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum. Your shares will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or by the Internet, or if you vote at the special meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the special meeting.

Q:	What if a quorum is not present at the special meeting?

A:

If a quorum is not present at the scheduled time of the special meeting, the chairman of the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjournment is for more than one hundred twenty (120) days from the date of the special meeting. An adjournment will have no effect on the business that may be conducted at the meeting.

Q:	Who is bearing the costs of the solicitation of proxies in connection with the special meeting?

A:

LION will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of LION may solicit proxies from shareholders by telephone, facsimile or other electronic means or in person.

Following the original mailing of the proxy statement and other soliciting materials, LION will request brokers, custodians, nominees and other record holders to forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares of LION common stock and to request authority for the exercise of proxies. LION will reimburse any of these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may engage an agent to assist us in the solicitation of proxies. If we do, such agent’s fee and services will be consistent with our past arrangements and within the range of what is common for companies with similar operations and a number of shareholders similar to us.

Q:	How do I vote?

All shareowners may vote by mail. Registered shareowners (who own their shares in their own name) and most beneficial shareowners (who own shares through a bank, broker or other nominee) also may vote by telephone or the Internet. If one of these options is available to you, we strongly encourage you to use it because it is faster and less costly. Registered shareowners can vote by telephone by calling 1-800-652-VOTE (8683) or on the Internet at www.investorvote.com. Please have your proxy card in hand when calling or going online. To vote by mail, please sign, date and mail your proxy card in the envelope provided.

If you own your shares through a bank ,broker or other nominee you should follow the separate instructions that the record owner provides to you. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

If you attend the special meeting in person, you may request a ballot when you arrive. If your shares are held in the name of your bank, broker or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on June 5, 2008, the Record Date for voting.

If you plan to attend the special meeting, please R.S.V.P. the Company by July 1, 2008 by telephoning 206-577-1440.

Q:	Can I change my vote after I submit my proxy?

A:	Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

	•	voting again by Internet or by telephone;

	•	signing another proxy with a later date;

	•	giving written notice of the revocation of your proxy to the Company’s secretary prior to the special meeting; or

	•	voting in person at the special meeting.

Q:	What happens if I do not give specific voting instructions?

A:	Shareholders of Record. If you are a shareholder of record and you:

	•	Indicate when voting on the Internet or telephone that you wish to vote as recommended by our board or

	•	if you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the nominee who holds your shares with specific voting instructions, the nominee will inform our inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE EFFECT OF A VOTE AGAINST THE APPROVAL OF THE ASSET SALE AND PLAN OF DISSOLUTION. Please provide voting instructions to the nominee that holds your shares by carefully following their instructions.

Q:	How do I access proxy materials on the Internet?

Shareowners can access LION’s Notice of Special Meeting and proxy statement on the Internet on the investor relations portion of our website at WWW.LIONMTS.COM. Our public filings can also be accessed at the SEC’s web site at www.sec.gov.

Q:	Will any other business be conducted at the special meeting?

A:	No business other than that within the purposes specified in the Notice of Special Meeting may be transacted at the special meeting.

Q:	What do shareholders need to do now?

A:

After carefully reading and considering the information contained and incorporated by reference in this proxy statement, each shareholder should vote by Internet or by telephone or complete and sign his or her proxy card and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable us to conduct business at the meeting.

Q:	Who should I contact with questions?

A:

If you have any additional questions about the Asset Sale or the Plan of Dissolution or if you need additional copies of this proxy statement or any public filings referred to in this proxy statement, you should contact the Company’s Investor Relations Department at LION, Inc., 2801 Hollycroft Street, Gig Harbor, WA 98335 or (206) 577-1440. Our public filings can also be accessed at the SEC’s web site at www.sec.gov.

SUMMARY

The following summary highlights the material terms of the proposed Asset Sale and the Plan of Dissolution. We have included page references to direct you to more complete information which appears elsewhere in this proxy statement. This summary is not a complete statement of all information, facts or materials to be voted on at the special meeting. You should read this proxy statement, the Asset Purchase Agreement, and the Plan of Dissolution in their entirety to fully understand the proposals and their consequences to you.

EACH SHAREHOLDER SHOULD CONSULT HIS, HER, OR ITS OWN TAX ADVISOR TO DETERMINE THE PARTICULAR U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES TO THE SHAREHOLDER OF THE ASSET SALE AND DISSOLUTION.

• PURPOSE OF THE SPECIAL MEETING

At the special meeting, shareholders will consider and vote on three proposals:

1.

To approve the sale of substantially all of the assets of LION (the “Assets”) pursuant to an Asset Purchase Agreement by and between Beanstalk Networks Acquisition LLC, as buyer (“Beanstalk”), and LION, as seller, dated as of May 12, 2008, in the form attached as Exhibit A (the “Asset Sale”). See, “Proposal 1: To Approve the Sale of Substantially All of the Assets of the Company.”

2.

To approve the voluntary dissolution and liquidation of LION pursuant to a plan of complete dissolution and liquidation in the form attached as Exhibit B (the “Plan of Dissolution”). See, “Proposal 2: To Approve the Plan of Dissolution of the Company.”

3.

To approve any proposal to adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of either or both of the foregoing proposals, if there are insufficient votes for such approval at the time of the special meeting. See, “Proposal 3: To Approve Any Proposal to Adjourn the Special Meeting to Solicit Additional Proxies in Favor of the Approval of Either or Both of Proposal (1) Or Proposal (2).”

• SHAREHOLDERS ENTITLED TO VOTE

The Record Date for the special meeting is June 5, 2008. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the special meeting. At the close of business on the record date there were 38,626,335 shares of our common stock outstanding. Except as otherwise required by law, the holders of shares of our common stock vote together as a single class on all matters presented to the shareholders.

• VOTES REQUIRED TO AUTHORIZE AND APPROVE THE ASSET SALE AND THE PLAN OF DISSOLUTION

The approval of each of the Asset Sale and the Plan of Dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

• RISKS TO CONSIDER BEFORE DECIDING ON THE PROPOSALS

You should carefully consider the risk factors beginning on page 31 of this proxy statement in evaluating whether to approve the Asset Sale and the Plan of Dissolution. These risk factors should be considered along with any other information included or incorporated by reference herein, including any forward- looking statements made herein. See “Risk Factors” and “Where You Can Find More Information.”

PROPOSAL 1: TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY

• GENERAL

At the special meeting, the shareholders will be asked to consider and vote upon a proposal to approve the sale of substantially all of the assets of the Company.

• THE ASSETS TO BE SOLD

The Company is proposing to sell all the assets, properties and rights of the Company used in connection with the operation of the business of the Company, excluding its cash and cash equivalents, restricted cash, long-term investments, receivables, insurance policies, certain contracts, and all rights and interest pursuant to the Company’s lease to its premises, subject to the terms of a sublease to be entered into with Beanstalk. Beanstalk will purchase LION’s only business segment, which includes the business related to LION’s Precision LPX family of products. The transaction also includes the assets related to LION’s retail website business which designs, develops and hosts retail websites for more than 1,200 mortgage lenders, origination companies, and individual mortgage brokers. See, “Proposal 1 – Description of the Asset Purchase Agreement.”

• PROCEEDS FROM THE ASSET SALE

Pursuant to the Asset Purchase Agreement, the purchase price for the Assets is $525,000. From the closing until 90 days after the closing, the Company will be subject to potential indemnification claims of up to $105,000 for damages to Beanstalk resulting from breaches of any of the Company’s representations, warranties or covenants contained in the Asset Purchase Agreement. See, “Proposal 1 – Description of the Asset Purchase Agreement – Purchase and Sale of Assets” and “Proposal 1 – Description of the Asset Purchase Agreement – Survival of Representations and Warranties and Indemnification.”

• CONDITIONS TO CLOSING

The closing of the Asset Purchase Agreement will take place as soon as practicable after the satisfaction or waiver of the following conditions, among other conditions:

▪ the shareholders of the Company shall have approved the Asset Sale;

▪

each of the Company and Beanstalk shall have delivered and received, as applicable, executed versions of (a) a non-competition and non-solicitation assignment; (b) a bill of sale; (c) an assignment and assumption agreement; (d) an intellectual property assignment agreement; and (e) a sublease; and

▪ the Company shall have executed and delivered the documents sufficient to transfer the Assets being purchased and fulfill the transactions contemplated by the Asset Purchase Agreement.

See, “Proposal 1 – Description of the Asset Purchase Agreement – Conditions Precedent to Beanstalk’s Obligations”, “Proposal 1 – Description of the Asset Purchase Agreement – Conditions Precedent to Lion’s Obligations” and “Risk Factors – Risks Related to the Asset Sale.”

• NO OPINION OF FINANCIAL ADVISOR

Our board of directors has not received any opinion from a financial advisor or other third party that the cash payment to be received by the Company in the Asset Sale is fair, from a financial point of view, to the Company. We have engaged in extensive discussions and negotiations with other potential interested acquisition parties. Our board of directors believes that the financial consideration offered by Beanstalk is fair to the Company and its shareholders. See, “Proposal 1 – No Opinion of Financial Advisor.”

• CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The Asset Sale will be treated for federal income tax purposes as a taxable sale upon which gain or loss will be recognized by the Company. The Company’s basis in its assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether gain or loss is recognized by the Company will be made with respect to each of the assets to be sold. Generally, the proposed sale of substantially all of the operating assets of the Company will not produce any separate and independent federal income tax consequences to the Company’s shareholders. See, “Proposal 1 – Certain Federal income Tax Consequences to the Company”

• RECOMMENDATION OF THE COMPANY’S BOARD OF DIRECTORS

Our board of directors has determined that the Asset Sale is in the best interests of the Company and the Company’s shareholders. The board of directors has unanimously approved the Asset Purchase Agreement and unanimously recommends that shareholders vote in favor of the asset sale proposal. See, “Proposal 1 – Recommendation of the Company’s Board of Directors”

PROPOSAL 2: TO APPROVE THE PLAN OF DISSOLUTION OF THE COMPANY

• GENERAL

At the special meeting, the shareholders will be asked to consider and vote upon a proposal to voluntarily dissolve and liquidate the Company and to distribute to our shareholders available proceeds from the sale of our assets.

• DISSOLUTION AND LIQUIDATION

Once the Plan of Dissolution is effective, the steps set forth below will be completed at such times as the board, in its absolute discretion, deems advisable:

▪ the filing of articles of dissolution of the Company and the completion of all actions that may be necessary, appropriate or desirable to dissolve and terminate the corporate existence of the Company;

▪ the publication of notice of the Company’s dissolution in a newspaper of general circulation in Pierce County, Washington, within 30 days after the effective date of the Plan of Dissolution;

▪ the cessation of all of the Company’s business activities except and insofar as necessary for the sale of its assets and for the proper winding up of the Company;

▪ the collection and disposal of the Company’s assets in satisfaction of the Company’s liabilities, liens and security interests;

▪

the negotiation and consummation of sales of all of the assets and properties of the Company, including the assumption by the purchaser or purchasers of any or all liabilities of the Company, insofar as the board deems such sales to be necessary, appropriate or advisable; and

▪ the distribution of the remaining funds of the Company and the distribution of remaining unsold assets of the Company, if any, to its shareholders.

See, “Proposal 2 – Principal Provisions of the Plan of Dissolution.”

▪ LIQUIDATION DISTRIBUTIONS

Although we are not able to predict with certainty, we currently estimate that the amount ultimately distributed to our shareholders will be between $0.101 and $0.117 per share of common stock. See, “Proposal 2 – Liquidation Distribution.” and “Risk Factors – Risks Related to the Plan of Dissolution”

• TIMING OF LIQUIDATION DISTRIBUTIONS

We presently expect to make an initial distribution to shareholders of up to $0.06 within 30 to 45 days after the special meeting and we file our articles of dissolution with the Washington Secretary of State, and that substantially all of our liquidation proceeds, after satisfaction of our liabilities, will be distributed to our shareholders approximately within six months after we have filed our articles of dissolution. Our board, in its sole discretion, will determine the actual amount and timing of all distributions. See, “Proposal 2 — Liquidation Distributions” and “Risk Factors — Risks Related to the Plan of Dissolution.”

• APPROVAL OF PLAN OF DISSOLUTION

The approval of the Plan of Dissolution by the holders of the Common Stock will constitute full and complete authority for the board and the officers of the Company, without further shareholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the Washington Business Corporation Act. See, Proposal 2 – Principal Provisions of the Plan of Dissolution – Authority of Officers and Directors.”

• CANCELLATION OF STOCK AND STOCK CERTIFICATES

The distributions to the Company’s shareholders will be in complete cancellation of all of the outstanding shares of the Company’s common stock. From and after the effective date of the Plan of Dissolution, and subject to applicable law, the common stock will be treated as no longer being outstanding and each holder of common stock shall cease to have any rights in respect thereof, except the right to receive distributions according to the Plan of Dissolution. See, Proposal 2 – Principal Provisions of the Plan of Dissolution – Cancellation of Stock and Stock Certificates.”

• POTENTIAL LIABILITY OF SHAREHOLDERS

Under the Washington Business Corporation Act, in the event we fail to create an adequate contingency reserve, or should such contingency reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each shareholder could be held liable for amounts due creditors to the extent of amounts that such shareholder received from us under the Plan of Dissolution. See, Proposal 2 – Potential Liability of Shareholders.”

• CERTAIN FEDERAL INCOME TAX CONSEQUENCES

If the Plan of Dissolution is approved, the Company will continue to be subject to federal income tax on all taxable income, including: income from operations, gain from the sale of assets, and interest income, until the liquidation is complete. If, pursuant to the Plan of Dissolution, assets were distributed in kind, the Company would recognize gain or loss as if the assets had been sold for their fair market value. It is anticipated, however, that the Company will make only cash liquidation distributions. The Company should not realize income tax consequences on the distribution of the after-tax proceeds of the sale of substantially all of its assets to the shareholders in liquidation of their Company shares.

Amounts received by shareholders pursuant to the Plan of Dissolution likely will be treated as payments made in complete termination of their interests in the Company and therefore should qualify for sale or exchange treatment. In general, each shareholder would recognize capital gain or loss equal to the difference between the amount of consideration received by such shareholder and the shareholder’s adjusted tax basis in the shares of Company stock surrendered.

Payments received by shareholders in exchange for their Company shares may also be subject to state or local taxes. Shareholders should consult their own tax advisors with respect to the tax consequences of the Plan of Dissolution. See, Proposal 2 – Certain Federal Income Tax Consequences”

• INTERESTS OF MANAGEMENT IN THE DISSOLUTION OF THE COMPANY

We expect to make management retention payments in the aggregate amount of $80,000 to our President, David Stedman, our Chief Financial Officer, Steve Thomson, and five other of our employees in connection with the closing of the Asset Sale and implementation of the Plan of Dissolution. Except for these payments, our directors, officers and employees have no special interests in the Asset Sale or in the Plan of Dissolution, other than their interests as holders of common stock. Certain of our directors and officers have outstanding options to purchase the Company’s common stock. However, because the exercise price of such options is greater than the anticipated per share liquidation distribution to be made to shareholders under the Plan of Dissolution, we do not expect any options held by our officers or directors to be exercised. Following dissolution, we will continue to indemnify our officers, directors, employees and agents in accordance with our articles of incorporation and bylaws for actions taken in connection with the Asset Sale and the Plan of Dissolution and the winding up of our affairs. See, “Beneficial Ownership – Stock Ownership of Certain Beneficial Owners and Management.”

• RECOMMENDATION OF THE COMPANY’S BOARD OF DIRECTORS

Our board of directors has determined that the Plan of Dissolution is in the best interests of the Company and the Company’s shareholders. The board of directors has unanimously approved the Plan of Dissolution and unanimously recommends that shareholders vote in favor of the Plan of Dissolution. See, “Proposal 2 - Recommendation of the Company’s Board of Directors.”

PROPOSAL 1: TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY

General Overview

          At the special meeting, the shareholders of LION will be asked to consider and vote upon a proposal to approve the sale of substantially all of the assets of the Company, including all the assets, properties and rights of the Company used in the business of the Company, excluding its cash and cash equivalents, restricted cash, long-term investments, receivables, insurance policies, certain contracts, and all rights and interest pursuant to the Company’s lease to its premises, subject to the terms of a sublease. The Asset Sale will be made pursuant to the Asset Purchase Agreement. The material terms of the Asset Purchase Agreement are presented below under the caption “Description of the Asset Purchase Agreement.”

History of the Asset Sale

          In June 2007, the Company formed a special committee of the board of directors to organize and oversee an exploration of strategic alternatives, including the possible sale of the Company. In July 2007, the Company engaged Krall & Co. Inc. as its financial advisor in connection with the possible sale of the Company. Around this time, the board and the special committee discussed whether to sell the entire Company as a single entity or to sell part or all of the Company in one or more transactions. The board concluded that sale of the entire Company to a single buyer was the preferred course of action insofar as it would save time and minimize transaction expenses. However, the board also noted that there might not be a single buyer for the Company’s broad range of products and services. Moreover, the board noted that even if a single buyer existed, a better aggregate price might be obtained by selling individual business lines to buyers with a specific interest in them. In consideration of the foregoing discussion, the board authorized management to explore the sale of the entire Company to a single buyer as a preferred course of action, but agreed to study the response of buyers in order to validate the decision to pursue a single transaction. See, “Financial Statements (unaudited)” for the three months ended March 31, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” each attached as Exhibit C to this proxy statement.

          The Company and its financial advisor prepared a list of more than thirty prospective acquirers and began making contact with them in July 2007. More than ten prospective acquirers expressed preliminary interest in all or parts of the Company, six requested additional information, and four of the six requesting additional information also visited the Company. By late August, the Company concluded that none of the prospective buyers were interested in acquiring the entire Company and that either no bids would be forthcoming or bids would be extremely low due to the all-or-none requirement. However, a few prospective acquirers had a strong interest in acquiring the business related to the Mortgage 101 website and a few others had some interest in our subsidiary, Tuttle Risk Management Services LLC (“TRMS”). At such time, no prospective acquirer expressed an interest in aggressively pursuing the acquisition of the Company’s retail website business or the businesses associated with the Company’s Precision LPX family of products.

          In light of the Company’s exploration of the marketplace, the board reconsidered its strategy of selling the entire Company to a single buyer. One of the prospective purchasers of all the assets of the Company, Internet Brands, Inc., had indicated its interest in purchasing Mortgage 101, an interactive service provided through a consumer portal which connects potential mortgage applicants with a network of mortgage lenders who offer mortgage programs, rates and services. Internet Brands proposed a purchase price that board determined was very favorable to the Company and our shareholders. On September 28, 2007, the Company sold its Mortgage 101 website and certain related assets to Internet Brands, Inc. pursuant to an asset purchase and sale agreement. Under the agreement, Internet Brands paid the Company $5,350,000. Internet Brands also assumed liabilities arising from the purchased assets after closing, including all post-closing liabilities for performance under the contracts assumed by Internet Brands in the transaction.

          The board and special committee continued to consider strategies for operating LION as a going concern or selling all of LION’s assets in a strategic transaction. During this period, Compass Analytics, LLC expressed interest in purchasing TRMS, a business line which provides hands-on mortgage pipeline risk management for financial institutions that originate and then sell loans into the secondary market. On November 15, 2007, we sold TRMS to Compass for cash in the amount of $1.267 million plus an additional payment of up to $500,000 based on the financial performance of the assets sold. However, we will not receive any portion of the additional payment because the assets sold did not attain certain performance requirements. Compass also assumed liabilities arising from the purchased assets after closing, including all post-closing liabilities for performance under the assumed contracts.

          During and after the period of time when we were selling Mortgage 101 and TRMS, the board and the special committee considered various options with respect to the Assets. In light of the cash proceeds generated by the sale of Mortgage 101 and TRMS and the apparent lack of interest in the Assets by the prospective acquirers exploring the acquisition of all of LION in a single transaction, the board considered continuing to operate LION as a going concern, again exploring the sale of the Assets, this time to a wider group of prospective acquirers without the requirement of buying the entire Company, or shutting down the Company’s business operations, liquidating assets and distributing cash to shareholders. The board decided to continue to run the Company as a going concern while instructing management to once again explore a sale of the Assets.

          The board’s decision was based on the following factors, among other things: (i) the Assets were expected to generate revenue of approximately $3.4 million in 2008 based on the most recent projections of the Company at that time; (ii) a third party buyer would not be burdened with the Company’s large corporate overhead expenses relative to revenues; (iii) certain prospective acquirers might be able to achieve cost savings by combining the Company with their own operations; (iv) the Company might incur significant service liabilities to customers were LION to shut down remaining operations; (v) some of the Company’s customers might leave LION for other vendors immediately upon announcement of a shutdown, thereby increasing LION’s cash deficit for the duration of the Company’s corporate life; and (vi) the expense and hardship associated with terminating LION’s staff.

          In late November and early December 2007, the Company prepared a Confidential Information Memorandum (“CIM”) describing the Assets and identified more than 60 prospective acquirers, including financial services software vendors, IT services/outsourcing firms, companies that design and host websites for mortgage originators and real estate brokers, and companies that provide marketing services to mortgage loan brokers. During this same time period, while the CIM was being prepared, the Company initiated contact with prospective acquirers in order to identify interested parties and to distribute non-disclosure agreements to those parties interested in receiving a CIM. During late November and the first three weeks of December, approximately twenty-three prospective acquirers signed non-disclosure agreements and received the CIM. Approximately eight prospective acquirers participated in Web-demos of the Company’s products. Approximately six acquirers asked for significant additional information in order to determine whether to submit a letter of intent. In consideration of the poor conditions in the mortgage industry, the complexity of LION’s products and the continued attrition of its customer base, the Company accommodated the prospective acquirers’ requests for information and invited them to visit Company headquarters prior to receiving letters of intent. Three of the potential purchasers visited the Company between early January and early March 2008, while the fourth, Beanstalk Networks, waited until a later date following execution of a letter of intent.

          On January 23, 2007, the Company received a letter of intent from Beanstalk Networks. The letter of intent proposed that Beanstalk Networks would acquire substantially all of the assets associated with the retail website business and the Precision LPX family of products for $300,000 in cash at closing and a contingent and deferred payment in the form of a $700,000 non-interest bearing promissory note (the “Note”) payable in two equal annual installments of $350,000. The letter of intent indicated that, in the event that annual revenues for 2008 were less than as projected in the CIM, Beanstalk would have the right to reduce each of the two payments under the Note in proportion to the decline in revenues. The Note also would have a provision which provided for forgiveness of (i) 100% of the remaining note payments if certain individuals to be designated (the “Consultants”) were to resign without cause during the first 12 months of the term of the Note and (ii) 50% of the remaining Note payments if such Consultants were to resign without cause during the second 12 months of the term of the Note. Dave Stedman advised the board of the Beanstalk letter of intent. The board decided to reject Beanstalk’s proposal because of the low proposed purchase price and the deferred and contingent nature of $700,000 of the $1.0 million purchase price. On February 4, the Company rejected Beanstalk’s proposal. Beanstalk suggested that LION make a counter offer. The Company indicated that it was engaged in discussions with other parties and would counter at a later date.

          At such time, the board also based its decision on the strong interest of two large prospective acquirers in the Assets and the expectation that a superior proposal would be forthcoming. The first of these two large potential acquirers was given a Web demo on January 18, and the Company responded to the prospective acquirer’s requests for information in late January and early February. This acquirer was less interested in the Precision LPX products. However, as the Precision LPX products were integrated with the retail website platform, the prospective acquirer indicated a willingness to consider acquiring all of the Assets. On February 19, officers of the prospective acquirer conducted onsite due diligence of the

Company. Following onsite due diligence, the acquirer indicated an interest in acquiring only the retail website business. The Company agreed to consider their proposal. A high price might have caused the Company to sell the retail websites business and either shut down the business associated with the Precision LPX family of products or sell it to the other large prospective acquirer. On February 28, the acquirer called the Company and proposed a purchase price of $200,000 for the retail websites business. The Company rejected the offer because of the low price.

          While discussions were proceeding with the first large prospective acquirer, the Company was also engaged in discussions with the second large prospective acquirer. From late January through late February, the Company provided information regarding LION to such buyer in response to numerous requests. In the middle of February, this acquirer made the first of two visits to Gig Harbor. Following the first visit, this buyer made additional data requests and invited President Dave Stedman to visit its corporate offices on February 25. On February 25, this acquirer visited Gig Harbor for onsite due diligence and product demos. Although this buyer continued to express serious interest in acquiring LION, the buyer indicated that due to considerations unrelated to the deal, it might not be able to deliver a letter of intent for several weeks. In late February, the Company concluded that it could not be confident that the buyer would be in position to deliver a letter of intent and expeditiously proceed to closing within any reasonable time frame. Given our current operating expenses, the value of any potential transaction with this prospective purchaser would be substantially discounted if the closing was delayed as appeared would be the case. Thus, the special committee and board elected to attempt to locate a purchaser who was prepared to purchase the remaining assets within a time frame advantageous to the Company.

          On February 29, the Company made a counter proposal to Beanstalk by telephone. The Company proposed a purchase price of $1.0 million in cash payable at closing. The Company also indicated that it was willing to do the deal on these terms in return for a good faith effort by Beanstalk to devote adequate resources to sign a definitive agreement as soon as possible. On the same day, the Company told the second large prospective acquirer that it planned to sign a letter of intent within a few days and that it would likely contain exclusivity provisions which would prevent the Company from continuing its discussion with the second acquirer. The second large acquirer indicated that it would not be able to make a proposal at that time.

          On March 3, Beanstalk delivered a revised letter of intent to the Company that proposed the purchase of the Assets for a price of $600,000 payable in cash at closing. In addition, unlike Beanstalk’s first letter of intent, the revised proposal did not include the purchase of accounts receivable. The letter of intent also indicated that the definitive agreement would contain a provision that Beanstalk would purchase the assets “as is where is.” In early March, Dave Stedman met with the special committee to discuss Beanstalk’s revised proposal. The special committee authorized the Company to negotiate the best deal possible and move expeditiously to signing a definitive agreement. Over the next few days, the Company held discussions with Beanstalk by telephone and negotiated a purchase price of $700,000. In these negotiations, Beanstalk insisted upon a fee of $200,000 in the event the Company accepted a transaction proposal that was superior to Beanstalk’s offer, and the Company accepted this condition. On March 10, the Company executed the letter of intent.

          On March 12, Beanstalk delivered a due diligence request list to the Company. Beginning on March 14 and continuing for the balance of the month, LION delivered information about the Company to Beanstalk in response to its due diligence request list. On March 15, the Company presented a Web demo of its products to Beanstalk. On March 19, LION delivered to Beanstalk income statements for the month of February showing actual operating results for February versus the previous month and versus budget. These financials indicated that revenue had decreased sharply from January to February. Beanstalk expressed concern and suggested that it might have to adjust its proposed purchase price. On March 25, Dave Stedman flew to Beanstalk’s headquarters in Florida for meetings on March 26.

          During these meetings, Dave Stedman and Beanstalk officers discussed the due diligence materials provided by LION and operating results for February and continued discussions about the terms of the transaction. On April 10, LION delivered income statements showing actual results for March versus the previous month and versus budget. Once again, revenue declined month-over-month, but this time at a significantly lower rate. On April 11, Beanstalk’s legal counsel transmitted the first draft of the Asset Purchase Agreement to the Company. On April 22 and 23, Beanstalk visited Gig Harbor to perform onsite due diligence. The Company and Beanstalk discussed recent operating results and evaluated possible expense reductions that might be implemented to offset declines in revenue, as negotiation of the Asset Purchase Agreement continued. On May 5, the Company and Beanstalk had final conversations regarding price, with Beanstalk expressing a willingness to complete the transaction at a purchase price of $500,000. Beanstalk also requested that the asset purchase agreement include a right for Beanstalk to assert limited, post-closing indemnification claims against the Company for breaches of its representations, warranties and covenants, a closing condition that would entitle Beanstalk to terminate the agreement in the event of a “material adverse change” in LION’s business and operations between signing and closing of the agreement, and an exclusivity provision that provided additional protections to Beanstalk in connection with potential competing bids to acquire the Company. LION’s board of directors met on May 6 to discuss the revised pricing and review the terms in the Asset Purchase Agreement. The board authorized management to accept a purchase price of $525,000 and negotiate the other terms requested by Beanstalk. Immediately following the board meeting, the Company and Beanstalk agreed to a purchase price of $525,000 with certain representations and warranties to be made by the Company.

          Over the next three days, from Wednesday, May 7 through Friday, May 9, the Company and Beanstalk finalized the Asset Purchase Agreement. By Friday evening, the document was complete and ready for execution, but Beanstalk had not yet delivered a commitment letter from James Harpel, its chairman and majority shareholder, who had agreed to personally fund the acquisition vehicle in the amount of the purchase price. Mr. Harpel delivered a signed commitment letter on Sunday, May 11 and, on Monday, May 12, the Company and Beanstalk executed the Asset Purchase Agreement.

          On May 19, 2008, the Company received a proposal from a shareholder, former board member and founder of LION. A board of directors meeting was held on May 20th to formally review the proposal. After review it was determined that although the proposal constituted a “Takeover Proposal” within the meaning of the Asset Purchase Agreement, it did not constitute and was not reasonably likely to lead to a “Superior Proposal” within the meaning of the Asset Purchase Agreement.

THE FOLLOWING SECTION OF THE PROXY STATEMENT DESCRIBES MATERIAL ASPECTS OF THE PROPOSED SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF LION. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE ASSET SALE, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THE ASSET SALE.

Description of the Asset Purchase Agreement

          The following is a brief summary of certain key provisions of the Asset Purchase Agreement. This description is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached to this proxy statement as Exhibit A. Shareholders are urged to read the Asset Purchase Agreement in its entirety.

          Purchase and Sale of Assets

          The Company agrees to sell and Beanstalk agrees to purchase all the assets, properties and rights of the Company used in connection with the operation of the business of the Company. The total purchase price for the Assets is $525,000 in cash and assumption of the Assumed Liabilities. The Purchase Price will be paid and the Assumed Liabilities will be assumed on the closing of the Asset Purchase Agreement.

          Assets to be Retained by the Company

          We will retain all assets not sold to Beanstalk, including the following:

•	our cash, receivables, and cash equivalent items at closing;

•	restricted cash and long-term investments;

•	certain equipment and tangible personal property;

•	rights under any insurance policies owned by us;

•	certain contracts;

•	the lease to our premises; and

•	our corporate records.

          Representations and Warranties of the Company

          The Company makes customary representations and warranties to Beanstalk regarding:

•	organization, standing and power, and authority;

•	financial statements;

•	condition of acquired tangible assets; taxes; title to the purchased assets;

•	lack of infringement of or by the Company’s intellectual property;

•	compliance with laws, licenses and permits;

•	employee benefits, labor, and environmental matters; and

•	absence of litigation, required consents, and broker, finder and investment banking fees.

These representations and warranties may be subject to certain exceptions that are set forth in exhibits to the Asset Purchase Agreement.

          Representations and Warranties of Beanstalk

          Beanstalk makes customary representations and warranties to the Company regarding organization and standing, authority and authorization, brokers’ fees and financing.

          Conduct Prior to Closing

          Until the closing of Asset Purchase Agreement, the Company will conduct the operations of the Company in the ordinary course of business. The Company will not, without the written consent of Beanstalk: (a) sell, lease, license or dispose of any assets, other than assets that are not associated with, necessary for or used in connection with the operation of the business; (b) acquire any material asset, other than an asset that is not associated with, necessary for or used in connection with the operation of the business; (c) license any intellectual property to any third party; (d) incur or assume any material liabilities or obligations; (e) mortgage or pledge or subject any assets to a lien; (f) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a change in GAAP or to comply with the Company’s accounting principles or policies; (g) terminate (except pursuant to its terms) or materially modify or amend any contract; (h) cancel or compromise any material debt or claim or waive or release any material rights of the Company, other than debts, claims or rights that are not Assets; or (i) agree to take any of the foregoing actions.

          Until the closing of the Asset Purchase Agreement, the Company will afford Beanstalk and its officers, authorized employees, accountants, counsel and other authorized representatives reasonable access during normal business hours to the properties, books, records and personnel of the business, as Beanstalk may reasonably request (subject to any limitations that are reasonably required to preserve any applicable attorney client privilege or third party confidentiality obligation).

          Conditions Precedent to Beanstalk’s Obligations

          The obligation of Beanstalk to purchase the Assets and assume the liabilities is subject to the satisfaction, at or before the closing, of the following conditions:

•	the board of directors and shareholders of the Company shall have approved the transactions described in the Asset Purchase Agreement;

•

the representations and warranties of the Company shall have been true and correct on the date of the Asset Purchase Agreement and shall be true and correct in all material respects at the closing as if made as of the closing;

•

receipt of closing deliverables including (a) a non-competition and non-solicitation assignment; (b) a bill of sale; (c) an assignment and assumption agreement; (d) an intellectual property assignment agreement; (e) a sublease; and (f) the required consents;

•

the Company shall have executed and delivered the documents sufficient to transfer the Assets being purchased and fulfill the transactions contemplated by the Asset Purchase Agreement, including all pre-closing deliveries of the schedules and documents called for in the Asset Purchase Agreement.

          Conditions Precedent to Lion’s Obligations

          The obligation of the Company to consummate the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction of the following additional conditions:

•

the representations and warranties of Beanstalk shall have been true and correct on the date of the Asset Purchase Agreement and shall be true and correct in all material respects at the closing as if made as of the closing;

•

receipt of closing deliverables including (a) a non-competition and non-solicitation assignment; (b) a bill of sale; (c) an assignment and assumption agreement; (d) an intellectual property assignment agreement; (e) a sublease; and (f) the required consents;

•

delivery of all other documents, instruments and writings required to be delivered by Beanstalk at or prior to the closing and all other documents, instruments, declarations, affidavits and writings reasonably requested by the Company that are reasonably necessary for Beanstalk to assume the Assumed Liabilities.

          The Closing

          The closing of the Asset Purchase Agreement will take place at the offices of Beanstalk’s legal counsel in Seattle, Washington, or at such location as the Company and Beanstalk may mutually agree, on such mutually agreeable date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions in the Asset Purchase Agreement.

          Survival of Representations and Warranties and Indemnification

          From the closing until 90 days after the closing, in the event the Company, on one hand, and Beanstalk, on the other hand (each, as applicable, an “Indemnifying Party”) breaches any of its representations, warranties or covenants contained in the Asset Purchase Agreement, and provided that Beanstalk, in the event of a breach by the Company, or the Company, in the event of a breach by Beanstalk (each, as applicable, an “Indemnified Party”) makes a written claim for indemnification within the 90 day period following the closing (the “Survival Period”), then the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all damages, the Indemnified Party shall suffer that are caused proximately by the breach. The indemnification liability for each of the Company and Beanstalk is capped at $105,000. “Damages” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys’ fees and expenses, but excluding consequential, incidental or indirect damages, lost profits or punitive damages.

          Exclusivity

          The Company has agreed not to directly or indirectly solicit or take any other action to facilitate any offers from third parties with respect to the acquisition of the Company (a “Takeover Proposal”) or participate in any discussions or negotiations regarding a Takeover Proposal. Between the signing of the Asset Purchase Agreement and its closing, if the board of directors of the Company determines that a bona fide, unsolicited and written Takeover Proposal is likely to result in the sale of substantially all of the assets of the Company or at least two-thirds of its capital stock on terms more favorable to the shareholders of the Company from a financial point of view than the Asset Sale (a “Superior Proposal”), the Company may (i) furnish information with respect to the Company to the person making such Takeover Proposal pursuant to a customary confidentiality agreement, and (ii) participate in discussions or negotiations with the person making such Takeover Proposal regarding such Takeover Proposal. Notice that the Company has determined that a Takeover Proposal is or is reasonably likely to lead to a Superior Proposal must be given to Beanstalk with 48 hours of such determination. In the event that Beanstalk terminates the Asset Purchase Agreement upon the Company’s entry into a letter of intent, term sheet or similar document with a third party related to a Superior Proposal, the Company will be obligated to pay Beanstalk a termination fee of $200,000.

          Termination

          Beanstalk and the Company may terminate the Asset Purchase Agreement by mutual written consent. Beanstalk or the Company may terminate Asset Purchase Agreement by giving written notice to the other party in the event the other party is in breach of any representation, warranty or covenant contained in Asset Purchase Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the representations or covenants of such party that are conditions to closing not to be satisfied and (ii) such breach is not cured upon the earlier of (x) 30 days following notice by the non-breaching party or (y) September 30, 2008. Beanstalk may terminate the Asset Purchase Agreement upon the Company’s entry into a letter of intent, term sheet, or similar document with a third party. Beanstalk or the Company may terminate Asset Purchase Agreement if the Closing shall not have occurred by September 30, 2008 provided, however, that the right to terminate the Asset Purchase Agreement shall not be available to any party whose breach of the Asset Purchase Agreement has been a principal cause of or resulted in the failure of the closing to occur on or before such date. Beanstalk or the Company may terminate the Asset Purchase Agreement if a governmental entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by Asset Purchase Agreement, which order, decree, ruling or other action is final and nonappealable.

          Any termination of the Asset Purchase Agreement would be effective immediately upon delivery of a valid written notice of the terminating party to the other party. If any party terminates the Asset Purchase Agreement, all obligations of the parties terminate without any liability of any party to any other party (except for any liability of any party for willful breaches of the Asset Purchase Agreement). The confidentiality obligations of the parties survive the termination of the Asset Purchase Agreement. In the event that Beanstalk terminates the Asset Purchase Agreement upon the Company’s entry into a letter of intent, term sheet or similar document with a third party relating to a Superior Proposal, the Company will be obligated to pay Beanstalk a termination fee of $200,000.

Sublease

          The Company has agreed to sublease to Beanstalk a portion of its office space at 2801 Hollycroft Street, Gig Harbor, Washington (the “Premises”). Such sublease shall (i) be for fifty percent (50%) of the square footage of the Premises; (ii) be on a month to month basis; (iii) provide that if Beanstalk intends to occupy the Premises beyond the date of the Company’s final dissolution, the Company shall prepay the remaining lease payments to the Premises’ landlord and Beanstalk shall pay its pro rata portion of such prepayment to the Company; (iv) provide that Beanstalk will pay its pro rata portion of the maintenance costs associated with the lease of the Premises; and (v) be in a form reasonably satisfactory to Beanstalk.

No Opinion of Financial Advisor

          Our board of directors has not received any opinion from a financial advisor or other third party that the cash payment to be received by the Company in the Asset Sale is fair, from a financial point of view, to the Company. Over the past several months, we have engaged in extensive discussions and negotiations with other potential interested acquisition parties. As a result, our board of directors believes that it has a good understanding of the perceived market value of the Assets of the Company, and what a disinterested third party would be willing to pay. Accordingly, our board of directors believes that the financial consideration offered by Beanstalk is fair to the Company and its shareholders.

Accounting Treatment

          Under generally accepted accounting principles, upon consummation of the Asset Sale, the Company will remove the net assets sold from its consolidated balance sheet and record the gain or loss on the sale, net of transaction, severance and other related costs in its consolidated statement of income.

Certain Federal Income Tax Consequences to the Company

          The following summary of the anticipated federal income tax consequences to the Company of the Asset Sale is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the Asset Sale. This summary is based upon the Internal Revenue Code of 1986 (the “Code”), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities, possibly with retroactive effect. No rulings have been requested or received from the Internal Revenue Service (“IRS”) as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

          The Asset Sale will be treated for federal income tax purposes as a taxable sale upon which gain or loss will be recognized by the Company. The amount of gain or loss recognized by the Company with respect to the sale of a particular asset will be measured by the difference between the amount realized by the Company on the sale of that asset and the Company’s tax basis in that asset. The amount realized by the Company on the Asset Sale will include the amount of cash received, the fair market value of any other property received, and total liabilities assumed or taken subject to by Beanstalk. For purposes of determining the amount realized by the Company with respect to specific assets, the total amount realized by the Company will generally be allocated among the assets according to the rules prescribed under Section 1060(a) of the Code. The Company’s basis in its assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether gain or loss is recognized by the Company will be made with respect to each of the assets to be sold. Accordingly, the Company may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset.

          Generally, the proposed sale of substantially all of the operating assets of the Company will not produce any separate and independent federal income tax consequences to the Company’s shareholders.

          Each shareholder is urged to consult his or her own tax advisor as to the federal income tax consequences of the Asset Sale, and as to any state, local, foreign or other tax consequences based on his or her particular facts and circumstances.

EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE SHAREHOLDER’S PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES AND OTHER TAX CONSEQUENCES TO THE SHAREHOLDER OF THE ASSET SALE, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY CHANGES IN SUCH LAWS.

Recommendation of the Company’s Board of Directors

          OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE ASSET SALE IS IN THE BEST INTERESTS OF THE COMPANY AND THE COMPANY’S SHAREHOLDERS. THE BOARD OF DETECTORS HAS UNANIMOUSLY APPROVED THE ASSET PURCHASE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ASSET SALE PROPOSAL.

PROPOSAL 2: TO APPROVE THE PLAN OF DISSOLUTION OF THE COMPANY

General

          At the special meeting, the shareholders of LION will be asked to consider and vote upon a proposal to voluntarily dissolve and liquidate the Company and to distribute to our shareholders available proceeds from the sale of our assets.

Background and Reasons for the Proposed Dissolution and Liquidation

          Our financial performance continues to be adversely affected by challenging conditions in the mortgage lending markets. Higher interest rates, falling refinance activity, rising home loan delinquency and foreclosure rates, and industry pressure on subprime lending, continue to exert pressures on the lenders and brokers we serve. Revenue from continuing operations for 2007 totaled $4.4 million, a decrease of 23% from $5.7 million for 2006. Revenue from continuing operations for the three months ended March 31, 2008 decreased 41% from the same period in the prior year. See, “Financial Statements (unaudited)” for the three months ended March 31, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” each attached as Exhibit C to this proxy statement.

          In order to respond strategically to the downturn in the mortgage market, we took several actions. First, in 2007 and 2008, we implemented cost cutting measures. We reduced approximately 70% of our workforce year over year, consolidated our Seattle, San Rafael and Denver operations into our Gig Harbor operations, and reduced discretionary spending, occupancy costs and marketing. Reductions have been made across all reporting units of the Company. Second, in February 2007, we launched a redesign of our LION Pro Corporate offering, now known as Precision Access. Precision LION Broker, which includes LION Pro, was launched at the end of second quarter 2007. We launched the custom version of our new retail website suite of products in early October 2007. Third, our strategic review committee evaluated a full range of strategic alternatives available to the Company. The committee used a financial advisor to assist in this process. Strategic alternatives the committee considered included, without limitation, continued execution of the Company’s operating plan, partnering or other collaboration agreements, a merger or other strategic transaction, the sale of some or all of the Company’s remaining assets, or discontinuing our operations and distributing our remaining available assets to shareholders.

          Unfortunately, none of the strategic alternatives that the Company pursued resulted in any agreements or transactions that offered long range success for the Company.

          Our long-term investments as of March 31, 2008 include auction rate securities with a fair value of $1.1 million. All of our auction rate securities are currently rated AAA, the highest rating given by rating agencies. Auction rate securities are variable-rate debt securities. While the underlying security has a long-term maturity, the interest rate is reset through auctions that are held at pre-determined intervals, usually every 28 days. In the past, liquidity for auction rate securities was provided by this auction process that allowed investors to roll over their holdings or obtain immediate liquidity by selling the auction rate securities at market. Recent uncertainty in the credit market has negatively affected these auctions and certain of these auctions have not had sufficient bidders to allow investors to complete a sale of auction rate securities. In February 2008, auctions related to $1.3 million at par value of auction rate securities owned by us failed. These are the only auction rate security investments in our portfolio. In the future, failed auctions for our auction rate securities may continue to affect our ability to liquidate these auction rate securities until a future auction is successful or until we decide and are able to sell the auction rate securities in a secondary market. There is a risk that there could be a decline in value of our auction rate securities. Failed auctions may affect the fair value of these securities, and require us to adjust the carrying value of the investment through an impairment charge.

          Expected revenues for future periods are not expected to generate sufficient cash to meet our current operating needs and to satisfy our future obligations. To address our mandatory cash requirements, we have sought to identify potential acquirers of the assets of the Company. On May 27, 2008 our board of directors adopted the Plan of Complete Dissolution and Liquidation of LION, Inc. and directed that it be submitted to our shareholders for approval at the special meeting.

Dissolution under Washington Law

          Washington law provides that a corporation may dissolve upon approval and recommendation by the board of directors of the corporation, followed by the approval of its shareholders. Following such approval, the dissolution is effected by filing articles of dissolution with the Secretary of State of Washington. The corporation is dissolved upon the effective date of its articles of dissolution.

          Section 23B.14.050 of the Washington Business Corporation Act provides that once a corporation is dissolved, it continues its corporate existence but may not carry on any business except that appropriate to winding up and liquidating its business and affairs. The process of winding up includes:

•	publication of a notice of dissolution that requests persons with claims against the corporation present them in accordance with the notice;

•	collection of assets and disposition of properties;

•	satisfaction or making reasonable provision for satisfaction of liabilities; and

•	distribution of any remaining assets to the shareholders of the corporation.

Principal Provisions of the Plan of Dissolution

THIS SECTION OF THE PROXY STATEMENT DESCRIBES MATERIAL ASPECTS OF THE PROPOSED PLAN OF DISSOLUTION. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE VOLUNTARY DISSOLUTION AND LIQUIDATION OF LION PURSUANT TO THE PLAN OF DISSOLUTION, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THE PLAN OF DISSOLUTION.

          Approval of Plan of Dissolution

          The Plan of Dissolution will become effective when the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon will have approved the Plan of Dissolution. The approval of the Plan of Dissolution by the holders of the Common Stock will constitute full and complete authority for the board and the officers of the Company, without further shareholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the Washington Business Corporation Act.

          Dissolution and Liquidation Period

          Once the Plan of Dissolution is effective, the steps set forth below will be completed at such times as the board, in its absolute discretion, deems advisable. The board may instruct the officers of the Company to delay the taking of any of the following steps until the Company has performed such actions as the board or such officers determine to be advisable for the Company to maximize the value of the Company’s assets upon liquidation:

•	the filing of Articles of Dissolution of the Company and the completion of all actions that may be necessary, appropriate or desirable to dissolve and terminate the corporate existence of the Company;

•	the publication of notice of the Company’s dissolution in a newspaper of general circulation in Pierce County, Washington, within 30 days after the effective date of the Plan of Dissolution;

•	the cessation of all of the Company’s business activities except and insofar as necessary for the sale of its assets and for the proper winding up of the Company;

•	the collection and disposal of the Company’s assets in satisfaction of the Company’s liabilities, liens and security interests;

•

the negotiation and consummation of sales of all of the assets and properties of the Company, including the assumption by the purchaser or purchasers of any or all liabilities of the Company, insofar as the board deems such sales to be necessary, appropriate or advisable; and

•	the distribution of the remaining funds of the Company and the distribution of remaining unsold assets of the Company, if any, to its shareholders.

          Authority of Officers and Directors

          After the effectiveness of the dissolution, the board and the officers of the Company will continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Washington law. The board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay to the Company’s officers, directors and employees compensation or additional compensation above their regular compensation in recognition of the extraordinary efforts they will be required to undertake in connection with the successful implementation of the Plan of Dissolution, provided that any such compensation shall be fair and reasonable with respect to the efforts extended by any recipient of such compensation.

          Indemnification

          The Company will continue to indemnify its officers, directors, employees and agents in accordance with its articles of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan of Dissolution and the winding up of the affairs of the Company. The board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be advisable to cover the Company’s obligations, including without limitation directors’ and officers’ liability coverage.

          Authority to Make Liquidating Distributions

          After the approval of the Plan of Dissolution, liquidating distributions shall be made from time to time to the holders of record of outstanding shares of common stock of the Company at the close of business on the Final Record Date and pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale of assets and complete liquidation of the Company). All determinations as to the time for and the amount and kind of liquidating distributions will be made in the exercise of the absolute discretion of the board and in accordance with any applicable provision of the Washington Business Corporation Act.

          Amendment, Modification or Abandonment of Plan

          If for any reason the board determines that such action would be in the best interests of the Company, the board may, in its sole discretion and without requiring further shareholder approval, revoke the Plan of Dissolution and all action contemplated thereunder, to the extent permitted by the Washington Business Corporation Act, at any time within 120 days after the filing of the articles of dissolution. The board may not amend or modify the Plan of Dissolution under circumstances that would require additional shareholder approval under the Washington Business Corporation Act and the federal securities laws without complying with the Washington Business Corporation Act and the federal securities laws. Upon the revocation or abandonment of the Plan of Dissolution, the Plan of Dissolution shall be void.

          Cancellation of Stock and Stock Certificates

          The distributions to the Company’s shareholders will be in complete cancellation of all of the outstanding shares of the Company’s common stock. From and after the Final Record Date, and subject to applicable law, the common stock will be treated as no longer being outstanding and each holder of common stock shall cease to have any rights in respect thereof, except the right to receive distributions according to the Plan of Dissolution. As a condition to receipt of any distribution to the Company’s shareholders, the board, in its absolute discretion, may require the Company’s shareholders to (i) surrender their certificates evidencing their shares of common stock to the Company, or (ii) furnish the Company with evidence satisfactory to the board of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board. The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company on the Final Record Date, and thereafter certificates representing shares of common stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

          Liquidation Under Code Sections 331 and 336

          It is intended that the Plan of Dissolution will be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code. The Plan will be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

          Filing of Tax Forms

          The appropriate officers of the Company are authorized and directed, within 30 days of the date of shareholder approval of the Plan of Dissolution, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

Liquidation Distributions

MOST OF THE FACTORS INFLUENCING THE AMOUNT OF PROCEEDS DISTRIBUTED IN LIQUIDATION DISTRIBUTIONS CANNOT BE QUANTIFIED WITH CERTAINTY AND ARE SUBJECT TO CHANGE; THEREFORE, YOU WILL NOT KNOW HOW MUCH YOU WILL RECEIVE AS A RESULT OF THE LIQUIDATION WHEN YOU VOTE ON THE PROPOSAL TO APPROVE THE PLAN OF DISSOLUTION.

          As of the date of this proxy statement, we had approximately $4,000,000 in cash and short-term investment balances, plus $1,130,000 in long-term or restricted investments, plus $150,000 in accounts receivable. Our liabilities as of April 30, 2008 were approximately $1,085,000. In addition to satisfying the liabilities reflected on our balance sheet, we anticipate using cash in the next several months for a number of items, including, but not limited to, the following:

•	ongoing operating, overhead and administrative expenses;

•	extension of our directors’ and officers’ liability insurance;

•	expenses incurred in connection with the dissolution and our liquidation; and

•	professional, legal, accounting, and consulting fees.

          We are currently evaluating the market value of our limited remaining non-cash assets on a liquidation basis. At the present time, although we are not able to predict with certainty whether sales proceeds from our remaining assets will differ materially from amounts recorded for those assets on our balance sheet, we currently estimate that the amount ultimately distributed to our shareholders will be between $0.101 and $0.117 per share of common stock, computed as follows.

          This projected liquidation analysis assumes that both the Asset Sale and the Plan of Dissolution will be approved by the shareholders of the Company. Please see “Questions and Answers about the Meeting and the Proposals.” If the Plan of Dissolution is not approved by the shareholders of the Company, no liquidating distributions will be made. If the Asset Sale is not approved by the shareholders, the Company intends sell the Assets for the best price available in a reasonable period of time, but the Company has no way of knowing what that price would be and therefore does not include such an estimate in this analysis.

          Estimated Distribution to Shareholders

	Low Range of Net Proceeds (a)	High Range of Net Proceeds (b)

Short Term Cash and Cash Equivalents	$3,952,500	$3,952,500
Long-Term or Restricted Investments (c)	1,293,000	1,293,000
Accounts Receivable	150,000	150,000

Total Estimated Assets	5,395,500	5,395,500

Operating Expenses (d)	(1,057,000)	(857,000)
Professional Fees (attorneys, accountants, other)	(107,000)	(107,000)
Director & Officer Liability Insurance (e)	(60,000)	(60,000)
Expenses Associated with Dissolution (f)	(75,000)	(75,000)

Total Operating Expenses	(1,299,000)	(1,099,000)
Reserve for Creditors and Claimants (g)	(505,000)	(100,000)

Total Estimated Liabilities	(1,804,000)	(1,199,000)

Net Proceeds from Beanstalk Transaction (h)	325,000	325,000
Estimated Cash to Distribute to Shareholders	$3,916,500	4,521,500

Shares outstanding as of May 27, 2008	38,626,335	38,626,335

Estimated per share distribution	$0.101394554	$0.1170574

Notes

(a) Assumptions underlying the low range of net proceeds include (i) relatively higher operating expenses through closing and completion of the dissolution process resulting from the Beanstalk transaction not closing until mid-August 2008 and (ii) a higher reserve for potential indemnification liabilities related to the Beanstalk and Internet Brands transactions (described further in Note (h)).

(b) Assumptions underlying the high range of net proceeds include (i) relatively lower operating expenses through closing and completion of the dissolution process resulting from the Beanstalk transaction closing by mid-July 2008 and (ii) a lower reserve for potential indemnification liabilities related the Beanstalk and Internet Brands transactions (described further in Note (h)).

(c) Includes (i) a letter of credit in the amount of $180,000 and (ii) auction rate securities valued at $1,113,000 as of March 31, 2008 in accordance with FAS 157. See, “Risk Factors - Risks Related to the Plan of Dissolution.”

(d) Includes, among other expenses, our Gig Harbor office lease, staff salaries, telecommunications expenses, insurance expenses and other standard operating business expenses in the amount of between $200,000 and $300,000 per month. We will continue operating for at least four months after the closing of the Asset Sale and during our dissolution in order to discharge our liabilities and any known claims. We anticipate that we will need to pay a fee of $54,000 to terminate our obligations under our Gig Harbor lease, and $85,000 in respect of our San Rafael lease. We will make management retention payments in the aggregate of approximately $80,000. We anticipate that storage during the wind up will cost $18,000.

(e) As part of our dissolution process, we will purchase a “tail” policy, for which we would have to prepay the premium, to continue to maintain our directors’ and officers’ liability insurance for claims made following the expiration of the then current policy for up to five years.

(f) Expenses include estimated payments to the Company’s unsecured creditors as well as legal and accounting fees.

(g) Under the purchase agreement with Beanstalk and with Internet Brands, the Company has agreed to certain indemnification obligations for the breach by the Company of our representations, warranties or covenants, if any. Such indemnification obligations are capped at $105,000 under the Asset Purchase Agreement and $500,000 under the Internet Brands purchase agreement. We are not able to complete at this time a final risk analysis of our risk exposure under these agreements. As we continue to conduct such a risk analysis, we will determine the amount of funds to reserve to cover these potential liabilities.

(h) The net proceeds include the proceeds of the Asset Sale less investment banking and legal fees.

          The estimated range of $0.101 to $0.117 per share is our best current estimate of the amount of cash that will be available for distribution to shareholders following liquidation of assets, satisfaction of liabilities, payment of final closeout and dissolution expenses and the establishment of an adequate reserve for contingencies. We will continue to incur claims, liabilities and expenses (such as salaries and benefits, directors’ and officers’ insurance, payroll and local taxes, facilities costs, legal, accounting and consulting fees and miscellaneous office expenses) following approval of the Plan of Dissolution and our dissolution. These expenses will reduce the amount of assets available for ultimate distribution to shareholders. While we can not make a precise prediction of the ultimate amount of our liabilities, we believe that available cash and any amounts received from the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and that we will make one or more cash distributions to shareholders.

          We presently expect to make an initial distribution to shareholders of up to $0.06 within 30 to 45 days after we file our articles of dissolution with the Washington Secretary of State and that substantially all of our liquidation proceeds, after satisfaction of our liabilities, will be distributed to our shareholders approximately within six months after we have filed our articles of dissolution. However, we are not able to predict the precise nature, amount or timing of distributions, due primarily to our inability to predict the amount of our remaining liabilities or the amount that we will expend during the course of the liquidation and the net value, if any, of our remaining non-cash assets. To the extent that the amount of our liabilities or the amounts that we expend during the liquidation are greater, or the value of our assets is less, than we anticipate, our shareholders may receive substantially less than we presently anticipate. With respect to final distributions, our board has not established a firm timetable for distributions to our shareholders. Subject to contingencies inherent in winding up our business, our board intends to authorize any distributions as promptly as reasonably practicable. Our board, in its sole discretion, will determine the actual amount and timing of all distributions. See, “Risk Factors - Risks Related to the Plan of Dissolution.”

Sale of Assets

          The Plan of Dissolution gives our board of directors the authority to sell all of our assets. Shareholder approval of the Plan of Dissolution will also constitute approval of any and all such future asset sales. We will sell our assets on such terms as are approved by our board of directors. We may conduct sales by any means, including by competitive bidding or private negotiations. We do not anticipate that we will solicit any further shareholder votes with respect to the approval of the specific terms of any particular sale of assets approved by our board of directors.

          Under the Plan of Dissolution, if shareholders do not approve the Asset Sale, or if the Asset Sale is not otherwise consummated, our board will be authorized to sell the Assets to such parties, which may include Beanstalk, and on such terms as the board determines, without obtaining further shareholder approval. Our principal assets consist solely of the Assets to be sold pursuant to the Asset Purchase Agreement and our assets excluded from sale under the Asset Purchase Agreement.

          The prices at which we will be able to sell our various assets will depend largely on factors beyond our control, including, without limitation, the supply and demand for such assets, changes in interest rates, the condition of financial markets, the availability of financing to prospective purchasers of the assets and regulatory approvals, and the net price that we receive will be reduced to the extent that we employ brokers to assist in the sale of our assets. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation. Our sale of an appreciated asset will result in the recognition of taxable gain to the extent that the fair market value of such asset exceeds our tax basis in such asset.

Powers of the Company Following Dissolution

          Upon dissolution, LION will be prohibited from entering into or otherwise engaging in any trade or business and using the assets of LION in furtherance thereof. LION, following the filing of articles of dissolution with the Secretary of State of the State of Washington, will be restricted to collecting and holding the assets of LION, conserving and protecting the assets prior to distribution to our shareholders, and paying or otherwise disposing of remaining claims against us.

Contingency Reserve

          Under the Washington Business Corporation Act, we generally are required, in connection with our dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. Following shareholder approval of the Plan of Dissolution and closing of the Asset Sale, we will pay all expenses and other known liabilities and may then set aside a contingency reserve, consisting of cash or other assets that we believe to be adequate for payment of those claims that are unknown or have not yet arisen. We are currently unable to provide a precise estimate of the amount of any contingency reserve that may be required but any such amount will be deducted before the determination of amounts available for distribution to shareholders.

          The actual amount of any contingency reserve will be based upon estimates and opinions of our board of directors, derived from consultations with management and outside experts, if the board determines that it is advisable to retain such experts, and a review of, among other things, our estimated contingent liabilities and our estimated ongoing expenses, including, without limitation, anticipated salary and benefits payments, estimated investment banking, legal and accounting fees, rent, payroll and other taxes, miscellaneous office expenses, facilities costs and expenses accrued in our financial statements. Even if established, a contingency reserve may not be sufficient to satisfy all of our obligations, expenses and liabilities, in which case a creditor could bring a claim against one or more of our shareholders for each such shareholder’s pro rata portion of the claim, up to the total amount distributed by us to that shareholder pursuant to the Plan of Dissolution. If we establish a contingency reserve, commencing with the time of our initial distribution, which we currently expect will occur within 30 to 45 days days following the filing of our articles of dissolution with the Secretary of State of Washington after approval of such dissolution by the shareholders, from time to time we expect to distribute to our shareholders any portions of such contingency reserve that our board deems no longer to be required.

Potential Liability of Shareholders

          Under the Washington Business Corporation Act, in the event we fail to create an adequate contingency reserve, or should such contingency reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each shareholder could be held liable for amounts due creditors to the extent of amounts that such shareholder received from us under the Plan of Dissolution. Each shareholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due each creditor in the event we create an inadequate contingency reserve, to the extent such shareholder knew such distribution was made in violation of RCW 23B.06.400 or the Company’s articles of incorporation regarding distributions to shareholders.

          The potential for shareholder liability regarding a distribution continues for three years after the effective date of dissolution. Under the Washington Business Corporation Act, the Company’s dissolution does not remove or restrict any remedy available against the Company, its directors, officers or shareholders for any right or claim existing, or any liability incurred, prior to such dissolution or arising thereafter, unless the action or other proceeding thereon is not commenced within three years after the effective date of the dissolution.

          If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve, a creditor could seek an injunction against us to prevent us from making distributions under the Plan of Dissolution. Any such action could delay and substantially diminish cash distributions to our shareholders.

Final Record Date

          The liquidation distributions made by us after the Final Record Date will be made to shareholders according to their holdings of common stock as of the Final Record Date. If surrender of stock certificates should be required following the dissolution, we will send you written instructions regarding such surrender. Any distributions otherwise payable by us to shareholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such shareholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a shareholder’s certificate(s) evidencing his, her or its common stock has been lost, stolen, or destroyed, the shareholder may be required to furnish us with satisfactory evidence of the loss, theft, or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Interests of Management in the Dissolution of the Company

          We expect to make management retention payments in the aggregate amount of $80,000 to our President, David Stedman, our Chief Financial Officer, Steve Thomson, and five other of our employees in connection with the closing of the Asset Sale and implementation of the Plan of Dissolution. Except for these payments, our directors, officers and employees have no special interests in the Asset Sale or in the Plan of Dissolution, other than their interests as holders of common stock. Certain of our directors and officers have outstanding options to purchase the Company’s common stock. However, because the exercise price of such options is greater than the anticipated per share liquidation distribution to be made to shareholders under the Plan of Dissolution, we do not expect any options held by our officers or directors to be exercised. See, “Beneficial Ownership – Stock Ownership of Certain Beneficial Owners and Management.”

          Following dissolution, we will continue to indemnify our officers, directors, employees and agents in accordance with our articles of incorporation and bylaws for actions taken in connection with the Asset Sale and the Plan of Dissolution and the winding up of our affairs. As part of our dissolution process, we will purchase a “tail” policy, for which we would have to prepay the premium, to continue to maintain our directors’ and officers’ liability insurance for claims made following the expiration of the then current policy for up to five years.

Certain Federal Income Tax Consequences

          The following discussion is a description of certain U.S. federal income tax consequences of the distribution by the company of assets to the shareholders in exchange for their shares of Company stock, in liquidation of the Company. This discussion is included for general information purposes only and is not intended to be, and is not, legal or tax advice to any particular shareholder. This summary is based on the current provisions of the Code and other legal authorities, all of which are subject to change, possibly with retroactive effect. No rulings from the IRS or opinions of counsel have been or will be requested concerning the matters discussed below. The federal income tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

          Tax Consequences to the Company

          If the Plan of Dissolution is approved, the Company will continue to be subject to federal income tax on all taxable income, including: income from operations, gain from the sale of assets, and interest income, until the liquidation is complete. If, pursuant to the Plan of Dissolution, assets were distributed in kind, the Company would recognize gain or loss as if the assets had been sold for their fair market value. It is anticipated, however, that the Company will make only cash liquidation distributions. The Company should not realize income tax consequences on the distribution of the after-tax proceeds of the sale of substantially all of its assets to the shareholders in liquidation of their Company shares.

          Tax Consequences to Shareholders

          The following discussion does not apply to certain shareholders who, due to their particular circumstances, may be subject to special rules. Those shareholders include, among others, dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign persons, shareholders who acquired their LION common stock through stock option or stock purchase programs or in other compensatory transactions, shareholders who hold their LION common stock as Section 1244 stock or as qualified small business stock, shareholders who hold their LION common stock as part of an integrated investment, including a straddle, comprising shares of LION common stock and one or more other positions, or shareholders who have entered into a constructive sale of LION common stock under the Internal Revenue Code. The following discussion is limited to the federal income tax consequences of the Plan of Dissolution to certain shareholders and does not address foreign, state, or local tax consequences.

          Amounts received by shareholders pursuant to the Plan of Dissolution likely will be treated as payments made in complete termination of their interests in the Company and therefore should qualify for sale or exchange treatment. In general, each shareholder would recognize capital gain or loss equal to the difference between the amount of consideration received by such shareholder and the shareholder’s adjusted tax basis in the shares of Company stock surrendered. Each shareholder’s gain or loss will be computed on a “per share” basis. Gain or loss will be calculated separately for blocks of stock acquired on different dates and for different prices. Gain or loss recognized by a shareholder will be capital gain or loss, provided the shares are held as a capital asset. The gain or loss will be long-term if the shareholder’s holding period for his or her shares is more than one year. Capital losses not offset by capital gains may be deducted against a non-corporate shareholder’s ordinary income only up to a maximum annual amount of $3,000. A non-corporate shareholder may not carry back capital losses, but such losses may be carried forward to subsequent tax years.

          Payments received by shareholders in exchange for their Company shares may also be subject to state or local taxes. Shareholders should consult their own tax advisors with respect to the state and local tax consequences of the Plan of Dissolution.

          Reporting of Liquidating Distributions

          Payments made to shareholders pursuant to the Plan of Dissolution will be reported to the IRS to the extent required. In the course of satisfying its reporting obligations, the Company may need to obtain a shareholder’s correct taxpayer identification number by having the shareholder complete Form W-9. If a shareholder fails to complete an accurate Form W-9 certificate, payments to that shareholder may be subject to back-up withholding at a rate of 28%. Back-up withholding generally will not apply to payments made to exempt recipients, including corporations or financial institutions, or individuals who furnish their correct taxpayer identification number or a certificate of foreign status and other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the shareholder’s U.S. federal income tax liability.

EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR TO DETERMINE U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE LIQUIDATION, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF ANY CHANGES IN SUCH LAWS.

Cessation of Trading of LION Common Stock

          After we close our stock transfer books, the prices of LION common stock will cease to be reported on the OTC Bulletin Board. During the liquidation period, we would continue to be subject to certain public company obligations and public company reporting requirements under the federal securities laws. After the Final Record Date, we will make appropriate filings with the SEC to allow us to cease filing certain periodic and current reports and other information with the SEC.

Recommendation of the Company’s Board of Directors

OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE VOLUNTARY DISSOLUTION AND LIQUIDATION OF LION PURSUANT TO THE PLAN OF DISSOLUTION IS IN THE BEST INTERESTS OF ALL LION SHAREHOLDERS. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF DISSOLUTION AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PLAN OF DISSOLUTION.

PROPOSAL 3: TO APPROVE ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF EITHER OR BOTH OF PROPOSAL (1) OR PROPOSAL (2)

As described above, our board has unanimously determined that Proposals (1) and (2) are in the best interests of our shareholders and recommends that you vote “FOR” both proposals. Because approval of these proposals is a necessary step to completing the Asset Sale and the dissolution and liquidation of the Company, we may elect to adjourn the special meeting to solicit additional proxies in favor of either or both of the proposals if it appears at the time of the special meeting that an insufficient number of votes will be cast to approve either or both of these proposals.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF PROPOSAL (3) TO APPROVE ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF EITHER OR BOTH OF PROPOSAL (1) OR PROPOSAL (2), IF THERE ARE INSUFFICIENT VOTES FOR SUCH APPROVAL AT THE TIME OF THE SPECIAL MEETING.

RISK FACTORS

          You should carefully consider the risks described below, together with all the other information included in this proxy statement, before making a decision about voting on the proposals submitted for your consideration.

Risks Related to Dual Proposals

          Our shareholders could approve the Asset Sale but vote against the Plan of Dissolution, or disapprove of the Asset Sale but approve the Plan of Dissolution

          If our shareholders approve and we complete the Asset Sale, we will have minimal operations and assets with which to generate revenues and cash, and expect to retain only those employees required to wind down our business. We do not intend to invest in another operating business. If the Plan of Dissolution is not approved, we will proceed with the Asset Sale, pay all of our liabilities that are not assumed by Beanstalk, and use some of the cash received from the Asset Sale to pay ongoing operating expenses. In such event, our board may consider making a second attempt to solicit a vote of the shareholders to approve the Plan of Dissolution.

          If the Asset Sale is not approved or is otherwise not consummated, we will continue to explore dissolution and other potential liquidation events for the Company, and will seek to contact other potential acquirers of the Company or its assets. At the present time the board of directors believes that Beanstalk presents the best offer for the sale of the Assets. If shareholders approve the Plan of Dissolution, but the Asset Sale is not approved or is not consummated, we will move forward with dissolution. If this happens, our board will be authorized to sell and liquidate our assets, including the Assets, on such terms and to such parties, which may include Beanstalk, as the board determines in its sole discretion without requiring further shareholder approval.

Risks Related to the Asset Sale

          Because of the closing conditions in the Asset Purchase Agreement and the possibility that Beanstalk may terminate the Asset Purchase Agreement in specific instances, we cannot be sure when, or even if, the Asset Sale will be completed.

          The closing of the Asset Sale is subject to the satisfaction of a number of closing conditions, including, among others, the requirement that we obtain shareholder approval of the Asset Sale and certain third party consents. In addition, Beanstalk may terminate the agreement if we do not cure breaches, if any, of our representations, warranties and covenants in the Asset Purchase Agreement within 30 days of notice or in any event prior to September 30, 2008. We cannot guarantee that we will be able to meet the closing conditions of the Asset Purchase Agreement. If we are unable to meet the closing conditions, Beanstalk is not obligated to purchase the Assets. We also cannot be sure that other circumstances, for example, a material adverse event, will not arise that would allow Beanstalk to terminate the Asset Purchase Agreement prior to closing. If the sale is not approved or does not close, our board of directors will be forced to evaluate other alternatives, which are expected to be far less favorable to us than the Asset Sale.

          Failure to complete the Asset Sale may seriously affect our liquidity and ability to continue as a going concern.

          The board of directors approved the Asset Sale and the Plan of Dissolution in part because we believe that our revenues will not be sufficient over the proximate term to cover our operating expenses.

          If the Company does not complete the Asset Sale, then it will be required to raise additional financing to continue funding its operations. There is no assurance that financing will be available in amounts or on terms acceptable to us, if at all. In the absence of such financing, the Company may not able to meet its operating expenses and may be required to continue to scale back or terminate operations and/or seek protection under applicable United States bankruptcy laws.

          The proceeds of the Asset Sale may be reduced if we are required to indemnify Beanstalk for damages resulting from our breach of the Asset Purchase Agreement.

          The Asset Purchase Agreement requires that we indemnify Beanstalk for damages resulting from our breach of the Asset Purchase Agreement, if any. From the closing until 90 days after the closing, in the event the Company breaches any of its representations, warranties or covenants contained in the Asset Purchase Agreement, and provided that Beanstalk makes a written claim for indemnification within the 90 day period following the closing, then we would be required to indemnify and hold Beanstalk harmless from and against any and all damages it might incur that are caused by the breach up to a maximum of $105,000.

Risks Related to the Plan of Dissolution

          If we receive less from our asset sales than we expect or if we must pay more for our liabilities and operating expenses than we anticipate, the amount we distribute to our shareholders may be less than the amount we have estimated.

          The amount of cash ultimately distributed to shareholders depends on the amount we generate from the sale of our assets and the amount of our liabilities during the liquidation process. We have attempted to estimate such revenues, liabilities and costs. However, those estimates may be inaccurate. Factors that could impact our estimates include the following:

•

If any of the estimates regarding our plan of liquidation, including the recovery of our estimated asset amounts (including, without limitation, our auction rate securities), and the settlement of our outstanding obligations during the liquidation process, are inaccurate, the amount we distribute to our shareholders may be reduced. For instance, if claims are asserted against us and are successful, we will have to pay these claims before making distributions to our shareholders.

•

We have made certain estimates regarding the cost of personnel required and other operating costs (including legal and consulting fees) necessary to liquidate and dissolve the Company, many of which could vary significantly and are dependent on the timing of closing of the Asset Sale and the sale of our other assets. If the timing differs from our plans, then we may incur additional costs above our current estimates and may distribute less in cash to our shareholders.

•

We have assumed that most of the contract rights that we are attempting to sell will be effectively transferred. If we are unable to obtain any required consents with the counterparties to those contracts, our recoveries may be materially lower.

•

We are required to obtain certain third party consents and approvals as a condition to closing the Asset Sale. Currently, we do not expect that the cost of these consents and approvals will be significant. However, if our expectation is incorrect, the amount we distribute to our common shareholders may be reduced.

          Our investment portfolio includes auction rate securities. Uncertainty in the credit market may negatively affect the value of these auction rate securities and our ability to liquidate them. If we are unable to successfully close future auctions and their credit rating deteriorates, we may be required to adjust the carrying value of our investment through an impairment charge and we may receive less than anticipated in proceeds when we liquidate these securities.

          Our long-term investments as of March 31, 2008 include auction rate securities with a fair value of $1.1 million. All of our auction rate securities are currently rated AAA, the highest rating by a rating agency. Auction rate securities are variable-rate debt securities. While the underlying security has a long-term maturity, the interest rate is reset through auctions that are held at pre-determined intervals, usually every 28 days. In the past, liquidity for auction rate securities was provided by this auction process that allowed investors to roll over their holdings or obtain immediate liquidity by selling the auction rate securities at market. Recent uncertainty in the credit market has negatively affected these auctions and certain of these auctions have not had sufficient bidders to allow investors to complete a sale of auction rate securities. In February 2008, auctions related to $1.3 million at par value of auction rate securities owned by us failed. These are the only auction rate security investments in our portfolio. In the future, failed auctions for our auction rate securities may continue to affect our ability to liquidate these auction rate securities until a future auction is successful or until we decide and are able to sell the auction rate securities in a secondary market. There is a risk that there could be a decline in value of our auction rate securities. Failed auctions may affect the fair value of these securities, and require us to adjust the carrying value of the investment through an impairment charge and we may receive less than anticipated in proceeds when we liquidate these securities.

          If our shareholders do not approve the voluntary dissolution and liquidation of LION, we will not have the resources to continue operations without seeking additional capital, which we believe would be very difficult to obtain, and our resources may diminish completely.

          We have limited cash resources, and these resources continue to diminish. Revenue from continuing operations for 2007 decreased by 23% from 2006. Revenue from continuing operations for the three months ended March 31, 2008 decreased 41% from the same period in the prior year. Our board of directors anticipates further declines going forward. We continue to see contraction in our mortgage broker and lender customer base resulting from higher interest rates, lower loan origination volumes, rising home loan delinquency and foreclosure rates, lender consolidation, mortgage brokers leaving the industry, and industry pressure on subprime lending. Absent an unforeseen source of additional capital, we expect that our cash resources will continue to diminish. Considering our recent financial performance, it is unlikely that we would be able to obtain additional equity or debt financing. If we were unable to obtain sufficient capital, we would deplete our available resources and could be required to discontinue operations and consider a liquidation in bankruptcy.

          Distributions to our shareholders could be delayed.

          All or a portion of the distribution could be delayed, depending on many factors, including if a creditor seeks an injunction against the making of distributions to our shareholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for distribution to our common shareholders. As a result of these and other factors, we may need to hold back, for distribution at a later date, if at all, some or all of the estimated amounts that we expect to distribute to common shareholders.

          Your ability to buy or sell shares of our common stock will be impaired when our stock no longer is traded on the OTC Bulletin Board. You may not buy or sell shares after the Plan of Dissolution is implemented when we close our stock transfer books.

          Upon dissolution, our stock will no longer trade on the OTC Bulletin Board. When our common stock ceases to trade on the OTC Bulletin Board, your ability to obtain price quotations and buy and sell shares will be materially impaired. In addition, we will close our stock transfer books after the filing of the articles of dissolution in Washington, after which you will no longer be able to transfer shares, except by will, intestate succession or operation of law.

          Each shareholder may be liable to our creditors for an amount up to the amount distributed to such shareholder by us if our reserves for payments to creditors are inadequate.

          Once we file the articles of dissolution with the Secretary of State of Washington, the legal effect will be to dissolve the Company. In the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our shareholders could be held liable for payment to our creditors up to the amount distributed to such shareholder in the liquidation. In such event, a shareholder could be required to return up to all amounts received as distributions pursuant to the Plan of Dissolution and ultimately could receive nothing under the Plan of Dissolution. Moreover, even though a shareholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount will not result in a recalculation of the gain or loss on the liquidation. Instead, a shareholder’s repayment will generally be deductible as a capital loss in the year in which the contingent liability is paid, and such capital loss cannot be carried back to offset any liquidation gain recognized earlier. See “Certain Federal Income Tax Consequences.” We cannot assure you that the contingency reserve that we will establish will be adequate to cover all expenses and liabilities.

          Recordation of transfers of our common stock on our stock transfer books will be restricted as of the Final Record Date, and thereafter it generally will not be possible for shareholders to change record ownership of our stock.

          We intend to discontinue recording transfers of our common stock at the close of business on the Final Record Date. Thereafter, certificates representing our common stock will be deemed cancelled and will not be assignable or transferable on the books of the transfer agent except by will, intestate succession or operation of law, and will no longer be traded in the open market. After the Final Record Date, we intend to make liquidation distributions pursuant to the Plan of Dissolution and deregister our common stock with the SEC thereby discontinuing our reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”). The liquidation distributions under the Plan of Dissolution shall be in complete cancellation of all of the outstanding shares of our common stock. From and after the Final Record Date, and subject to applicable law, our common stock will be treated as no longer being outstanding and each holder of our common stock shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with the Plan of Dissolution. The proportionate interests of all of the shareholders of the Company will be fixed in the books of the Company on the basis of their respective stock holdings at the close of business on the Final Record Date. Further, after the Final Record Date, any distributions that we make will be made solely to the shareholders of record at the close of business on the Final Record Date (except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law).

          We will continue to incur the expenses of complying with public company reporting requirements.

          We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, we intend to, after filing our certificate of dissolution, seek relief from the SEC from the reporting requirements under the Exchange Act. We anticipate that, if such relief were granted, we would continue to file current reports on Form 8-K to disclose material events relating to our dissolution and liquidation along with any other reports that the SEC might require. However, the SEC may not grant any such relief and we will be required to continue to incur the costs associated with these reporting requirements which will reduce the cash available for distribution to our shareholders.

Risks Related to LION’s Continuing Business Operations

          If our shareholders do not approve the Asset Sale or the Plan of Dissolution, our board of directors may continue exploring strategic alternatives for our business. Possible alternatives include selling all of our stock or assets, changing the format and business strategy of our business, expanding the scope of our business through relationships with third parties or seeking bankruptcy protection. At this time, the board of directors does not know which alternatives might be considered, or what impact any alternative might have on shareholder value. Any alternative we select may have unanticipated negative consequences. The risks below describe the risks related to our business if we continue as a going concern.

          The current disruption in the housing, mortgage finance and credit markets has adversely affected our business and created uncertainty. Our business is also materially affected by economic conditions generally, both in the U.S. and elsewhere around the world.

          The current global credit crisis and downturn in the mortgage industry is expected to continue to adversely affect our business and financial results. The challenging conditions in the mortgage lending markets have exerted pressure across various mortgage sectors, including the lenders and brokers we serve. Many companies operating in the mortgage sector have failed and others are facing serious operating and financial challenges. During 2007, the mortgage industry and the residential housing market were adversely affected by higher interest rates, falling property prices and refinance activity, and a significant increase in the number of subprime mortgage delinquencies. At the same time, many mortgage securities have been downgraded and delinquencies and credit performance of mortgage loans in the industry have deteriorated. The current disruption in the U.S. economy in general and the housing and mortgage markets in particular is expected to continue and worsen in 2008. In particular, we expect that the onset of a recession, either in the United States as a whole or in specific regions of the country, would adversely affect our business and financial results. We may be further adversely affected by changes in general market and economic conditions abroad. These conditions include short-term and long-term interest rates, the value of the U.S. dollar compared with the value of foreign currencies, the rate of inflation, fluctuations in both the debt and equity capital markets, and the strength of the U.S. national economy and economies of other countries with investors that hold our debt. In addition, a variety of legislative, regulatory and other proposals have been or may be introduced in an effort to address the disruption. Depending on the scope and nature of legislative, regulatory or other initiatives, if any, that are adopted to respond to this disruption, our earnings, liquidity, capital position and financial condition are expected to continue to be adversely affected.

          We have a recent history of operating losses and declining revenues, and our future profitability remains uncertain. In addition, financial results for any particular period will not predict results for future periods.

          Over the last couple of years, annual and quarterly revenues have been decreasing as a result of mortgage brokers leaving the industry, lender consolidation and decreased loan origination activity. Revenue from continuing operations for the three months ended March 31, 2008 reflected a decrease of 41% from the same period in the prior year. We have not achieved consistent profitability quarter over quarter or year over year during the same time period. While we showed net income for the year ended December 31, 2007, this was primarily due to the gain on the sale of our Mortgage 101 business during the third quarter of 2007. The net loss for first quarter 2008 was $845,000.

          Our prospects must be considered in view of the risks, expenses and difficulties frequently encountered by companies generally in continually evolving markets, including uncertainty of revenues, markets, and profitability, and specifically in the mortgage industry. We cannot assure you that we will be successful in addressing these risks or that we can be operated profitably, which depends on many factors, including the success of our marketing program, control of expense levels and the success of our business model and activities. Our future operating results will depend on a variety of factors, including those discussed in the other factors set forth below.

          Our cash flows from operations are materially reduced due to discontinued operations; our capital resources may not be adequate to sustain operations.

          In September 2007, we sold our Mortgage 101 website and certain related assets. In November 2007, we sold certain assets related to TRMS and Pipeline Tools. For 2007, Mortgage 101 and TRMS together represented approximately 55% of our consolidated revenues and provided positive cash flows. We do not have sufficient history to ascertain whether our assets will generate sufficient cash flow from operations going forward. In the first quarter of 2008, we used cash from operations of approximately $484,000. Our inability to generate adequate revenues or cash flows will have a material adverse effect on our profitability, financial condition, and results of operations, and threatens our ability to continue as a going concern.

          At March 31, 2008, we had approximately $4.4 million in cash and cash equivalents which we believe is sufficient to satisfy our liabilities and maintain operations through 2008. However, if we continue to sustain significant operating losses and negative cash flows, we may be unable to continue our operations without additional funding. Additional funds may not be available on favorable terms or at all. If adequate funds are not available, we may need to curtail operations significantly.

          We have disposed of significant assets in connection with our recent restructuring efforts and are proposing to sell our assets. We may ultimately discontinue our operations.

          We faced significant challenges during 2007 due to adverse conditions in the mortgage industry, and are continuing to face these challenges in 2008. We cannot assure you that these conditions have stabilized or that they will not worsen. In connection with our restructuring efforts, we sold our Mortgage 101 website and certain associated assets in September 2007, and our TRMS business and certain associated assets, including our Pipeline Tools technology in November 2007. We continue to evaluate a full range of strategic alternatives available to the Company. These alternatives may include continued execution of the Company’s operating plan, the sale of some or all of the Company’s assets, partnering or other collaboration agreements, a merger or other strategic transaction, the sale of some or all of the Company’s assets, or discontinuing our operations and distributing our available assets to shareholders.

          We are largely dependent on key personnel who may not continue to work for us.

          We are substantially dependent on the continued services of our key personnel, including our officers, engineers and other significant employees. These individuals have acquired specialized knowledge and skills with respect to LION. We have not entered into employment agreements with these significant employees except for our executive officers. If any of these individuals were to leave LION unexpectedly, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor obtains the necessary training and experience. We face the risk that if we are unable to retain and motivate existing personnel, or attract and integrate new personnel, our business will be adversely affected.

          Our operations may be vulnerable to disruption problems.

          We have in place comprehensive data tape backup procedures for our operational and administrative databases. Our replication software provides a high level of hardware backup for the database by duplicating our database across several powerful servers. However, despite protective measures, our operations could be vulnerable to damage from floods, fire, earthquakes, power loss, telecommunications failures, break-ins, terrorism, and similar events. The prospect of such unscheduled interruptions is possible in the foreseeable future, and we are unable to predict their occurrence, duration or cessation.

          Despite the implementation of security measures that are constantly updated, our systems may be vulnerable to unauthorized access, computer viruses and other disruptive problems. We could experience interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Unauthorized access might lead to interruptions, delays or cessation in service to subscribers or deter potential subscribers. Although we intend to constantly update industry-standard security measures, these measures have been circumvented in the past, and there can be no assurance that measures we adopt will not be circumvented in the future. We do not carry sufficient business interruption insurance to compensate us for losses that may occur as a result of any of these events. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our subscribers, which could have a materially adverse affect on our business, operating results and financial condition.

          Our business depends on increasing use of the Internet by users searching for information, advertisers marketing products and services and web sites seeking to earn revenue to support their web content. If the Internet infrastructure does not grow and is not maintained to support these activities, our business will be harmed.

          Our success will depend on the continued growth and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable Internet services. Internet infrastructure may be unable to support the demands placed on it if the number of Internet users continues to increase, or if existing or future Internet users access the Internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the Internet. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as our ability to provide our solutions.

          We are subject to government regulation which may harm our business or diminish the demand for our products.

          Until discontinuing operations in November 2007, our mortgage pipeline risk management services were provided by TRMS, a Commodity Trading Advisor registered with the Commodity Futures Trading Commission and the National Futures Association. Commodity Trading Advisors are subject to detailed disclosure, reporting, and recordkeeping requirements.

          Our continuing operations are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet or other online services, which in turn could decrease the demand for our products and services, increase the cost of doing business, or otherwise have an adverse effect on our business, operating results or financial condition. These regulations and laws may cover taxation, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband Internet access, and the characteristics and quality of products and services not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally. There are currently few laws or regulations directly applicable to access or do commerce on the Internet. However, the applicability to the Internet of existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy is developing. We cannot predict the impact, if any, that future regulation or regulatory changes might have on our business. Unfavorable resolution of these issues may harm our business, diminish the demand for our products and services or increase our cost of doing business.

          If we do not continue to innovate and provide products and services that are useful to our users and customers, we may not remain competitive, and our revenues and operating results could suffer.

          Our success depends on providing products and services that our users and customers use for a high quality Internet experience, and we face substantial competitive challenges in the changing mortgage industry and in each of our vertical markets. For the last two years, we have sought to substantially upgrade our technology into a scalable platform to enable us to develop and link a more robust set of products and services. Our competitors are constantly developing innovations in web search, web functionality, and online advertising along with providing information to people. As a result, we must continue to invest significant resources in research and development in order to enhance our technology and our existing products and services and introduce new high-quality products and services that our users and customers can easily and effectively use. If we are unable to ensure that our users and customers have a high quality experience with our products and services, then these users and customers may become dissatisfied and move to other competitors’ products. In addition, if we are unable to predict user and customer preferences or industry changes, or if we are unable to modify our products and services on a timely basis, we may lose users and customers. Our operating results would also suffer if our innovations are not responsive to the needs of our users and customers, are not appropriately timed with market opportunity or are not effectively brought to market. As technology continues to develop, our competitors may be able to offer results that are, or that are perceived to be, substantially similar or better than those generated by our products and services. This may force us to expend significant resources in order to remain competitive.

          We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes Oxley Act of 2002, and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on our stock price.

          Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, and SEC rules, management began reporting on the effectiveness of our internal control over financial reporting beginning on our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. We must further comply with Section 404(b) requirements to provide an auditor’s attestation report on internal control over financial reporting beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. The Committee of Sponsoring Organizations of the Treadway Commission (COSO) provides a framework for companies to assess and improve their internal control systems. The Public Company Accounting Oversight Board’s (“PCOAB”) Auditing Standard No. 5, adopted by the SEC on July 27, 2007, provides the professional standards and related performance guidance for auditors to report on the effectiveness of our internal controls over financial reporting under Section 404.

Management’s report is subject to inherent limitations to the effectiveness of any system of internal control over financial reporting. Accordingly, even an effective system of internal control over financial reporting can only provide reasonable assurance with respect to financial statement preparation and presentation in accordance with accounting principles generally accepted in the United States of America. Our internal controls over financial reporting are subject to various inherent limitations, including cost limitations, subjective judgments used in decision making, assumptions about the likelihood of future events, the soundness of our systems, the possibility of human error and the risk of fraud and, particularly because Standard No. 5 is newly effective, that some of our judgments are in areas that may be open to interpretation. Moreover, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate over time.

          During the process of evaluating the effectiveness of our internal control over financial reporting, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert such internal control is effective. If we are unable to assert that our internal control over financial reporting is effective for a particular year (or if our auditors are unable to attest that we have maintained, in all material respects, effective internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports. That would likely have an adverse effect on our stock price.

          Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

          We rely on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary technology and software products. We have a variety of registered Internet domain names. Regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights. We currently have a federally registered trademark on Lockpoint®.

          Policing unauthorized use of our proprietary rights is inherently difficult, and we may not be able to determine the existence or extent of any such unauthorized use. The protection of our intellectual property may require the expenditure of significant financial and managerial resources. Moreover, we cannot be certain that the steps we take to protect our intellectual property will adequately protect our rights or that others will not develop substantially equivalent or superseding proprietary technology, or that equivalent products will not be marketed in competition with our products, thereby substantially reducing the value of our proprietary rights. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees or any license agreements with our customers will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

          Although we believe that our trademarks and proprietary technology do not and will not infringe patents or violate proprietary rights of others, it is possible that our trademark and proprietary rights may not be valid or that other parties may claim that we infringed their proprietary rights. In the event our products infringe proprietary rights of others, we may be required to modify the design of our products, change the name of products or obtain a license. There can be no assurance we will be able to do so in a timely manner, upon acceptable terms and conditions, or at all. The failure to do any of the foregoing could have a material adverse effect upon us. In addition, there can be no assurance that we will have the financial or other resources necessary to enforce or defend an intellectual property infringement or proprietary rights violation action. Moreover, if our products infringe patents, trademarks or proprietary rights of others, we could, under certain circumstances, become liable for damages, which could have a material adverse effect on us.

          Alliances, mergers and acquisitions could result in operating difficulties, dilution and other harmful consequences.

          Our industry has experienced significant consolidation. LION’s board of directors through its strategic review committee continues to evaluate a full range of strategic alternatives available to the Company. The committee is using an investment banker to assist in this process. Strategic alternatives may include, without limitation, continued execution of our operating plan, the sale of some or all of our continuing operations, partnering or other collaboration agreements, or a merger or other strategic transaction. This year we sold Mortgage 101 in third quarter 2007 and our TRMS business in fourth quarter 2007. The Board is currently recommending a sale of substantially all of our assets. The asset sale is expected to be presented to shareholders at the next shareholder meeting for approval. There can be no assurance that the exploration of strategic alternatives will result in any additional agreements or transactions, or that, if completed, any agreements or transactions will be successful, on attractive terms or enhance shareholder value. It is possible that nothing may result from our exploration or that we may acquire, be acquired or enter into some other strategic relationship, and that in consummating or further exploring such avenues, we may incur additional costs. Furthermore, we may enter into letters of intent and other non-definitive agreements that do not culminate in a completed transaction, engage in contract negotiations, or incur due diligence expenses which affect our quarterly earnings prior to or without entering into a material definitive agreement required to be disclosed publicly. We do not intend to disclose developments with respect to this process unless and until the evaluation of strategic alternatives has been completed or we have entered into a material definitive agreement. The mere negotiation or the consummation of any of these transactions could be material to our financial condition and results of operations. In addition, the process of integrating an acquired company, business or technology may create unforeseen operating difficulties and expenditures and is risky. The areas where we may face risks include:

•	The need to implement or remediate controls, procedures and policies appropriate for a public company at companies that prior to the acquisition lacked these controls, procedures and policies.

•	Diversion of management time and focus from operating our business to alliance, merger or acquisition integration challenges.

•	Cultural challenges associated with integrating employees from the acquired company into the acquiring organization.

•	Retaining employees from the businesses acquired.

•	The need to integrate each company’s accounting, management information, human resource and other administrative systems to permit effective management.

The expected benefit of any of these strategic relationships may not materialize. Future alliances, mergers or acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Future acquisitions may require us to obtain additional equity or debt financing, which may not be available on favorable terms or at all.

          The trading price for our common stock is and may continue to be volatile.

          The Company’s common stock trades on the OTC Bulletin Board under the symbol “LINN.” The trading price of our common stock has been historically volatile and will likely continue to be volatile. The trading price of our common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include:

•	Quarterly variations in our results of operations or those of our competitors.

•

Announcements by us or our competitors of strategic relationships, alliances, mergers, acquisitions or dispositions, new products, significant contracts, commercial relationships or capital commitments.

•	Disruption to our operations or our data centers.

•	The emergence of new sales channels in which we are unable to compete effectively.

•	Our ability to develop and market new and enhanced products on a timely basis.

•	Commencement of, or our involvement in, litigation.

•	Any major change in our board or management.

•	Changes in governmental regulations or in the status of our regulatory approvals.

•	Recommendations by securities analysts or changes in earnings estimates.

•	Announcements by our competitors of their earnings that are not in line with analyst expectations.

•	The volume of shares of common stock available for public sale.

In addition, the OTC Bulletin Board, stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance.

BENEFICIAL OWNERSHIP

Stock Ownership of Certain Beneficial Owners and Management

          The following table sets forth, as of May 27, 2008, except as otherwise noted, certain information with respect to the beneficial ownership of our common stock by (i) each shareholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each director of LION, (iii) the Chief Executive Officer and the other designated most highly compensated executive officers of the Company, and (iv) all directors and executive officers of LION as a group.

Name and Address (1) Of Beneficial Owner	Shares (2) Beneficially Owned		Percent (3) of Voting of Shares

Directors and Executive Officers:
John A. McMillan	1,999,050	(4)	5.16%
J.C. (Tuck) Marshall	700,417	(5)	1.79%
David Stedman	1,219,500	(6)	3.10%
Steve Thomson	1,101,500	(7)	2.83%
Griffith J. Straw	322,200	(8)	*
James Russo	308,750	(9)	*

All directors and executive officers as
a group (6 persons)	5,651,417	(10)	13.87%

* Less than one percent.

(1) The business address of the directors and executive officers is c/o LION, Inc., 2801 Hollycroft St., Gig Harbor, WA 98335.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are exercisable within 60 days of May 27, 2008 are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the shareholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Percentage of beneficial ownership is based upon 38,626,335 shares of common stock outstanding as of May 27, 2008.

(4) Includes 1,335,550 shares held by the John A. & Alexandra McMillan Living Trust, 6,000 shares owned by Mr. McMillan’s spouse and 137,500 underlying shares of vested stock options with an exercise price ranging between $0.27 and $0.61 per share.

(5) Includes 470,417 underlying shares of vested stock options with an exercise price ranging between $0.27 and $0.61 per share.

(6) Includes 719,500 underlying shares of vested stock options with an exercise price ranging between $0.19 and $0.20 per share.

(7) Includes 273,000 underlying shares of vested stock options with an exercise price of $0.20 per share.

(8) Includes 253,750 underlying shares of vested stock options with an exercise price ranging between $0.27 and $0.61 per share.

(9) Includes 268,750 underlying shares of vested stock options with an exercise price ranging between $0.27 and $0.43 per share.

(10) Includes 2,122,917 underlying shares of vested stock options with an exercise price ranging between $0.19 and $0.61 per share.

Market for Common Stock

          The Company’s common stock trades on the OTC Bulletin Board under the symbol “LINN”. The range of high and low bid prices for the Company’s common stock for each quarter during the two most recent fiscal years is as follows:

Fiscal Year Ended December 31,	2008		2007		2006

	High	Low	High	Low	High	Low

First Quarter	$0.12	$0.07	$0.30	$0.18	$0.41	$0.30
Second Quarter *	$0.12	$0.06	0.26	0.12	0.50	0.30
Third Quarter			0.20	0.06	0.36	0.24
Fourth Quarter			0.13	0.07	0.35	0.25

* Second Quarter 2008 reflects high and low bid prices through June 10, 2008.

          This table reflects the range of high and low bid prices for our common stock during the indicated periods, as published by the OTC Bulletin Board. The quotations merely reflect the prices at which transactions were proposed, and do not necessarily represent actual transactions. Prices do not include retail markup, markdown or commissions.

          There were approximately 1,334 holders of record of our common stock as of June 5, 2008. Most shares of our common stock are held by brokers and other institutions on behalf of shareholders.

Dividend Policy

We have not paid dividends on our common stock since our inception. Dividends on common stock are within the discretion of the board of directors and are payable from profits or capital legally available for that purpose. Historically, our policy has been to retain any future earnings to finance the operations and growth of our business. We do not anticipate paying any dividends on common stock in the foreseeable future.

WHERE YOU CAN FIND MORE INFORMATION

          LION files annual, quarterly and special reports, proxy statements, and other information with the SEC. Our common stock is traded on the OTC Bulletin Board under the symbol “LINN.” You may read and copy any document filed by the Company at the SEC’s public reference facilities or on the SEC’s website at http://www.sec.gov, as discussed in more detail below.

HOUSEHOLDING

          Unless it has received contrary instructions, the Company may send a single copy of this proxy statement to any household at which two or more Company shareholders reside if Company believes the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce the Company’s expenses.

If you would like to receive your own proxy, follow the instructions described below. Similarly, if you share an address with another shareholder and together both of you would like to receive only a single proxy, follow these instructions: (i) If your shares are registered in your own name, please contact our transfer agent, Computershare Inc. or if a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information by referring you to documents previously filed with the SEC. The information incorporated by reference is considered a part of this proxy statement, and any later information that we file with the SEC will automatically update and supersede this information.

          We incorporate by reference the documents listed below, and any additional documents filed by us with the SEC between the date of this proxy statement and the date of the special meeting of shareholders. The documents we incorporate by reference are:

•	our quarterly report filed on Form 10-Q for the quarterly period ended March 31, 2008, filed with the SEC on May 15, 2008;

•	our current report on Form 8-K filed with the SEC on May 13, 2008; and

•	our annual report on Form 10-KSB for the fiscal year ended December 31, 2007 filed with the SEC on March 31, 2008.

          Documents incorporated by reference are available without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this proxy statement. You may obtain documents incorporated by reference by requesting them in writing or by telephone from us as follows:

LION, INC.
2801 Hollycroft Street
Gig Harbor, WA 98335
Attention: Investor Relations
Phone Number: (206) 577-1440

          In order to ensure timely delivery of the documents, any requests should be made by July 1, 2008. In addition, copies of the documents incorporated by reference may be inspected and copied at the following public reference facilities maintained by the SEC:

Judiciary Plaza	Citicorp Center
Room 1024	500 West Madison Street
450 Fifth Street, N.W.	Suite 1400
Washington, D.C. 20549	Chicago, Illinois 60661

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements, and other information regarding the Company. The address of the SEC website is http://www.sec.gov.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have additional questions about the asset sale, you should contact:

LION, INC.
2801 Hollycroft Street
Gig Harbor, WA 98335
Attention: Investor Relations
Phone Number: (206) 577-1440

OTHER MATTERS

          No other matters may properly be brought before the meeting.

By Order of the Board of Directors

Steve Thomson, Secretary
June 10, 2008

Exhibit A

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

BEANSTALK NETWORKS ACQUISITION LLC, AS BUYER AND

LION, INC., AS SELLER

DATED AS OF MAY 12, 2008

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

EXHIBITS
Exhibit A	Form of Non-Competition and Non-Solicitation Agreement
Exhibit B	Form of Bill of Sale
Exhibit C	Form of Assignment and Assumption Agreement
Exhibit D	Form of IP Assignment Agreement
Exhibit E	Form of Seller’s Legal Opinion

SCHEDULES
Schedule 2.2	Business Assets
Schedule 2.3(e)	Excluded Contracts
Schedule 2.3(f)	Excluded Assets
Schedule 2.4	Assumed Liabilities
Schedule 3.4	Required Consents
Schedule 3.5	Financial Statements
Schedule 3.12	Leased Real Property
Schedule 3.13	Insurance Policies
Schedule 3.14	Intellectual Property
Schedule 3.15	Websites
Schedule 3.16	Business Contracts
Schedule 3.20	Employees
Schedule 3.20(b)	Benefit Plans
Schedule 3.23	Customers and Suppliers
Schedule 3.24	Permits
Schedule 5.3	Operation of Business

-vi-

ASSET PURCHASE AGREEMENT

          This ASSET PURCHASE AGREEMENT (this “Agreement”) entered into as of May 12, 2008 by and between Beanstalk Networks Acquisition LLC, a Florida limited liability company (“Buyer”), and Lion, Inc., a Washington corporation (“Seller”). Buyer and Seller are referred to individually as a “Party” and together as the “Parties.”

RECITALS

          A. Seller is, among other things, engaged in the business of providing software and services that enable mortgage loan brokers and mortgage lenders to increase their productivity in originating single family residential mortgage loans (such business and operations as presently conducted by Seller being referred to herein as the “Business”).

          B. The Business is comprised of certain assets and liabilities currently owned or used by Seller.

          C. Seller desires to sell, transfer and assign to Buyer, and Buyer desires to purchase from Seller, the Business Assets (as hereinafter defined), and Buyer is willing to assume, the Assumed Liabilities (as hereinafter defined), in each case as more fully described and upon the terms and subject to the conditions set forth herein.

          D. In connection with the transactions contemplated by this Agreement Buyer and Seller shall enter into a Non-Competition and Non-Solicitation Agreement in substantially the form attached hereto as Exhibit A (the “Non-Competition and Non-Solicitation Agreement”).

          E. In connection with the transactions contemplated by this Agreement, Buyer and Seller shall enter into: (i) a Bill of Sale in substantially the form attached hereto as Exhibit B (the “Bill of Sale”); (ii) and an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit C (the “Assumption Agreement”); (iii) an IP Assignment Agreement in substantially the form attached hereto as Exhibit D (the “IP Assignment Agreement”); and (iv) a Sublease with respect to the Premises.

          NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE I
DEFINITIONS

          1.1 “Adverse Recommendation” shall have the meaning ascribed to such term in Section 5.7(b).

          1.2 “Affiliate” of any Person means any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

          1.3 “Agreement” shall have the meaning ascribed to such term in the Preamble.

          1.4 “Ancillary Agreements” means the Non-Competition and Non-Solicitation Agreement, Bill of Sale, the Assignment and Assumption Agreement, the IP Assignment Agreement and the Sublease.

          1.5 “Asset Acquisition Statement” shall have the meaning ascribed to such term in Section 2.9.

          1.6 “Assignment and Assumption Agreement” shall have the meaning ascribed to such term in paragraph E of the Recitals.

          1.7 “Assumed Liabilities” shall have the meaning ascribed to such term in Section 2.4.

          1.8 “Balance Sheets” shall have the meaning ascribed to such term in Section 3.5.

          1.9 “Balance Sheet Date” shall have the meaning ascribed to such term in Section 3.5.

          1.10 “Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by Seller or any ERISA Affiliate for the benefit of any Employee, or with respect to which Seller or any ERISA Affiliate has or may have any liability or obligation

          1.11 “Bill of Sale” shall have the meaning ascribed to such term in paragraph E of the Recitals.

          1.12 “Business” shall have the meaning ascribed to such term in paragraph A of the Recitals.

          1.13 “Business Assets” shall have the meaning ascribed to such term in Section 2.2.

          1.14 “Business Contracts” shall have the meaning ascribed to such term in Section 3.16(a).

          1.15 “Business Day” means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of Florida or any other day on which banking institutions are not required to be open in the State of Washington.

          1.16 “Business Records” means all books, records, ledgers and files or other similar information of Seller exclusively used or held for use in the operation or conduct of the Business, including price lists, customer lists, vendor lists, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, records of operation, standard forms of documents, manuals of operations or business procedures, research materials and product testing reports required by any Governmental Entity, but excluding any such items to the extent any applicable Law prohibits their transfer.

          1.17 “Buyer” shall have the meaning ascribed to such term in the Preamble.

          1.18 “Buyer Closing Deliverables” shall have the meaning ascribed to such term in Section 2.8.

          1.19 “Buyer Tax Returns” shall have the meaning ascribed to such term in Section 5.5(b).

          1.20 “Claim Notice” shall have the meaning ascribed to such term in Section 7.1(c).

          1.21 “Closing” shall have the meaning ascribed to such term in Section 2.6.

          1.22 “Closing Date” shall have the meaning ascribed to such term in Section 2.6.

          1.23 “Code” means the Internal Revenue Code of 1986, as amended.

          1.24 “Confidential Information” shall have the meaning ascribed to such term in Section 3.14(a).

          1.25 “Confidentiality Obligations” shall have the meaning ascribed to such term in Section 5.6.

          1.26 “Copyrights” shall have the meaning ascribed to such term in Section 3.14(a).

          1.27 “Damages” shall have the meaning ascribed to such term in Section 7.1(a).

          1.28 “Designated Employee” shall have the meaning ascribed to such term in Section 5.8(b).

          1.29 “Direct Claim” shall have the meaning ascribed to such term in Section 7.1(c).

          1.30 “Domain Name Rights” shall have the meaning ascribed to such term in Section 3.14(a).

          1.31 “Employee” shall mean any current or former employee, consultant or director of Seller or any ERISA Affiliate, who has provided services to Seller or any of its predecessors.

          1.32 “Employment Agreement” shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between Seller or any ERISA Affiliate and any Employee

          1.33 “Employment Liabilities” shall mean any and all claims, debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising, including all costs and expenses relating thereto arising under law, rule, regulation, permit, action or proceeding before any governmental authority, order or consent decree or any award of any arbitrator of any kind relating to any Benefit Plan, Employment Agreement or otherwise relating to an Employee and his or her employment with Seller or any ERISA

          1.34 “Environmental Law” means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment or exposure of any individual to Hazardous Materials, including laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, registration, distribution, labeling, recycling, use, treatment, storage, disposal, transport or handling of Hazardous Materials and including any Hazardous Materials related electronic waste, product content or product take-back requirements.

          1.35 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          1.36 “ERISA Affiliate” shall mean each subsidiary of Seller and any other person or entity under common control with Seller or any of its subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

          1.37 “Excluded Assets” shall have the meaning ascribed to such term in Section 2.3.

          1.38 “Excluded Liabilities” shall have the meaning ascribed to such term in Section 2.5.

          1.39 “Financial Statements” shall have the meaning ascribed to such term in Section 3.5.

          1.40 “GAAP” shall have the meaning ascribed to such term in Section 3.5.

          1.41 “Governmental Entity” shall have the meaning ascribed to such term in Section 3.4.

          1.42 “Hazardous Materials” means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof.

          1.43 “Inappropriate Content” shall have the meaning ascribed to such term in Section 3.15(i).

          1.44 “Indemnification Basket” shall have the meaning ascribed to such term in Section 7.1(b).

          1.45 “Indemnification Cap” shall have the meaning ascribed to such term in Section 7.1(b).

          1.46 “Indemnified Party” shall have the meaning ascribed to such term in Section 7.1(a).

          1.47 “Indemnifying Party” shall have the meaning ascribed to such term in Section 7.1(a).

          1.48 “Insurance Policies” shall have the meaning ascribed to such term in Section 3.13.

          1.49 “Intellectual Property” shall have the meaning ascribed to such term in Section 3.14(a).

          1.50 “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.14(a).

          1.51 “International Employee Plan” shall mean each Benefit Plan that has been adopted or maintained by Seller or any ERISA Affiliate, whether informally or formally, or with respect to which Seller or any ERISA Affiliate will or may have any liability, for the benefit of Employees who perform or performed services outside the United States.

          1.52 “Inventions” shall have the meaning ascribed to such term in Section 3.14(a).

          1.53 “Inventory” means all inventory, including raw materials, work in process and finished products held for use in the operation or conduct of the Business, and any rights of Seller to the warranties received from suppliers and any related claims, credits, rights of recovery and setoff with respect to such Inventory, but only to the extent such rights are assignable to Buyer.

          1.54 “IP Assignment Agreement” shall have the meaning ascribed to such term in paragraph E of the Recitals.

          1.55 “Law” means any national, federal, state, provincial or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree of any Governmental Entity.

          1.56 “Lease” shall have the meaning ascribed to such term in Section 3.12.

          1.57 “Legal Proceeding” shall have the meaning ascribed to such term in Section 3.17.

          1.58 “License Agreement” shall have the meaning ascribed to such term in Section 3.14(m).

          1.59 “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, charge, security interest, easement, covenant, right of way, restriction (excepting those restrictions imposed by federal or state securities laws), equity or encumbrance of any nature whatsoever in or on such asset, other than liens for Taxes that are not yet due and payable, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          1.60 “Material Adverse Effect” means when used in connection with Seller, any change, development, event, occurrence, effect or state of facts that, individually or in the aggregate with all such other changes, developments, events, occurrences, effects or states of facts is, or is reasonably likely to be, materially adverse to the business, assets, condition (financial or other) or results of operations or business prospects of Seller; provided, that none of the following shall be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been, or is reasonably likely to be, a Material Adverse Effect: (a) any change, development, event, occurrence, effect or state of facts arising out of or resulting from (i) capital market conditions generally or general economic conditions, including with respect to interest rates or currency exchange rates, (ii) geopolitical conditions or any outbreak or escalation of hostilities, acts of war or terrorism occurring after the date of this Agreement, (iii) any hurricane, tornado, flood, earthquake or other natural disaster occurring after the date of this Agreement, (iv) any change in applicable law, regulation or GAAP (or authoritative interpretation thereof) which is proposed, approved or enacted after the date of this Agreement, (v) general conditions in the industry in which Seller operates, (vi) the failure, in and of itself, of Seller to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics after the date of this Agreement, and (vii) the announcement and pendency of this Agreement and the transactions contemplated hereby, compliance with the covenants contained herein, and any loss of or change in relationship with any customer, supplier, distributor or other business partner, or departure of any employee or officer, of Seller, except, in the cases of clauses (i), (ii), (iii), (iv) and (v), to the extent that Seller is materially disproportionately affected thereby compared with other participants in the industry in which Seller operates (in which case the incremental disproportionate impact or impacts may be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been, or is reasonably likely to be, a Material Adverse Effect); (b) any existing event, occurrence or circumstance concerning a Party with respect to which the other Party has knowledge as of the date hereof; and (c) any adverse change in or effect on the business of Seller that is cured thereby before the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Section 8.1.

          1.61 “Moral Rights” shall have the meaning ascribed to such term in Section 3.14(a).

          1.62 “Multiemployer Plan” means any Pension Plan which is a “multiemployer plan,” as defined in Section 3(37) of ERISA.

          1.63 “Non-Competition and Non-Solicitation Agreement” shall have the meaning ascribed to such term in paragraph E of the Recitals.

          1.64 “Notice of Superior Proposal” shall have the meaning ascribed to such term in Section 5.7(b).

          1.65 “Open Source Materials” shall have the meaning ascribed to such term in Section 3.14(q).

          1.66 “Ordinary Course of Business” means the ordinary course of the Business as conducted by Seller, consistent with past practice.

          1.67 “Patent Rights” shall have the meaning ascribed to such term in Section 3.14(a).

          1.68 “Party” and “Parties” shall have the meaning ascribed to such term in the Preamble.

          1.69 “Pension Plan” shall mean each Benefit Plan which is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

          1.70 “Permits” shall have the meaning ascribed to such term in Section 3.24.

          1.71 “Person” means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, including any Governmental Entity.

          1.72 “Personality Rights” shall have the meaning ascribed to such term in Section 3.14(a).

          1.73 “Post-Closing Period” means any taxable period or portion of a period that begins after the Closing Date.

          1.74 “Pre-Closing Period” means any taxable period or portion of a period that begins on or before the Closing Date and ends on the Closing Date.

          1.75 “Premises” means the facilities located at 2801 Hollycroft Street, Gig Harbor, Washington 98335.

          1.76 “Privacy Statements” means, collectively, any and all of Seller’s privacy policies published on its Website or otherwise made available by Seller to third parties regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of its Websites.

          1.77 “Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

          1.78 “Receivables” means all trade accounts receivable and other rights to payment from customers of Seller to the extent primarily relating to or from the conduct or operations of the Business prior to the Closing Date.

          1.79 “Registered Intellectual Property Rights” means all Intellectual Property Rights that are the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any state, government, or other public legal authority at any time in any jurisdiction, including without limitation all applications, reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations, and continuations-in-part associated with Patent Rights.

          1.80 “Required Consents” shall mean the required consents set forth on Schedule 3.4.

          1.81 “Seller” shall have the meaning ascribed to such term in the Preamble.

          1.82 “Seller Acquisition Agreement” shall have the meaning ascribed to such term in Section 5.7(b).

          1.83 “Seller Certificate” shall have the meaning ascribed to such term in Section 6.2(c).

          1.84 “Seller Closing Deliverables” shall have the meaning ascribed to such term in Section 2.7.

          1.85 “Seller Licensed Intellectual Property” shall have the meaning ascribed to such term in Section 3.14(m).

          1.86 Seller Tax Returns” shall have the meaning ascribed to such term in Section 5.5(a).

          1.87 “Seller’s Intellectual Property” means all Intellectual Property in, arising out of, or associated with the Business Assets, or included in the Excluded Assets.

          1.88 “Seller’s Intellectual Property Rights” means all Intellectual Property Rights in, arising out of, or associated with the Business Assets, or included in the Excluded Assets.

          1.89 “Seller’s Registered Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.14(g).

          1.90 “Software” means computer programs of any type or form (including source code and object code), including code, scripts, applets, engines, generators, and macros, and related programmers’ comments, data files and structures, header and include files, macros, object libraries, programming tools not commercially available, technical specifications, flowcharts, and logic diagrams, schematics, annotations, and documentation.

          1.91 “Sublease” means the sublease of the Premises from Seller to Buyer. Such Sublease shall (i) be for fifty percent (50%) of the square footage of the Premises; (ii) be on a month to month basis; (iii) provide that if Buyer intends to occupy the Premises beyond the date of Seller’s final dissolution, Seller shall prepay the remaining lease payments to the Premises’ landlord and Buyer shall pay its pro rata portion of such prepayment to Seller; (iv) provide that Buyer will pay its pro rata portion of the maintenance costs associated with the lease of the Premises; and (iv) be in a form reasonably satisfactory to Buyer.

          1.92 “Superior Proposal” means any bona fide offer made by a third party that if consummated would result in such Person (or its shareholders) owning, directly or indirectly, more than 66.67% of the shares of Seller’s capital stock then outstanding (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of Seller, which the board of directors of Seller determines in good faith (after consultation with its financial advisors) to be (i) more favorable to the shareholders of Seller from a financial point of view than the purchase of the Business Assets, and taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement in response to such offer or otherwise) and (ii) reasonably capable of being completed on or before September 30, 2008 and on the terms proposed, taking into account all financial, legal, regulatory, and other aspects of such proposal.

          1.93 “Survival Period” shall have the meaning ascribed to such term in Section 7.1(a).

          1.94 “Takeover Proposal” means any inquiry (including a request for a waiver or amendment of an existing agreement), proposal or offer from any Person (other than Buyer or an Affiliate thereof) relating to, or that could reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 25% or more of the revenues, net income or assets of Seller, or 25% or more of any class of equity securities of Seller; any tender offer or exchange offer that if consummated would result in any Person beneficially owning 25% or more of any class of equity securities of Seller; or any merger, consolidation, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving Seller pursuant to which any Person or the shareholders of any Person would own 25% or more of any class of equity securities of Seller or of any resulting parent company of Seller, in each case other than the transactions contemplated by this Agreement.

          1.95 “Tax Returns” means all reports, returns, declarations, statements or other information supplied to a taxing authority in connection with Taxes.

          1.96 “Taxes” means all taxes, including income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof, and including any liability for the Taxes of another Person.

          1.97 “Termination Date” shall have the meaning ascribed to such term in Section 8.1(d).

          1.98 “Terms and Conditions” means any and all of the visitor terms and conditions published on Seller’s Websites governing visitor’s use of and access to any of its Websites.

          1.99 “Third Party Claim” shall have the meaning ascribed to such term in Section 7.1(c).

          1.100 “Trademarks” shall have the meaning ascribed to such term in Section 3.14(a).

          1.101 “Trademark Rights” shall have the meaning ascribed to such term in Section 3.14(a).

          1.102 “Trade Secret Rights” shall have the meaning ascribed to such term in Section 3.14(a).

          1.103 “Transfer Taxes” shall have the meaning ascribed to such term in Section 2.12.

          1.104 “Webpage” shall means a page, document, or file viewable within a Website (i.e., that is presented as part of the Website and not as a link to another Website).

          1.105 “Website” shall mean the Webpages located at the following urls: www.lionbroker.com; www.lioninc.com; www.lionmts.com; www.lionmts.org; www.lionmts.biz; and www.lionmts.net.

          1.106 “Works of Authorship” shall have the meaning ascribed to such term in Section 3.14(a).

ARTICLE II
THE TRANSACTION

          2.1 The Transaction. On the Closing Date and effective as of the Closing, upon the terms and subject to the conditions of this Agreement, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the Business Assets, in exchange for (x) a cash payment to Seller in the amount of $525,000 (the “Purchase Price”) and (y) the assumption by Buyer of the Assumed Liabilities.

          2.2 Business Assets. For purposes of this Agreement, the term “Business Assets” means all the assets, properties and rights of Seller used, or contemplated to be used, in connection with the operation of the Business, including, but not limited to, those assets set forth on Schedule 2.2, except for the Excluded Assets.

          2.3 Excluded Assets. Notwithstanding anything in Article II to the contrary, it is hereby expressly acknowledged and agreed that the Business Assets shall not include, and Seller is not selling, conveying, assigning, transferring or delivering to Buyer, and Buyer is not purchasing, acquiring or accepting from Seller, any of the rights, properties or assets set forth or described in paragraphs (a) through (e) below (the rights, properties and assets expressly excluded by this Section 2.3 from the Business Assets being referred to herein as the “Excluded Assets”):

                    (a) all cash and cash equivalents;

                    (b) all Receivables;

                    (c) all of Seller’s minute books, stock records and corporate seals;

                    (d) all Insurance Policies;

                    (e) all contracts listed on Schedule 2.3(e);

                    (f) all assets listed on Schedule 2.3(f); and

                    (g) all rights and interest pursuant to Seller’s lease to the Premises, subject to the terms of the Sublease.

          2.4 Assumed Liabilities. On the Closing Date, Buyer shall execute and deliver to Seller the Assumption Agreement, pursuant to which Buyer shall accept, assume and agree to pay, perform or otherwise discharge the liabilities and obligations of Seller pursuant to and under the Assumed Liabilities. For purposes of this Agreement, the term “Assumed Liabilities” means all current liabilities and obligations of the Business as set forth and described on Schedule 2.4. Seller shall indemnify and hold Buyer harmless from and against any and all losses, costs, expenses, claims, liabilities, deficiencies, judgments and damages incurred or suffered by Buyer or any of its affiliates related to or arising out of any liabilities or obligations of Seller not listed on Schedule 2.4 as Assumed Liabilities.

          2.5 Excluded Liabilities. Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liabilities or obligations of Seller, whether direct or indirect, known or unknown, absolute or contingent, pursuant to and under the Excluded Liabilities. For purposes of this Agreement, the term “Excluded Liabilities” means all obligations and liabilities of Seller, whether known or unknown, not listed on Schedule 2.4.

          2.6 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington, or at such location as the Parties may mutually agree, on such mutually agreeable date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions set forth in Article VI hereof (other than those conditions that, by their terms, are not capable of being satisfied or waived until the Closing) (the “Closing Date”).

          2.7 Deliveries by Seller. At the Closing, Seller will deliver or cause to be delivered to Buyer the following (the “Seller Closing Deliverables”):

                    (a) a duly executed counterpart of the Non-Competition and Non-Solicitation Assignment in substantially the form attached hereto as Exhibit A;

                    (b) a duly executed counterpart of the Bill of Sale in substantially the form attached hereto as Exhibit B;

                    (c) a duly executed counterpart of the Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit C;

                    (d) a duly executed counterpart of the IP Assignment Agreement in substantially the form attached hereto as Exhibit D;

                    (e) a duly executed counterpart of the Sublease;

                    (f) the Seller Certificate;

                    (g) a certificate of Seller’s non foreign status that complies with the requirements of Section 1445 of the Code, and the Treasury Regulations promulgated thereunder;

                    (h) the Required Consents;

                    (i) a legal opinion from Stoel Rives LLP, Seller’s counsel, in substantially the form attached hereto as Exhibit E; and

                    (j) all other documents, instruments and writings required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement and the Ancillary Agreements, and, subject to Section 2.11, all other documents, instruments, declarations, affidavits and writings reasonably requested by Buyer that are reasonably necessary to assign, convey, transfer and deliver to Buyer, good and valid title to the Business Assets.

          2.8 Deliveries by Buyer. At the Closing, Buyer will deliver or cause to be delivered to Seller the following (the “Buyer Closing Deliverables”):

                    (a) an amount equal to the Purchase Price by wire transfer in immediately available funds to an account designated by Seller at least five business days prior to the Closing Date;

                    (b) a duly executed counterpart of the Non-Competition and Non-Solicitation Assignment in substantially the form attached hereto as Exhibit A;

                    (c) a duly executed counterpart of the Bill of Sale in substantially the form attached hereto as Exhibit B;

                    (d) a duly executed counterpart of the Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit C;

                    (e) a duly executed counterpart of the IP Assignment Agreement in substantially the form attached hereto as Exhibit D;

                    (f) a duly executed counterpart of the Sublease; and

                    (g) all other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement and the Ancillary Agreements, and all other documents, instruments, declarations, affidavits and writings reasonably requested by Seller that are reasonably necessary for Buyer to assume the Assumed Liabilities.

          2.9 Allocation of Purchase Price. Seller and Buyer recognize their mutual obligations pursuant to Section 1060 of the Code to timely file IRS Form 8594 (the “Asset Acquisition Statement”) with their respective federal income tax returns. The Parties shall timely agree on an allocation of the Purchase Price among the Business Assets consistent with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder. Seller and Buyer shall each timely file an Asset Acquisition Statement conforming to such Purchase Price allocation with their respective income tax returns and neither Seller nor Buyer shall take a Tax position which is inconsistent with such Purchase Price allocation.

          2.10 Further Assurances. On and after the Closing, upon the reasonable request of a Party, the other Party shall prepare, execute and deliver such other and further agreements, instruments, certificates, and other documents, and take, do and perform such other and further actions, as may be reasonably necessary or appropriate in order to effectuate the purposes and intent of this Agreement and to consummate the transactions contemplated hereby. In this regard, Seller and Buyer shall, and shall cause their respective affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to transfer and deliver to Buyer and its affiliates and their successors and assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Agreement, and to assure the assumption by Buyer from Seller and its affiliates and their successors and assigns of the liabilities and obligations intended to be assumed by Buyer under this Agreement, and to otherwise make effective the transactions contemplated hereby (including returning to Seller any asset not contemplated by this Agreement to be a Business Asset, which asset was delivered to Buyer at the Closing).

          2.11 Third-Party Consents. To the extent that any Business Contract is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof, prior to obtaining such consent. Seller shall obtain the Required Consents as a condition to Buyer’s obligation to purchase the Business Assets. Following the Closing Date, Seller shall obtain all Required Consents that Seller failed to obtain prior to the Closing, if any, as provided in Section 5.9.

          2.12 Sales and Transfer Taxes. Buyer shall pay directly, or reimburse Seller promptly upon demand and proof of payment for, any transfer taxes that may be imposed upon or payable or collectible or incurred in connection with this Agreement and the transactions contemplated hereunder (“Transfer Taxes”). Buyer and Seller shall use commercially reasonable efforts, to the extent permitted by Law, to reduce any applicable Transfer Taxes.

          2.13 Legal Opinion of Seller’s Counsel. At Closing, Buyer shall reimburse Seller for up to $5,000 in respect of Seller’s documented costs incurred in connection with preparation of the legal opinion referenced in Section 2.7(h).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as of the date hereof, the following:

          3.1 Organization, Qualification and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Seller has all requisite corporate power and authority to carry on the Business and to own and use the Business Assets. Seller is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it in the conduct of the Business makes such qualification or licensing necessary.

          3.2 Subsidiaries; Powers of Attorney. Other than Tuttle Risk Management Services LLC, a Washington limited liability company, Seller does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity. Seller is not a participant in any joint venture, partnership or other arrangement involving joint ownership of assets and sharing of profits. There are no outstanding powers of attorney executed on behalf of Seller. Seller has never been the successor to any predecessor person or entity.

          3.3 Authorization of Transaction. Seller has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by Seller of this Agreement and the Ancillary Agreements and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer) constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally and subject to rules of Law governing specific performance, injunctive relief and other equitable remedies.

          3.4 Noncontravention. Neither the execution and delivery by Seller of this Agreement or the Ancillary Agreements, nor the consummation by Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the articles of incorporation or bylaws of Seller, (b) require on the part of Seller any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of any obligations under, create in any party the right to terminate, modify any provision or cancel, or require any notice, consent or waiver under, any, or any Business Contract listed or required to be listed in Schedule 3.16(a), except for the contracts listed on Schedule 3.4 (the “Required Consents”), (d) result in the imposition of any Lien upon any of the Business Assets, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Business Assets.

          3.5 Financial Statements. Schedule 3.5 sets forth an unaudited balance sheet (the “Balance Sheets”)of Seller as of March 31, 2008 (the “Balance Sheet Date”), the related quarterly and annual unaudited statements of operations and cash flows of Seller for the fiscal quarter ended March 31, 2008 and the audited financial statements of Seller for the fiscal year ended December 31, 2007 (collectively, the “Financial Statements”). The Financial Statements were prepared in accordance with United States Generally Accepted Accounting Principles, applied on a consistent basis throughout the periods covered thereby (“GAAP”), and fairly present in all material respects the financial condition of Seller as of the dates and during the periods indicated therein.

          3.6 Inventory. Seller does not own, control or possess any Inventory.

          3.7 Absence of Changes. Since the Balance Sheet Date, Seller has not taken any of the following actions:

                    (a) adopted any employment or severance agreement for the benefit of any Employee, extended any offer letters for at-will employment, materially increased the compensation or fringe benefits of, or materially modified the employment terms of any Employee, or paid any benefit not required by the terms in effect on the Balance Sheet Date of any existing Benefit Plan or other employee benefit plan, program or policy or employment agreement;

                    (b) sold, leased, licensed or disposed of any assets, other than assets that are not associated with, necessary for or used in connection with the operation of the Business;

                    (c) acquired any material asset, other than an asset that is not associated with, necessary for or used in connection with the operation of the Business;

                    (d) licensed Seller’s Intellectual Property Rights to any third party;

                     (e) incurred or assumed any material liabilities or obligations;

                     (f) mortgaged or pledged or subjected any Business Asset to a Lien;

                    (g) changed in any material respect the accounting methods, principles or practices, except insofar as may be required by a change in GAAP or to comply with Seller’s accounting principles or policies;

                    (h) terminated (except pursuant to its terms), or materially modified or amended any Business Contract;

                    (i) canceled or compromised any material debt or claim or waived or released any rights of Seller; or

                    (j) agreed to take any of the foregoing actions.

          3.8 No Undisclosed Liabilities. Seller does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued,

absolute, contingent, matured, unmatured or other (whether or not required to be reflected in Financial Statements in accordance with generally accepted accounting principles), which individually or in the aggregate, has not been reflected in the Balance Sheets. Seller has no liabilities that would be deemed to be Assumed Liabilities pursuant Section 2.4 other than those liabilities listed on Schedule 2.4 as Assumed Liabilities.

          3.9 Title to and Condition of Tangible Assets. Seller has, and as of immediately prior to the Closing will have, good and valid title to all tangible personal property, including equipment, included in the Business Assets, free and clear of any Lien. Seller has, and as of immediately prior to the Closing will have, a valid and binding leasehold interest in any leased equipment, free and clear of any Lien. Each item of tangible personal property included in the Business Assets, and the buildings, improvements, machinery and equipment necessary to the conduct of the Business, has been maintained in accordance with normal industry practice, is in reasonable operating condition in light of its age and is suitable for the purposes for which it presently is used.

          3.10 Sufficiency of Assets. Except for (i) the Excluded Assets and (ii) any general corporate or administrative services provided to the Business by Seller, the Business Assets and the Employees include all tangible assets, personnel and rights that are primarily used or held for use by Seller in the operation or conduct of the Business, and are sufficient for the conduct of the Business by Buyer immediately following the Closing in substantially the same manner as presently conducted by Seller.

          3.11 Bulk Sales Laws; Ability to Pay Creditors. The sale of the Business Assets to Buyer and the transactions contemplated in this Agreement are not subject to the requirements and provisions of any “bulk-transfer” Laws of any jurisdiction. Following the consummation of the transactions contemplated in this Agreement, Seller will have the sufficient cash to meet its obligations to creditors.

          3.12 Real Property. Seller has good and valid leasehold interest in the Premises free and clear of all Liens. With respect to the lease affecting the Premises (the “Lease”), there exists no default by Seller or any event or circumstance which upon notice or the passage of time, or both, would give rise to any default by Seller, nor, to the knowledge of Seller, is there any such default or events or circumstances of default by any lessor or subtenant under such Lease. No party other than Seller has the right to occupy the Premises. Seller is not required to incur any material cost or expense for any restoration or surrender obligations upon the expiration or earlier termination of the Lease. Schedule 3.12 contains a list of all real property leased by Seller.

          3.13 Insurance. Schedule 3.13 contains a list of all insurance policies (“Insurance Policies”) that are currently held by Seller, true and complete copies of which have been made available to Buyer. All Insurance Policies are in the name of Seller, outstanding and in full force and effect, and all premiums due with respect to such policies are currently paid. Seller has not received notice of cancellation or termination of any such policy, nor has it been denied or had revoked or rescinded any policy of insurance, nor has it borrowed against any such policies. There are and have been no claims against any Insurance Policies and no insurance carrier has denied or threatened to deny coverage. Seller carries, or is covered by, insurance with companies that Seller believes as of the date of this Agreement to be financially sound and reputable in such amounts with such deductibles and against such risks and losses as are reasonable for the business and assets of the Business.

          3.14 Intellectual Property.

               (a) For the purposes of this Agreement:

                       (i) “Intellectual Property” means intellectual property, regardless of form, including without limitation: (a) published and unpublished works of authorship, including without limitation audiovisual works, collective works, Software, compilations, databases, derivative works, literary works, maskworks, and sound recordings (“Works of Authorship”); (b) inventions and discoveries, including without limitation articles of manufacture, business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items (“Inventions”); (c) words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, including without limitation logos, product designs, and product features (“Trademarks”); and (d) information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including without limitation algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques (“Confidential Information”).

                       (ii) “Intellectual Property Rights” means all rights in, arising out of, or associated with Intellectual Property in any jurisdiction, including without limitation: (a) rights in, arising out of, or associated with Works of Authorship, including without limitation rights in maskworks and databases and rights granted under the Copyright Act (“Copyrights”); (b) rights in, arising out of, or associated with Inventions, including without limitation rights granted under the Patent Act (“Patent Rights”); (c) rights in, arising out of, or associated with Trademarks, including without limitation rights in the “look and feel” of objects and rights granted under the Lanham Act (“Trademark Rights”); (d) rights in, arising out of, or associated with Confidential Information, including without limitation rights granted under the Uniform Trade Secrets Act (“Trade Secret Rights”); (e) rights in, arising out of, or associated with a person’s name, voice, signature, photograph, or likeness, including without limitation rights of personality, privacy, and publicity (“Personality Rights”); (f) rights of attribution and integrity and other moral rights of an author (“Moral Rights”); and (g) rights in, arising out of, or associated with Domain Names, including keyword associations in any search engine or directories (“Domain Name Rights”).

               (b) Seller owns and has good and marketable title to, or otherwise has the right to use, Seller’s Intellectual Property Rights. Seller does not know of any third parties that claim to own any of Seller’s Intellectual Property Rights. Seller has the right to transfer all of its right, title, and interest in and to Seller’s Intellectual Property and Seller’s Intellectual Property rights without restriction, to the extent the same is transferred under this Agreement.

               (c) Except as set forth on Schedule 3.16, Seller’s Intellectual Property Rights are valid and enforceable, provided that this representation shall be limited to Seller’s knowledge with respect those of Seller’s Intellectual Property Rights owned by third parties and licensed to Seller. Seller does not know of any facts or circumstances that could impair the validity or enforceability of any of Seller’s Intellectual Property Rights.

               (d) To the extent owned by Seller, Seller may exercise, transfer, or license Seller’s Intellectual Property and Seller’s Intellectual Property Rights without restriction or payment to a third party, and Buyer will be able to exercise, transfer, or license Seller’s Intellectual Property or Seller’s Intellectual Property Rights in the same manner following the Closing.

               (e) Seller is not obligated to transfer or license any of Seller’s Intellectual Property or Seller’s Intellectual Property Rights to a third party.

               (f) Seller takes reasonable steps to maintain the secrecy of Confidential Information that is being transferred as part of the Business Assets from which Seller derives independent economic value, actual or potential, from such Confidential Information not being generally known. Neither Seller nor any other Person acting on its behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any source code that is Seller’s Intellectual Property.

               (g) Section 3.14(g) of Schedule 3.14 (i) lists all Registered Intellectual Property Rights owned by Seller and material unregistered Intellectual Property Rights to be transferred as part of the Business Assets, including Domain Names Rights and Trademark Rights registrations and applications related to the Domain Names and Websites included in the Business Assets (“Seller’s Registered Intellectual Property Rights”); (ii) identifies all third parties that share rights to Seller’s Registered Intellectual Property Rights with Seller, including without limitation joint owners and co-applicants; and (iii) lists all actions that must be taken by Seller within 90 days of the Closing Date to maintain the validity or enforceability of Seller’s Registered Intellectual Property Rights.

               (h) Section 3.14(h) of Schedule 3.14 lists all (i) exclusive licenses and rights to Seller’s Intellectual Property and Seller’s Intellectual Property Rights granted by Seller; and (ii) non-exclusive licenses and rights to Seller’s Intellectual Property and Seller’s Intellectual Property Rights granted by Seller, other than for mass market or “off-the-shelf” Intellectual Property and Intellectual Property Rights. Seller does not know of any material breach of the agreements relating to the grant of these licenses and rights.

               (i) Section 3.14(i) of Schedule 3.14 lists all (i) exclusive licenses and rights to Intellectual Property and Intellectual Property Rights granted to Seller and to be transferred as part of the Business Assets; and (ii) nonexclusive licenses and rights to Intellectual Property and Intellectual Property Rights granted to Seller and to be transferred as part of the Business Assets. Seller does not know of any material breach of the agreements relating to the grant of these licenses and rights.

               (j) To the knowledge of Seller, the conduct and content of the Business up to and including as it is conducted immediately prior to the Closing has not and does not infringe, misappropriate, or otherwise violate the Intellectual Property Rights of a third party. Seller has not received notice of a claim that the conduct of the Business infringes, misappropriates, or otherwise violates the Intellectual Property Rights of a third party. Section 3.14(j) of Schedule 3.14 lists each obligation and each duty of Seller with respect the infringement, misappropriation, or violation of the Intellectual Property Rights of a third party by Seller or as a result of the conduct of the Business, including all warranties, indemnities, and agreements to defend.

               (k) Seller does not know of a material infringement, misappropriation or violation of Seller’s Intellectual Property Rights.

               (l) Neither this Agreement nor the completion of the transactions contemplated by this Agreement will result in any of the following to the extent that the following would not have occurred in the absence of this Agreement or the completion of the transactions contemplated by this Agreement: (i) Buyer granting to any third party any right to any Intellectual Property Rights owned by or licensed to Buyer; (ii) Buyer becoming bound by or made subject to any non-compete or other restriction on the operation or scope of its businesses; or (iii) Buyer being obligated to pay any royalties or other amounts to any third party in excess of those payable by Buyer prior to the Closing.

               (m) Seller’s Intellectual Property Rights contain only those items and rights which are: (i) owned by Seller; (ii) in the public domain; or (iii) rightfully used by Seller pursuant to a valid and enforceable license or other agreement (the “Seller Licensed Intellectual Property”), the parties, date, term and subject matter of each such license or other agreement, except licenses or agreements for mass market or “off-the-shelf” products, (each, a “License Agreement”) being set forth on Section 3.14(m)(1) of Schedule 3.14. The License Agreements are valid and binding obligations of Seller, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute a default by Seller or, to the knowledge of Seller, the other party thereto, under any such License Agreement. Except as set forth in Section 3.14(m)(2) of Schedule 3.14, Seller has no agreements or arrangements with any Persons related to Confidential Information or Trade Secret Rights of such Persons relating to the Business or the Business Assets or restricting Seller’s ability to engage in business activities relating to the Business or the Business Assets.

               (n) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of Seller’s Intellectual Property Rights, have executed nondisclosure agreements in the form set forth in Section 3.14(n)(1) of Schedule 3.14 and those Persons who have significantly contributed to the development of Seller’s Intellectual Property Rights are set forth in Section 3.14(n)(2) of Schedule 3.14 either (i) have been a party to an enforceable “work-for-hire” arrangement or agreements with Seller in accordance with applicable Law that has accorded Seller full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller effective and exclusive ownership of all tangible and intangible property thereby arising.

               (o) Seller is not, and, as a result of the execution or delivery of this Agreement or performance of their obligations hereunder, will not be, in violation of any material license,

sublicense, agreement or instrument to which either is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of their obligations hereunder, cause the diminution, termination or forfeiture of any of Seller’s Intellectual Property Rights.

               (p) To the knowledge of Seller, the Business Assets and the related Websites do not contain any Software (i) designed to disrupt, disable, harm, or otherwise impede in any manner, including aesthetical disruptions or distortions, the operation of the Business Assets or the related Websites (e.g., viruses or worms); (ii) that would disable the Business Assets or the related Websites or any computer system or impair in any way their operation based on the elapsing of a period of time, the exceeding of an authorized number of copies, or the advancement to a particular date or other numeral (e.g., time bombs, time locks, or drop dead devices); (iii) intended to permit Seller or any third party to access the Business Assets or the related Websites or any computer system (e.g., traps, access codes, or trap door devices); or (iv) intended to permit Seller or any third party to track, monitor, or otherwise report the operation and use of the Business Assets or the related Websites.

               (q) Section 3.14(q) of Schedule 3.14 sets forth all Software or other material that is distributed as “free software,” “open source software” or under a similar licensing or distribution model (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) and the Apache License) (“Open Source Materials”) used by Seller in the operation of the Business. Section 3.14(q) of Schedule 3.14 describes the manner in which these Open Source Materials were used, including whether and how the Open Source Materials were modified or distributed by Seller. Seller has not (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Business Assets or the related Websites; (ii) distributed Open Source Materials in conjunction with any of the Business Assets or the related Websites; or (iii) used Open Source Materials that create, or purport to create, obligations for Seller with respect to Business Assets or the related Websites or grant, or purport to grant, to any third party, any rights or immunities under Seller’s Intellectual Property Rights (including, but not limited to, using any Open Source Materials that require, as a condition of use, modification or distribution of the Open Source Materials that other software incorporated into, derived from or distributed with the Open Source Materials be (1) disclosed or distributed in source code form, (2) be licensed for the purpose of making derivative works, or (3) be redistributable at no charge).

               (r) No government funding, facilities, or resources of a university, college, other educational institution or research center or funding from third parties were used in the development of the Business Assets or the related Websites and no government entity, university, college, other educational institution, or research center has any claim or right in or to the Business Assets.

               (s) Seller has complied with any Privacy Statement and Terms and Conditions it has made available to users.

               (t) Seller owns and possesses source code for all software owned by it and has valid licenses and possesses or has access to source code for all software products owned, distributed and presently supported by it. Seller has taken all actions customary in the software industry to document the software that is Seller’s Intellectual Property and its operation, such that such software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

          3.15 Websites. The Websites’ statistics provided to Buyer by Seller are true, accurate and not misleading and represent the activities of legitimate users of Seller’s Websites.

               (a) The data relating to Websites provided to Buyer by Seller are true, accurate and not misleading.

               (b) To the knowledge of Seller, no techniques or technology has been used by any person to artificially increase or change the number or details of the activities of the users on Seller’s Websites or otherwise to create a false or invalid impression of use of such Websites (including the number of unique users). Without prejudice to the generality of the foregoing, to the knowledge of Seller, no robots, Software or tools have been used to imitate unique users of Seller’s Websites.

               (c) Section 3.15(d) of Schedule 3.15 sets forth a summary of how Seller’s Websites’ traffic is generated, including from search engines and links, and, to the knowledge of Seller, such generation will not be impacted by Closing.

               (d) Section 3.15(e) of Schedule 3.15 sets forth a comprehensive list that, to the knowledge of Seller, lists all websites that link to Seller’s Websites.

               (e) To the knowledge of Seller and to the extent that content has been obtained by or on behalf of Seller, it has been obtained without breaching any third party’s Intellectual Property Rights or any agreement or applicable law or regulation.

               (f) All content provided by users of the Websites for inclusion in or publication on the Websites has been reviewed by Seller and, in line with Seller’s Privacy Statement and Terms and Conditions, has been edited and where appropriate rejected. As of the Closing Date there is not more than a 72 hour backlog in reviewing content provided by users of the Websites for inclusion in or publication on the Websites.

               (g) Section 3.15(h) of Schedule 3.15 sets forth a summary of all material ongoing development projects in relation to Seller’s Websites (including Software development for the provision of additional functionality).

               (h) To the knowledge of Seller, Seller’s Websites have been operated and used in accordance with all applicable Laws and regulations of any jurisdiction to which they are subject. To the knowledge of Seller, all legal notices, terms of use and other information which is required to be brought to the attention of users of websites under such laws and regulations is provided on the Websites in a manner which fulfils all applicable legal requirements.

               (i) To the knowledge of Seller, the content provided by users of Seller’s Websites for inclusion in or publication on such Websites does not violate or infringe any Laws or regulations of any jurisdiction to which they are subject (“Inappropriate Content”).

               (j) The content produced by Seller or contractors acting on its behalf for inclusion in or publication on Seller’s Websites does not include any Inappropriate Content.

               (k) Seller has immediately removed from its Websites all content in respect of which it has become aware, that such content is Inappropriate Content or in breach of third party rights.

               (l) To the knowledge of Seller, the details of the Business as listed on the Websites and provided to Buyer during its due diligence are in all material respects true, accurate and not misleading.

          3.16 Contracts.

               (a) Schedule 3.16 lists all contracts, agreements, leases, subleases, supply contracts, customer contracts, purchase orders, sales orders and other instruments primarily used or held for use in the operation or conduct of the Business and to which Seller is a party or by which the Business Assets are otherwise bound (each a “Business Contract” and collectively, the “Business Contracts”). All agreements between Seller and its customers have been entered into pursuant to Seller’s standard click-through end user license agreement, a copy of which has been provided to Buyer by Seller, and are assignable to Buyer without consent from the applicable customer or any third party.

                (b) Seller has made available to Buyer a complete and accurate copy of each material Business Contract and examples of each other type of Business Contract. With respect to each Business Contract listed on Schedule 3.16: (i) the contract is, as of the date hereof, legal, valid, binding and enforceable against Seller and in full force and effect, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally and subject to rules of Law governing specific performance, injunctive relief and other equitable remedies; and (ii) neither Seller nor, to the knowledge of Seller, any other party thereto, is, as of the date hereof, in material breach or violation of, or default under, any such Business Contract.

          3.17 Litigation. There is no injunction, judgment, order, decree, ruling, charge, action, suit, proceeding, claim, arbitration or to the knowledge of Seller, investigation, before any Governmental Entity (a “Legal Proceeding”) which is pending and, to the knowledge of Seller, there is no material Legal Proceeding threatened against Seller in connection with the Business. Seller has not received written notice of any overt threat by any third party of the intent to file an action or claim, or initiate a proceeding or arbitration, which would be a material Legal Proceeding with respect to the Business.

          3.18 Certain Relationships with Seller. No officer or director of Seller possesses, directly or indirectly, any material financial interest in any Person with any contractual or business relationship with Seller in connection with the Business; provided, however, that ownership of one percent (1%) or less of any class of securities of any Person with an interest in the Business shall not be deemed to be a material financial interest for purposes of this Section 3.18.

          3.19 Taxes.

               (a) To the extent that failure to do so would adversely impact Buyer, the Business Assets, Buyer’s use of the Business Assets, the Business or Buyer’s operation of the Business, as of the Closing Date, Seller will have:

                    (i) prepared and timely filed all Tax Returns required to be filed by Seller and such Tax Returns are or will be true and correct and have been or will be completed in accordance with applicable Law; and

                    (ii) paid all Taxes and withheld with respect to the Employees and timely remitted to the appropriate governmental authority all federal, state and foreign income, payroll and other Taxes required to be withheld or paid, whether or not shown on any Tax Returns.

               (b) To the extent that doing so would adversely impact Buyer, the Business Assets, Buyer’s use of the Business Assets, the Business or Buyer’s operation of the Business, as of the Closing Date, Seller has not been delinquent in the payment of any Tax, whether or not shown on any Tax Returns.

                (c) To the best of Seller’s knowledge, no audit or other examination of any Tax Return of Seller is presently in progress, nor has Seller been notified in writing of any request for such an audit or other examination, pursuant to which an assessment would adversely impact Buyer, the Business Assets, Buyer’s use of the Business Assets, the Business or Buyer’s operation of the Business.

                (d) No Tax deficiency is outstanding, assessed or proposed against Seller that would adversely impact Buyer, the Business Assets, Buyer’s use of the Business Assets, the Business or Buyer’s operation of the Business.

                (e) Seller has not been and will not as of the Closing Date be a “United States real property holding corporation” within the meaning of Section 897 of the Code.

                (f) There are no proceedings pursuant to which Seller is disputing any amounts payable for Taxes arising out of Seller’s ownership or operation of the Business Assets that, if adversely determined, would reasonably be expected to adversely impact Buyer.

          3.20 Employment Matters. Employees. Schedule 3.20 contains a complete and accurate list of the Employees and shows: (i) Employee name, position held, and annual base salary; (ii) net credited service date; (iii) vacation eligibility for calendar years 2006 and 2007; (iv) visa status; (v) leave status (including type of leave, expected return date for non-disability related leaves and expiration dates for disability leaves); and (vi) the name of any union, collective bargaining agreement or other similar labor agreement covering such Employee.

               (b) Pension and Benefit Plans.

                    (i) Neither Seller nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or had or could have any obligation to, any (A) Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, (B) multiple employer plan or to any plan described in Section 413 of the Code, or (C) Multiemployer Plan. Seller does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

                    (ii) Except as set forth on Schedule 3.20(b)(ii) neither Seller nor any ERISA Affiliate has any Benefit Plans.

               (c) No Post Employment Obligations. Neither Seller nor any of its ERISA Affiliates has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

               (d) Employment Matters. Seller and its ERISA Affiliates: (i) are in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) have withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to the wages, salaries and other payments to Employees by virtue employment, the transactions specifically contemplated by this Agreement or otherwise; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of Seller or any ERISA Affiliate, any threatened or reasonably anticipated claims or actions against Seller or any ERISA Affiliate under any worker’s compensation policy or long-term disability policy with respect to any Employees.

               (e) Labor. No work stoppage or labor strike against Seller or any ERISA Affiliate is pending, threatened or reasonably anticipated with respect to the Business. Seller does not know of any activities or proceedings of any labor union to organize any current Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Seller, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Seller. Seller has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Seller is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated with respect to Employees.

               (f) No payment or benefit which will or may be made by Seller or its ERISA Affiliates with respect to any Employee or any other “disqualified individual” (as defined in Code Section 280G and the regulations thereunder) will be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code.

          3.21 Environmental Matters. Seller (i) has not received any written notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability, (ii) has not disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws and (iii) has not entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws.

          3.22 Compliance with Laws. Seller has conducted the operations of the Business in compliance with applicable Law.

          3.23 Customers and Suppliers. Schedule 3.23 sets forth a list of the Business’ (i) ten largest customers based on revenues of the Business and (ii) ten largest suppliers based on expenses of the Business, in each case, during the fiscal year ended December 31, 2007.

          3.24 Permits. Seller (a) owns, holds or possesses all permits, licenses, franchises, approvals, certifications, or authorizations required by any Governmental Entity for the conduct or operations of the Business, including, without limitation, those set forth on Schedule 3.24 (collectively, the “Permits”), and (b) is not in violation of, or default under, any such Permits, except in each case as would not reasonably be expected to have materially adversely affected the Business. Seller has fulfilled and performed in all material respects its obligations under each of the Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default under any such Permit or which permits or, after notice or lapse of time or both, would permit, revocation or termination of any material Permit, or which might adversely affect the rights of Seller under any material Permit; no notice of cancellation, of default or of any dispute concerning any material Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to Seller; and each of the Permits is valid, subsisting and in full force and effect. No Permit will be revoked, terminated prior to its normal expiration date or not renewed solely as a result of the consummation of the transactions contemplated by this Agreement, except, in all cases, for any violation, default, revocation, termination or renewal that would not reasonably be expected to have materially and adversely affected the Business.

          3.25 Brokers’ Fees. Other than Krall & Co. Inc., no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as of the date hereof, as follows:

          4.1 Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Florida.

          4.2 Authorization of Transaction. Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by Buyer of this Agreement and the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action on the part of Buyer. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Seller) constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally and subject to rules of Law governing specific performance, injunctive relief and other equitable remedies.

          4.3 Brokers’ Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

          4.4 Financing. Buyer will have at Closing sufficient cash funds available to pay the Purchase Price.

ARTICLE V
COVENANTS

          5.1 Closing Efforts. Each of the Parties shall use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

          5.2 Regulatory Matters. Each of the Parties shall use commercially reasonable efforts to obtain all authorizations, licenses, consents, orders and approvals of all Governmental Entities that may be or become necessary for the consummation of the transactions contemplated by this Agreement and shall cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          5.3 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, Seller shall conduct the operations of the Business in the Ordinary Course of Business. Without limiting the generality of the foregoing, except as set forth on Schedule 5.3 or as otherwise required or contemplated by this Agreement, prior to the Closing, Seller shall not, without the written consent of Buyer (such written consent not to be unreasonably withheld, delayed or conditioned):

                    (a) sell, lease, license or dispose of any assets, other than assets that are not associated with, necessary for or used in connection with the operation of the Business;

                    (b) acquire any material asset, other than an asset that is not associated with, necessary for or used in connection with the operation of the Business;

                    (c) license any Intellectual Property to any third party;

                    (d) incur or assume any material liabilities or obligations;

                    (e) mortgage or pledge or subject any assets to a Lien;

                    (f) change in any material respect the accounting methods, principles or practices, except insofar as may be required by a change in GAAP or to comply with Seller’s accounting principles or policies;

                    (g) terminate (except pursuant to its terms), or materially modify or amend any Business Contract;

                    (h) cancel or compromise any material debt or claim or waive or release any material rights of Seller, other than debts, claims or rights that are not Business Assets; or

                    (i) agree to take any of the foregoing actions.

          5.4 Access to Information.

                    (a) During the period commencing with the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to its terms and the Closing, Seller shall afford Buyer and its officers, authorized employees, accountants, counsel and other authorized representatives reasonable access during normal business hours to the properties, books, records and personnel of the Business, as Buyer may reasonably request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or third-party confidentiality obligation).

                    (b) After the Closing Date, Seller and Buyer shall provide to each other and to their respective officers, authorized employees, accountants, counsel and other authorized representatives, upon reasonable request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or third-party confidentiality obligation), reasonable access for inspection and copying of all the Business Records and Permits and any other information existing as of the Closing Date and primarily relating to the Business or the Business Assets, and shall make their respective personnel reasonably available for interviews, depositions and testimony in any legal matter concerning transactions contemplated by this Agreement, and as otherwise may be necessary or desirable to enable the Party requesting such assistance to: (i) comply with any reporting, filing or other requirements imposed by any Governmental Entity, including filing any Tax Returns and responding to Tax audits or Tax authority disputes with respect to the Business and the Business Assets; (ii) assert or defend any claims or allegations in any litigation or arbitration or in any administrative or legal proceeding other than claims or allegations that one Party to this Agreement has asserted against the other; or (iii) subject to clause (ii) above, perform its obligations under this Agreement. The Party requesting such information or assistance shall reimburse the other party for all reasonable and necessary out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.4(b) shall be during normal business hours and upon reasonable prior notice and shall be subject to such reasonable limitations as the Party having custody or control thereof may impose to preserve the confidentiality of information contained therein.

          5.5 Tax Matters.

                    (a) Seller Tax Returns. Subject to Section 5.5(b) below, Seller will prepare and file all Tax Returns of Seller (including Tax Returns required to be filed after Closing Date) to the extent such Tax Returns include or relate to the operations of the Business or the use or ownership of the Business Assets attributable to Pre-Closing Periods (the “Seller Tax Returns”). The Seller Tax Returns shall be true, complete and correct and prepared in accordance with applicable Law. Seller will make all payments for Taxes required with respect to the Seller Tax Returns.

                    (b) Buyer Tax Returns. Buyer will be responsible for the preparation and filing of all Tax Returns it is required to file with respect to Buyer’s ownership or use of the Business Assets or its operation of the Business attributable to Post-Closing Periods (the “Buyer Tax Returns”). The Buyer Tax Returns shall be true, complete and correct and prepared in accordance with applicable Law. Buyer will make all payments for Taxes required with respect to the Buyer Tax Returns.

                     (c) Property Taxes. In the case of any ad valorem real or personal property Taxes attributable to the Business Assets for which the corresponding Tax Returns cover both a Pre-Closing Period and a Post-Closing Period, Buyer shall prepare such Tax Returns and make all payments required with respect to any such Tax Return; provided, however, that Seller will reimburse Buyer concurrently therewith to the extent that any payment made by Buyer relates to a Pre-Closing Period, prorated on a per diem basis; and further provided, that Buyer will reimburse Seller concurrently therewith to the extent that any payment made by Seller relates to a Post-Closing Period, prorated on a per diem basis.

                    (d) FIRPTA Certificate. On or prior to the Closing Date, Seller will furnish to Buyer a certificate of non-foreign status as described in Treasury Regulations Section 1.1445-2(b)(2).

          5.6 Confidentiality.

                    (a) Except as provided in Section 5.6(b), each party hereto agrees that this Agreement and every provision hereof shall be strictly confidential and shall not be disclosed to any other person other than: (A) with the written consent of the Parties; (B) if it is required by law; (C) if it is made pursuant to existing contractual obligations; or (D) if it is required by any rule or regulation of any securities exchange or regulatory or governmental body whether or not this has the force of law. Notwithstanding the foregoing, the Parties shall agree on a joint press release promptly following the signing of this Agreement.

                    (b) Notwithstanding the foregoing, after the Closing Date, the Confidentiality Obligations set forth in Section 5.6(a) shall not prevent or restrict in any way Buyer from announcing to or otherwise notifying third parties at any time that it has purchased the Business and the Business Assets (including notifying them of the amount of the Purchase Price) and introducing itself as successor.

          5.7 Exclusivity. (a) From and after the date of this Agreement, Seller shall not, and shall not authorize or permit any of its directors, officers, employees or representatives, directly or indirectly through another Person, to (i) solicit, initiate or encourage, or take any other action designed to, or to facilitate any inquiries with respect to or the making of any Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal. Notwithstanding the foregoing, at any time prior to obtaining the approval of Seller’s shareholders of the transactions contemplated by this Agreement, if the board of directors of Seller determines in good faith (after consultation with Seller’s outside counsel and financial advisors), in response to a bona fide written Takeover Proposal that was unsolicited, made after the date of this Agreement, and did not otherwise result from a breach of this Section 5.7, that such Takeover Proposal constitutes or is reasonably likely to lead to a Superior Proposal, then, subject in each case to compliance with Section 5.7(c), Seller may (i) furnish information with respect to Seller to the Person making such Takeover Proposal pursuant to a customary confidentiality agreement, and (ii) participate in discussions or negotiations with the Person making such Takeover Proposal regarding such Takeover Proposal; provided, that notice of such determination and the basis therefor is promptly (and in any event within 48 hours of such determination) given to Buyer; and provided, further, that such confidentiality agreement (A) is no less restrictive to such Person than the provisions of that certain Non-Disclosure Agreement, between Buyer and Seller, (B) does not provide for an exclusive right to negotiate with Seller, (C) contains “standstill” terms restricting the Person from commencing a public tender offer or otherwise acquiring shares of Seller’s capital stock, and (D) does not hinder or restrict Seller from complying with any provision of this Agreement; and provided, further, that all such information has previously been provided to Buyer or is provided to Buyer prior to or concurrently with the time it is provided to such Person.

                    (b) Neither the board of directors of Seller nor any committee thereof shall (i) (A) withdraw (or qualify or modify in a manner adverse to Buyer), or publicly propose to withdraw (or qualify or modify in a manner adverse to Buyer), the approval, adoption or recommendation by the board of directors or any committee thereof of this Agreement or the purchase of the Business Assets contemplated by this Agreement or (B) approve, adopt or recommend, or propose publicly to approve, adopt or recommend, any Takeover Proposal (any action described in this clause (i) being referred to as an “Adverse Recommendation”) or

(ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, or allow Seller to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar arrangement constituting or related to, or that is intended to or could reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 5.7(a)) (a “Seller Acquisition Agreement”). Notwithstanding the foregoing, at any time prior to obtaining the approval of Seller’s shareholders of the transactions contemplated by this Agreement and subject to Section 5.7(c), the board of directors of Seller, in response to a Takeover Proposal that the board of directors of Seller determines in good faith (after consultation with its outside counsel and financial advisors) constitutes a Superior Proposal that was unsolicited, made after the date of this Agreement, and did not otherwise result from a breach of this Section 5.7(a), may make an Adverse Recommendation; provided, however, that Seller shall not be entitled to exercise its right to make an Adverse Recommendation pursuant hereto (x) if it is in breach of its obligations under this Section 5.7 and (y) until after the tenth Business Day following Buyer’s receipt of notice (a “Notice of Superior Proposal”) from Seller advising Seller that the board of directors of Seller intends to take such action and specifying the reasons therefor, including the terms and conditions of any Superior Proposal that is the basis of the proposed action by the board of directors (it being understood and agreed that any material amendment to the financial or any other term of such Superior Proposal shall require a new Notice of Superior Proposal and a new ten Business Day period); provided, that if Seller gives notice pursuant to clause (y) within ten Business Days of the date of the Seller shareholders’ meeting, Seller shall, subject to the requirements of applicable law, postpone the Seller shareholders’ meeting to a date and time to ensure that Buyer has ten business days’ notice following receipt of the notice of Superior Proposal before the Seller shareholders’ meeting. In determining whether to make a Seller Adverse Recommendation pursuant to this Section 5.7(b), the board of directors of Seller shall consider in good faith any changes to the financial terms of this Agreement proposed by Buyer in response to a Notice of Superior Proposal or otherwise.

                    (c) In addition to the obligations of Seller set forth in Sections 5.7(a) and (b), Seller shall provide notice to Buyer of any Takeover Proposal as promptly as reasonably practicable (and in any event within 48 hours) after the receipt or delivery thereof, which notice shall include a description of the material terms and conditions of any such Takeover Proposal (including any changes thereto) and the identity of the Person making any such Takeover Proposal. Seller shall (i) keep Buyer fully informed in all material respects of the status and details (including any change to the terms thereof) of any Takeover Proposal and (ii) provide to Buyer copies of all correspondence and other written material sent or provided to Seller from any Person that describe any of the terms or conditions of any Takeover Proposal, in each case as promptly as reasonably practicable (and in any event within 48 hours) after receipt or delivery thereof.

                    (d) Nothing contained in this Section 5.7 shall prohibit Seller from (x) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Securities Exchange Act or a statement required under Rule 14a-9 under the Securities Exchange Act or (y) making any disclosure to the shareholders of Seller that is required by applicable law; provided, however, that in no event shall Seller or its board of directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.7(b) (it being understood that any accurate disclosure of factual information to the shareholders of Seller that is required to be made to such shareholders under applicable federal securities laws shall not be considered a modification prohibited by clause (i)(A) of Section 5.7(b)).

          5.8 Employees.

                    (a) Seller Cooperation. During the period commencing on the date of this Agreement and continuing through the Closing Date, Seller shall assist and cooperate with Buyer to identify Seller’s Employees employed in connection with the Business who will be Designated Employees, including by permitting Buyer to review employee files, compensation data, and job descriptions for any such Employees. In the event Buyer identifies additional Employees as Designated Employees in its discretion during such period, Buyer shall notify Seller thereof in writing and Schedule 5.8 shall thereafter be amended to include such additional Designated Employees. After the date of this Agreement, Seller shall promptly provide Buyer with copies of the employment files of all Designated Employees to the extent not already provided to Buyer, and shall promptly provide any additional information about such Employees upon Buyer’s reasonable request. After the date of this Agreement, Seller shall permit Buyer to contact and interview Designated Employees at Seller’s premises during normal business hours, and Seller shall cooperate fully with Buyer in all such respects.

                    (b) Employment Offers. Within twenty business days of the date of this Agreement, Buyer shall have made offers of “at-will” employment, with a copy or notice to Seller effective as of the Closing Date to all Employees that Buyer desires to hire (each a “Designated Employee”). Buyer will hire each Designed Employee who accepts, by the Closing Date, the offer of employment extended to such individual by Buyer (each a “Transferred Employee”). Any such “at-will” employment offers will: (a) be conditioned on Closing; (b) be subject to and in compliance with Buyer’s standard human resources policies and procedures, including requirements for proof evidencing a legal right to work in the offeree’s country of current employment; (c) have terms, including the position, salary and responsibilities of such Employee, which will be determined by Buyer in its sole discretion; and (d) supersede any prior Employment Agreements and other arrangements with such Employee in effect prior to the Closing Date.

                    (c) Waiver. Seller hereby waives any condition or restriction which it may have the contractual right to impose with respect to the hiring and employment of Designated Employees by Buyer.

                    (d) Between the date of this Agreement and the Closing Date, Seller will not, without the prior written consent of Buyer

                         (i) terminate the employment of any Designated Employee;

                         (ii) reassign any Designated Employee to another business unit of Seller;

                         (iii) change, increase or amend the rate of remuneration (cash, equity or otherwise) or any other terms of employment of any Designated Employees or adopt, grant extend or increase the rate or terms of any bonus, insurance pension or other employee benefit plan, payment or arrangement made to, for or with any Designated Employees, except increases pursuant to any applicable law, rule or regulation;

                         (iv) grant any severance or termination pay (whether payable in cash, stock or other equity instruments) to any Designated Employee, or adopt any new severance plan, amend or modify or alter in any manner any severance plan, agreement or arrangement relating to any Designated Employee on the date hereof; or

                         (v) adopt or amend any Employment Agreement with any Designated Employee.

                    (e) Employee Liability Claims. As between the Parties, Seller and any ERISA Affiliate shall (i) sponsor and (ii) assume or retain, as the case may be, and be solely responsible for and indemnify Buyer against all Employment Liabilities, which will under no circumstances be considered an Assumed Liability for purposes of this Agreement.

                    (f) Non-Solicitation of Employees; No Hire of Employees. Until one year after Closing, Seller shall not (i) directly or indirectly take any action which is calculated to persuade any employee to terminate his or her employment with Buyer other than general solicitations not specifically targeted to Buyer’s employees or (ii) retain the services of any of Buyer’s employees (whether as an employee, contractor or otherwise) or engage in discussions related to the retention of such services.

          5.9 Required Consents. Between the signing of this Agreement and the Closing Date, the Parties shall assist and cooperate with each other in doing such things as are necessary, proper or advisable to obtain the Required Consents, including, but not limited to, working with Seller’s vendors to renegotiate Seller’s existing agreements with those vendors. The Parties further agree that following the Closing Date, Seller shall use commercially reasonable efforts to obtain all Required Consents that Seller failed to obtain prior to the Closing.

          5.10 Post-Closing Access by Seller. Following the Closing Date, Buyer shall provide Seller with reasonable access to any systems or programs as are needed for Seller to complete its dissolution process.

          5.11 Facilitation of Buyer’s Customer Billing. Between the signing of this Agreement and the Closing Date, the Parties shall work together in good faith, and Seller shall use its best efforts to assist and cooperate with Buyer, to enable Buyer to access and use Seller’s customer databases and records as of and from the Closing Date, and to cause customer billing functions to be transitioned to Buyer such that Buyer will be able to process customer accounts at substantially the same service levels as of the Closing Date as existed immediately before the Closing Date.

          5.12 Use of “LION, Inc.” Notwithstanding any other term of this Agreement, following the Closing Date and until the date of Seller’s final dissolution, Buyer shall grant Seller a royalty-free license to use the name “LION, Inc.” Buyer further covenants that it shall not use the name “LION, Inc.,” or the Trademark and service mark corresponding to “LION, Inc.” until the date of Seller’s final dissolution.

          5.13 Payment of Broker’s Fees. Seller shall be responsible for the payment of any broker, finder, financial advisor, or other similar fee or commission due to Krall & Co. Inc. in connection with the transactions contemplated by this Agreement.

ARTICLE VI
CONDITIONS TO CONSUMMATION OF TRANSACTION

          6.1 Conditions to Buyer’s and Seller’s Obligations. The respective obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the condition that no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

          6.2 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer) of the following additional conditions:

                    (a) The representations and warranties of Seller set forth in Article III shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all respects at and as of the Closing as though made at and as of that time, except for inaccuracies the circumstances giving rise to which, individually or in the aggregate, do not constitute, and could not reasonably be expected to result in, a Material Adverse Effect; provided, that to the extent that such representations and warranties are qualified by the term “material” or similar terms, such representations and warranties as so written (including such terms) shall be true and correct in all respects at and as of the Closing Date.

                    (b) Seller shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing.

                    (c) Seller shall have delivered to Buyer a certificate executed by an authorized officer of Seller (the “Seller Certificate”) to the effect that each of the conditions specified in clauses (a) and (b) of this Section 6.2 is satisfied in all respects.

                    (d) Seller shall have delivered to Buyer the Seller Closing Deliverables; provided however, that Seller shall not be required to deliver any Required Consent that Seller cannot obtain due to Buyer’s attempt to re-negotiate the agreement requiring such consent.

                    (e) Seller shall have provided Buyer access to such information as Buyer shall have reasonably requested in connection with its due diligence review of Seller and the Business Assets and Buyer shall have concluded its due diligence review to its complete satisfaction, in its sole discretion.

          6.3 Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Seller) of the following additional conditions:

                    (a) The representations and warranties of Buyer set forth in Article IV (disregarding each exception or qualification therein relating to materiality) shall have been true and correct on the date hereof and shall be true and correct in all material respects at and as of the Closing as if made as of the Closing.

                    (b) Buyer shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing.

                    (c) Buyer shall have delivered to Seller the Buyer Closing Deliverables.

                    (d) Seller’s shareholders shall have approved the transactions contemplated by this Agreement.

ARTICLE VII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          7.1 Indemnification.

                    (a) Indemnification of the Parties. From the Closing Date and until the 90 day anniversary thereof, in the event Seller, on one hand, and Buyer, on the other hand (each, as applicable, an “Indemnifying Party”) breaches any of its representations, warranties or covenants contained in this Agreement, and provided that Buyer, in the event of a breach by Seller, or Seller, in the event of a breach by Buyer (each, as applicable, an “Indemnified Party”) makes a written claim for indemnification within the 90 day period following the Closing Date (the “Survival Period”), then the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all Damages, the Indemnified Party shall suffer that are caused proximately by the breach. For purpose of this Section 7, “Damages” shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys’ fees and expenses, but excluding consequential, incidental or indirect damages, lost profits or punitive damages.

                    (b) Notwithstanding any other provision to the contrary, neither Party shall have any liability with respect to claims under Section 7(a) unless the total of all Damages with respect to such matters exceeds $10,000 (the “Indemnification Basket”) and then only for the amount of the excess of the Damages over such amount; and neither Party shall have any liability (for indemnification or otherwise) for any Damages that exceed $105,000 (the “Indemnification Cap”); provided, however, that the Indemnification Basket and Indemnification Cap shall not apply to claims related to or arising from (i) fraud, (ii) intentional misrepresentation, and (iii) the Assumed Liabilities (to the extent Seller incurs Damages) and the Excluded Liabilities (to the extent Buyer incurs Damages); and provided, further, that the Survival Period for claims related to or arising from clauses (i) and (ii) of the foregoing proviso of this Section 7(b) shall be the applicable statute of limitations period.

                    (c) All claims by an Indemnifying Party under this Article 7 shall be asserted and resolved as follows:

(i) In the event that (A) any claim, demand or proceeding is asserted or instituted by any party other than the Parties which could give rise to Damages for which an Indemnifying Party would be liable to an Indemnified Party hereunder (such claim, demand or proceeding, a “Third Party Claim”) or (B) any Indemnified Party hereunder shall have a claim to be indemnified by any Indemnifying Party hereunder which does not involve a Third Party Claim (such claim, a “Direct Claim”), the Indemnified Party shall with reasonable promptness send to the Indemnifying Party a written notice specifying the nature of such claim or demand and the amount or estimated amount (which estimate shall not be conclusive of the final amount of such claim and demand) (a “Claim Notice”) provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent that the rights of the Indemnifying Party are actually prejudiced.

(ii) In the event of a Third Party Claim, the Indemnifying Party may, and upon request of the Indemnified Party shall, retain counsel of its choice, reasonably acceptable to the Indemnified Party, to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in connection with such claim or demand and shall pay the reasonable fees and disbursements of such counsel with regard thereto. In the event that an Indemnifying Party shall retain such counsel, an Indemnified Party shall have the right to retain its own counsel but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (B) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one such firm for all such Indemnified Parties. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the Third Party Claim or demand, or any cross-complaint against any person. No claim or demand may be settled without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. Unless the Indemnifying Party shall have agreed in writing that any and all Damages to the Indemnified Party related to a claim or demand are fully covered by the indemnities provided herein, no such claim or demand may be settled without the consent of the Indemnified Party, which consent will not be unreasonably withheld.

(iii) In the event of a Direct Claim, unless the Indemnifying Party notifies the Indemnified Party within thirty (30) days of receipt of a Claim Notice that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder and shall be paid to the Indemnified Party promptly; provided, however, that if a final, non-appealable judicial determination is made that an Indemnified Party is not entitled to any such payment, it shall promptly repay the appropriate amounts to the Indemnifying Party.

ARTICLE VIII
TERMINATION

          8.1 Termination of Agreement. Buyer or Seller may terminate this Agreement prior to the Closing, as provided below:

                    (a) Buyer and Seller may terminate this Agreement by mutual written consent;

                    (b) Buyer may terminate this Agreement by giving written notice to Seller in the event Seller is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a) or (b) of Section 6.2 not to be satisfied and (ii) is not cured upon the earlier of (x) 30 days following delivery by Buyer to Seller of written notice of such breach, or (y) the Termination Date;

                    (c) Seller may terminate this Agreement:

(i) by giving written notice to Buyer in the event Buyer is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (x) would cause the conditions set forth in clauses (a) or (b) of Section 6.3 not to be satisfied and (y) is not cured upon the earlier of (a) 30 days following delivery by Seller to Buyer of written notice of such breach or (b) the Termination Date; or

(ii) upon Seller’s entry into a letter of intent, term sheet, or similar document to accept or approve a Superior Proposal.

                    (d) Buyer or Seller may terminate this Agreement if the Closing shall not have occurred by September 30, 2008 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any Party whose breach of this Agreement has been a principal cause of or resulted in the failure of the Closing to occur on or before such date; and

                    (e) Buyer or Seller may terminate this Agreement if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, which order, decree, ruling or other action is final and nonappealable.

          8.2 Effect of Termination. Any termination of this Agreement pursuant to Section 8.1 above shall be effective immediately upon delivery of a valid written notice of the terminating Party to the other Party hereto. If any Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for willful breaches of this Agreement). Notwithstanding the foregoing, the provisions of Article IX and of the Confidentiality Obligations shall survive the termination of this Agreement; provided, however, that in the event Seller seeks to terminate this Agreement pursuant to Section 8.1(c)(ii), Seller shall pay Buyer a fee of $200,000.

ARTICLE IX
MISCELLANEOUS

          9.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

          9.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

          9.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party.

          9.4 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

          9.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.6 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered (x) three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (y) one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service or (z) on the date sent after transmission by facsimile with written confirmation, in each case to the intended recipient as set forth below:

If to Buyer:	Copy to:

Beanstalk Networks LLC	Michael Brenner, Esq.
314 Clematis Street, Suite 200	Beanstalk Networks Acquisition LLC
West Palm Beach, Florida 33401	314 Clematis Street, Suite 200
Attention: James P. Kelly, Vice President & COO	West Palm Beach, Florida 33401
Facsimile: 561-650-8106	Facsimile: 561-650-8106

And

Wilson Sonsini Goodrich & Rosati, P.C.
701 Fifth Avenue, Suite 5100
Seattle, WA 98104
Attention: Patrick J. Schultheis
Facsimile: 206-883-2699

If to Seller:	Copy to:

Lion, Inc.	Stoel Rives LLP
2801 Hollycroft Street	600 University Street, Suite 3600
Gig Harbor, Washington 98335	Seattle, WA 98101
Attention: David Stedman	Attention: Christopher J. Voss
Facsimile: 877-665-5187	Facsimile: 206.386.7500

          Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Washington.

          9.8 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the federal courts of the Western District of Washington.

          9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Any delay of exercise of any right under this Agreement shall not constitute a waiver of such right.

          9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. The Parties shall use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

          9.11 Construction.

                    (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                    (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                    (c) When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated.

                    (d) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                    (e) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

          9.12 Expenses. Except as expressly provided in this Agreement, the Parties shall bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

          9.13 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms thereof and that, prior to the termination of this Agreement pursuant to its terms, the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signatures on Following Page]

          IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the date first above written.

BUYER:

BEANSTALK NETWORKS ACQUISITION
LLC

By:

Name:

Title:

SELLER:

LION, INC.

By:

Name:	David Stedman

Title:	President

EXHIBIT B

PLAN OF COMPLETE DISSOLUTION AND LIQUIDATION

OF

LION, INC.

          WHEREAS, the Board of Directors and the shareholders of LION, Inc., a Washington corporation (the “Company”) wish to accomplish the complete dissolution and liquidation of the Company in accordance with Chapter 23B.14 and other applicable provisions of the Washington Business Corporation Act, and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”).

1)	Approval and Adoption of Plan. This Plan shall become effective when all of the following steps have been completed:

	a)	Resolutions of the Company’s Board of Directors. The Company’s Board of Directors (the “Board”) shall have adopted a resolution or resolutions with respect to the following:

		i)	Complete Dissolution and Liquidation: The Board shall determine that it is deemed advisable for the Company to be dissolved and liquidated completely;

		ii)	Adoption of the Plan: The Board shall approve this Plan as the appropriate means for carrying out the complete dissolution and liquidation of the Company.

iii)

Sale of Assets: The Board shall determine that, as part of the Plan, it is deemed expedient and in the best interests of the Company to sell all or substantially all of the Company’s property and assets in order to facilitate liquidation and distribution to the Company’s creditors and shareholders, as appropriate.

b)

Adoption of this Plan by the Company’s Shareholders. The holders of a majority of the voting power represented collectively by the outstanding shares of the Company’s common stock (the “Common Stock”) entitled to vote thereon shall have adopted this Plan, including the dissolution of the Company and those provisions authorizing the Board to sell all or substantially all of the Company’s assets in connection therewith, by written consent or at a special meeting of the shareholders of the Company called for such purpose by the Board. The adoption of the Plan by the holders of the Common Stock shall constitute full and complete authority for the Board and the officers of the Company, without further shareholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the Washington Business Corporation Act.

2)

Dissolution and Liquidation Period. Once the Plan is effective, the steps set forth below shall be completed at such times as the Board, in its absolute discretion, deems necessary, appropriate or advisable. Without limiting the generality of the foregoing, the Board may instruct the officers of the Company to delay the taking of any of the following steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Company’s assets upon liquidation; provided that such steps may not be delayed longer than is permitted by applicable law.

a)

The filing of Articles of Dissolution of the Company (the “Articles of Dissolution”) pursuant to RCW 23B.14.030 (the “Effective Date”), and the completion of all actions that may be necessary, appropriate or desirable to dissolve and terminate the corporate existence of the Company;

b)

The publication of notice, in accordance with the terms of RCW 23B.14.030, of the Company’s dissolution in a newspaper of general circulation in Pierce County, Washington, within 30 days after the Effective Date, which notice must be published once every three weeks.

c)

The cessation of all of the Company’s business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to RCW 23B.14.050;

	d)	The collection and disposal of the Company’s assets in satisfaction of the Company’s liabilities, liens and security interests pursuant to RCW 23B.14.050;

e)

The negotiation and consummation of sales of all of the assets and properties of the Company, including the assumption by the purchaser or purchasers of any or all liabilities of the Company, insofar as the Board deems such sales to be necessary, appropriate or advisable; and

	f)	The distribution of the remaining funds of the Company and the distribution of remaining unsold assets of the Company, if any, to its shareholders pursuant to Sections 4 and 7 below.

3)

Authority of Officers and Directors. Prior to and after the Effective Date, the Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Washington law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay to the Company’s officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the successful implementation of this Plan, provided that any such compensation shall be fair and reasonable with respect to the efforts extended by any recipient of such compensation. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of Common Stock shall constitute the approval of the Company’s shareholders of the Board’s authorization of the payment of any such compensation.

The adoption of the Plan by the holders of the Company’s Common Stock shall constitute full and complete authority for the Board and the officers of the Company, without further shareholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable: (i) to dissolve the Company in accordance with the laws of the State of Washington and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with any applicable provision of the Washington Business Corporation Act; and (iv) to distribute all of the remaining funds of the Company and any unsold assets of the Company pari passu to the holders of the Company’s Common Stock.

4)

Conversion of Assets Into Cash or Other Distributable Form. Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge, or make adequate provision for the payment, satisfaction and discharge of, all debts and liabilities of the Company pursuant to Section 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by the Plan.

5)

Professional Fees and Expenses. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board provided by the Company pursuant to its Articles of Incorporation and Bylaws or the Washington Business Corporation Act or otherwise.

In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

6)

Indemnification. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Articles of Incorporation and Bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including without limitation directors’ and officers’ liability coverage.

7)

Liquidating Distributions. Liquidating distributions, in cash or in kind, shall be made from time to time after the adoption of the Plan to the holders of record, at the close of business on the Effective Date as provided in Section 2 above, of outstanding shares of Common Stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale of assets and complete liquidation of the Company). All determinations as to the time for and the amount and kind of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with any applicable provision of the Washington Business Corporation Act. As provided in Section 10 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

8)

Amendment, Modification or Abandonment of Plan. If for any reason the Board determines that such action would be in the best interests of the Company, the Board may, in its sole discretion and without requiring further shareholder approval, revoke the Plan and all action contemplated thereunder, to the extent permitted by the Washington Business Corporation Act, at any time within 120 days after the filing of the Articles of Dissolution. The Board may not amend or modify the Plan under circumstances that would require additional shareholder approval under the Washington Business Corporation Act and the federal securities laws without complying with the Washington Business Corporation Act and the federal securities laws. Upon the revocation or abandonment of the Plan, the Plan shall be void.

9)

Cancellation of Stock and Stock Certificates. The distributions to the Company’s shareholders pursuant to Section 7 hereof shall be in complete cancellation of all of the outstanding shares of the Company’s Common Stock. From and after the Effective Date, and subject to applicable law, the Common Stock will be treated as no longer being outstanding and each holder of Common Stock shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with Section 7 hereof. As a condition to receipt of any distribution to the Company’s shareholders, the Board, in its absolute discretion, may require the Company’s shareholders to (i) surrender their certificates evidencing their shares of Common Stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board. The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company at the Effective Date, and thereafter certificates representing shares of Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

10)

Liquidation Under Code Sections 331 and 336. It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code. The Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

11)

Filing of Tax Forms. The appropriate officers of the Company are authorized and directed, within 30 days of the date of shareholder approval of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

EXHIBIT C

LION, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2008 (unaudited)	December 31, 2007

Current assets
Cash and cash equivalents	$4,400	$4,879
Accounts receivable, less allowance for doubtful accounts of $55 and $120 in 2008 and 2007, respectively	190	339
Prepaid expenses and other	349	422

Total current assets	4,939	5,640

Long-term investments – available for sale securities	1,113	1,300
Property and equipment, net	164	200
Other assets	20	20

	$6,236	$7,160

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$197	$214
Accrued salaries and benefits	395	356
Accrued liabilities	256	319
Current maturities of long-term obligations	5	5
Deferred revenue	318	357

Total current liabilities	1,171	1,251

Long-term obligations, less current maturities	2	3

Total liabilities	1,173	1,254

Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, par value $.001 per share; authorized 5,000,000 shares; none issued or outstanding	—	—
Common stock, par value $.001 per share; authorized 50,000,000 shares; 38,626,335 shares issued and outstanding at March 31, 2008 and December 31, 2007	39	39
Additional contributed capital	14,317	14,315
Accumulated deficit	(9,293)	(8,448)

	5,063	5,906

	$6,236	$7,160

The accompanying notes are an integral part of these condensed consolidated financial statements.

1

LION, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,

	2008	2007

Revenues	$805	$1,368

Expenses
Direct costs	548	887
Selling and marketing	136	276
General and administrative	484	1,056
Research and development	302	438
Depreciation and amortization	32	62

Total operating expenses	1,502	2,719

Operating loss	(697)	(1,351)

Other income (expense)
Interest expense	—	(19)
Interest income and other	58	39
Impairment loss on investments	(187)	—

Loss from continuing operations before tax	(826)	(1,331)
Income tax benefit (expense)	(19)	(1)

Net loss from continuing operations	(845)	(1,332)

Income from discontinued operations before tax	—	670
Income tax expense	—	(3)

Income from discontinued operations	—	667

Net loss	$(845)	$(665)

Basic and diluted net loss per share:
Loss from continuing operations	$(.02)	$(.03)
Income from discontinued operations	—	.01

Net loss	$(.02)	$(.02)

Weighted average number of shares	38,626	38,616

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

LION, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended March 31,

	2008	2007

Cash flows from operating activities
Net loss	$(845)	$(665)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	32	98
Change in allowance for doubtful accounts	(65)	36
Impairment loss on investments	187	—
Stock options and restricted stock expense	2	33
Gain on disposition of property and equipment	(1)	—
Changes in assets and liabilities
Accounts receivable	213	(491)
Accounts payable	(17)	238
Accrued salaries and benefits	39	52
Accrued liabilities	(63)	132
Deferred revenue	(39)	291
Other assets	73	142

Net cash used in operating activities	(484)	(134)

Cash flows from investing activities
Capitalized software development costs	—	(122)
Cash received on sale of fixed assets	7	—
Purchases of property and equipment	(1)	(328)

Net cash provided by (used in) investing activities	6	(450)

Cash flows from financing activities
Payments on long-term obligations	(1)	(1)
Proceeds from issuance of common stock on exercise of stock options	—	2

Net cash provided by (used in) financing activities	(1)	1

Net decrease in cash and cash equivalents	(479)	(583)
Cash and cash equivalents at beginning of period	4,879	2,587

Cash and cash equivalents at end of period	$4,400	$2,004

Supplemental cash flow information and non-cash investing and financing activities:
Cash paid for income taxes	$30	$1

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

LION, Inc. and Subsidiary
Notes to condensed consolidated financial statements
March 31, 2008

Note 1 – Description of business and summary of significant accounting policies

Description of business - LION, Inc. (the “Company” or “LION”), a Washington corporation, provides advanced business solutions that streamline the mortgage loan fulfillment process in the mortgage industry. LION provides an integrated technology platform offering online loan productivity tools featuring lender loan program and pricing databases, a suite of comprehensive website products and a pricing engine configured to serve the broker/banker, community banks and large to medium sized lenders.

A summary of significant accounting policies applied in the preparation of the accompanying unaudited condensed consolidated financial statements follows.

Interim Financial Statements - The unaudited condensed consolidated financial statements and related notes are presented in accordance with the instructions for interim financial statements required by Article 8-03 of Regulation S-X, and do not contain certain information included in the Company’s audited financial statements and notes for the fiscal year ended December 31, 2007. The information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of the interim periods presented. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2008 or for any other future interim period. The condensed balance sheet at December 31, 2007 has been derived from the audited financial statements at that date. The accompanying unaudited condensed consolidated financial statements and related notes should be read in conjunction with the audited consolidated financial statements and notes thereto included in LION’s Form 10 – KSB for its fiscal year ended December 31, 2007.

Use of Estimates - In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include allowances for doubtful accounts, long-lived assets valuation, estimated useful lives and recoverability and realizability of deferred tax assets.

Reclassifications – In September 2007, we sold our Mortgage 101 website and certain related assets. In November 2007, we sold certain assets related to TRMS and Pipeline Tools. The revenues and identifiable costs for Mortgage 101, TRMS, and Pipeline Tools have been classified as discontinued operations for all periods presented in the condensed consolidated statements of operations.

Revenue Recognition - LION generates revenue throughout the mortgage loan origination and fulfillment process. For its continuing operations, LION generates subscription revenues from mortgage brokers and agents who are provided electronic access to a database of mortgage offerings from LION’s proprietary network of lenders throughout the United States; advertising revenue from customers who pay marketing fees for ad banners and web site promotion; development and hosting fees related to mortgage originator and lender web sites; and transaction fees based on locked loan volumes for its LockPointXtra® product. For discontinued operations, LION generates revenue from advertisers who pay fees for ad banners and lead generation for Mortgage 101 and from transaction fees on its Pipeline Tools and Risk Management Services product lines based on closed loan volumes.

4

LION, Inc. and Subsidiary
Notes to condensed consolidated financial statements
March 31, 2008
(Unaudited)

Note 1 – Description of business and summary of significant accounting policies - continued

The Company accounts for its software products with external licensing in accordance with Statement of Position 97-2, “Software Revenue Recognition, and Staff Accounting Bulletin 104, Revenue Recognition in Financial Statements.” Revenue from licensing fees relating to the use of the LockPoint Xtra® product is recognized when all elements of the contract have been delivered to the customer. Revenue from monthly recurring charges from use of the Pipeline Tools and Risk Management Services products is recognized in the period in which the service is provided.

Revenue is recognized from product sales or services provided when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the selling price is fixed or determinable, and collectibility is reasonably assured. For multiple-element arrangements, the Company applies Emerging Issues Task Force (“EITF”) Issue 00-21, “Revenue Arrangements with Multiple Deliverables,” that meet the following criteria: the delivered item has value to the customer on a standalone basis; there is objective and reliable evidence of the fair value of undelivered items; and delivery of any undelivered item is probable.

Subscription and service fees are recognized as revenue over the respective subscription periods or when services are provided. Revenue from services is generally determined based on time and materials. Deferred revenue is recorded on prepaid subscriptions and on advance billings or cash received for contracts that have undelivered elements.

Net Loss Per Common Share - Basic loss per common share is based on the weighted average number of shares outstanding during each period. Potentially dilutive common stock equivalents are included in determining dilutive earnings per share. Diluted share calculations for the three months ended March 31, 2008 and 2007 exclude options to purchase 2,711,917 and 6,053,917 shares, respectively, due to their anti-dilutive effect.

Recently Issued Accounting Pronouncements - In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Refer to Note 5 of the Notes to the Condensed Consolidated Financial Statements for the Company’s SFAS 157 fair value disclosures. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2 (“FSP FAS 157-2”) which defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008 for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. As permitted by FSP FAS 157-2, the Company has only partially applied the provisions of SFAS 157. The Company is in the process of evaluating the inputs and techniques used in its nonrecurring, nonfinancial fair value measurements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities (“SFAS 159”). SFAS 159 provides entities with the option to report selected financial assets and liabilities at fair value. Business entities adopting SFAS 159 will report unrealized gains and losses in earnings at each subsequent reporting date on items for which the fair value option has been elected. In the first quarter of 2008, the Company did not elect the fair value option for any of its assets or liabilities.

5

LION, Inc. and Subsidiary
Notes to condensed consolidated financial statements
March 31, 2008
(Unaudited)

Note 1 – Description of business and summary of significant accounting policies - continued

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”), replacing SFAS No. 141, Business Combinations (“SFAS 141”). SFAS 141R retains the fundamental requirements of purchase method accounting for acquisitions as set forth previously in SFAS 141. However, this statement defines the acquirer as the entity that obtains control of a business in the business combination, thus broadening the scope of SFAS 141 which applied only to business combinations in which control was obtained through transfer of consideration. SFAS 141R also requires several changes in the way assets and liabilities are recognized and measured in purchase accounting including expensing acquisition-related costs as incurred, recognizing assets and liabilities arising from contractual contingencies at the acquisition date, and capitalizing in-process research and development. SFAS 141R also requires the acquirer to recognize a gain in earnings for bargain purchases, or the excess of the fair value of net assets over the consideration transferred plus any noncontrolling interest in the acquiree, a departure from the concept of “negative goodwill” previously recognized under SFAS 141. SFAS 141R is effective for the Company beginning January 1, 2009, and will apply prospectively to business combinations completed on or after that date.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51 (“SFAS 160”). SFAS 160 applies to all companies that prepare consolidated financial statements but will only affect companies that have a noncontrolling interest in a subsidiary or that deconsolidate a subsidiary. SFAS 160 clarifies that noncontrolling interests be reported as a component separate from the parent’s equity and that changes in the parent’s ownership interest in a subsidiary be recorded as equity transactions if the parent retains its controlling interest in the subsidiary. The statement also requires consolidated net income to include amounts attributable to both the parent and the noncontrolling interest on the face of the income statement. In addition, SFAS 160 requires a parent to recognize a gain or loss in net income on the date the parent deconsolidates a subsidiary, or ceases to have a controlling financial interest in a subsidiary. SFAS 160 is effective for the Company beginning January 1, 2009, and will apply prospectively, except for the presentation of disclosure requirements, which must be applied retrospectively. The Company does not expect the adoption of SFAS 160 will have a material impact on its financial position, results of operations and cash flows.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect the adoption of SFAS 161 will have a material impact on its financial position, results of operations and cash flows.

6

LION, Inc. and Subsidiary
Notes to condensed consolidated financial statements
March 31, 2008
(Unaudited)

Note 2 – Discontinued operations

Leads Business Product Group

On September 28, 2007, we consummated an agreement with Internet Brands, Inc. (“Internet Brands”) for the sale to Internet Brands of the Company’s Mortgage 101 website and certain assets associated therewith. The agreement provided for payment of $5,000,000 which was received at closing and an additional payment of $350,000 of which $319,000 was received by December 31, 2007 with the remaining balance received in early January 2008. Internet Brands assumed liabilities arising from the purchased assets after closing, including all post-closing liabilities for performance under the contracts assumed by Internet Brands in the transaction. The Company provided transition services to Internet Brands to effect the timely delivery and installation of the technology platform, databases and software comprising Mortgage 101 during the 90 days after the closing (the “transition services”). At closing, the Company received $112,500 from Internet Brands as payment in advance for the estimated costs of providing the transition services (based on a detailed work plan), and paid Internet Brands $112,500 for estimated amounts of customer deposits for assumed contracts. The prepayment of transition services was recognized as additional gain along with related expenses as services were provided during fourth quarter 2007. Accounts receivable for services provided prior to the close date were retained by LION.

The gain on the sale approximates $5.2 million representing the initial sales price of $5 million, additional payment of $350,000 held back at closing and transition services of $112,500 less related selling costs of $202,000, less the net book value of assets sold, which related to fixed assets and unamortized capitalized software and which together approximated $17,000.

Capital Markets Product Group

On November 15, 2007, we consummated an agreement with Compass Analytics, LLC (“Compass”) for the sale to Compass of the Company’s TRMS business and certain assets associated therewith. Compass paid approximately $1.3 million to the Company at closing, based on the value at closing of client revenues associated with the TRMS business. In addition, the agreement contemplates a contingent payment to the Company of up to $500,000 based on the value of client revenues associated with the TRMS business six months after the closing date which is May 15, 2009, subject to valid claims by Compass against the Company under the indemnification provisions of the agreement. Because of the uncertainty of collecting the $500,000, this amount was not included in the calculation of the gain. Compass also assumed liabilities arising from the purchased assets after closing, including all post-closing liabilities for performance under the contracts assumed by Compass in the transaction.

The gain on the sale approximated $6,000 representing the sales price of approximately $1.3 million less related selling costs of $206,000 and the net book value of assets sold which related to fixed assets and goodwill attributable to TRMS which together approximated $1.1 million.

7

LION, Inc. and Subsidiary
Notes to condensed consolidated financial statements
March 31, 2008
(Unaudited)

Note 2 – Discontinued operations - continued

The following table provides additional income statement information related to the discontinued operations (in thousands):

	Three months ended March 31,

	2008	2007

Revenues
Mortgage 101	$—	$358
TRMS Business	—	1,438

	$—	$1,796

Income from operations of Mortgage 101	$—	$42
Income from operations of TRMS Business	—	628

Income from discontinued operations, before income taxes	—	670
Income tax provision	—	(3)

Income from discontinued operations	$—	$667

Note 3 – Stock-based compensation

Stock-based compensation expense was $2,000 and $33,000 for the three months ended March 31, 2008 and 2007, respectively.

8

LION, Inc. and Subsidiary
Notes to condensed consolidated financial statements
March 31, 2008
(Unaudited)

Note 4 – Segment reporting

Throughout most of 2007, the Company had two operating segments, TRMS and the integrated software, services and lead generation businesses in which the Company was engaged which is referred to as the LION segment. On November 15, 2007, we consummated the sale of TRMS including our Pipeline Tools technology. In addition, the assets of Mortgage 101 were sold on September 28, 2007. The operating results of TRMS (the TRMS segment) and Mortgage 101 and Pipeline Tools (part of the LION segment) are included in discontinued operations in the condensed consolidated statements of operations.

Management reports on each segment based upon, among other things, TRMS being a registered Commodity Trading Advisor and generating revenues through delivery of Risk Management Services, while LION’s other combined operations generate revenues primarily for sales of software related products and services. Intercompany revenues represent fees for Pipeline Tools technology and services purchased by TRMS from its parent, LION, which are generally accounted for at current market prices and are eliminated in consolidation. The following sets forth information for reportable segments and consolidated totals (in thousands):

	LION	TRMS	Consolidated

Three months ended March 31, 2008:
Revenues from external customers:
From continuing operations	$805	$—	$805
From discontinued operations	—	—	—

	805	—	805

Revenues from TRMS	—	—	—

Operating loss:
From continuing operations	(697)	—	(697)
From discontinued operations	—	—	—

	(697)	—	(697)

Three months ended March 31, 2007:
Revenues from external customers:
From continuing operations	$1,368	$—	$1,368
From discontinued operations	473	1,323	1,796

	1,841	1,323	3,164

Revenues from TRMS	820	—	—

Operating income (loss):
From continuing operations	(1,351)	—	(1,351)
From discontinued operations	(90)	760	670

	(1,441)	760	(681)

9

LION, Inc. and Subsidiary
Notes to condensed consolidated financial statements
March 31, 2008
(Unaudited)

Note 4 – Segment reporting - continued

A reconciliation of the totals reported for the operating segments to the applicable line items in the condensed consolidated financial statements is as follows (in thousands):

	Three months ended March 31,

	2008	2007

Operating loss	$(697)	$(681)
Impairment loss on investments	(187)
Other non-operating income – net	58	20
Income tax expense – net	(19)	(4)

Net loss	$(845)	$(665)

The Company’s product groupings for continued and discontinued operations are comprised of Leads, Loans, and Capital Markets and associated revenues are as follows (in thousands):

	Three months ended March 31,

	2008	2007

Revenue from continuing operations:
Loans	$805	$1,368

Revenue included in discontinued operations
Leads	—	358
Capital Markets	—	1,438

	—	1,796

Total	$805	$3,164

The Leads product grouping (included in discontinued operations) consists of the Company’s Mortgage 101 product, which generates revenues from LION’s subscription and pay-per-lead based lead programs along with consumer-facing ad banner programs.

The Loans product grouping consists of Precision LION Broker (inclusive of LION Pro), Precision Access (formerly known as LION Pro Corporate), Retail Websites, and Precision LPX (LockPoint Xtra®). Precision LION Broker revenues include lenders who participate in the underlying loan program database. Retail Website revenues consist of site development and hosting fees. Precision LPX and Precision Access revenues are generated from implementation fees with new customers, recurring monthly billings based on locked loan amount volumes with monthly minimums which may vary from customer to customer, and custom development services.

The Capital Markets product grouping (included in discontinued operations) consists of Pipeline Tools and Risk Management Services. Pipeline Tools revenues are generated from implementation fees from new customers, recurring monthly billings based on closed loan volumes with monthly minimums which may vary from customer to customer, and custom development services. Risk Management Services are provided by TRMS and are generated by recurring monthly billings based on closed loan volumes with monthly minimums which may vary from customer to customer.

10

LION, Inc. and Subsidiary
Notes to condensed consolidated financial statements
March 31, 2008
(Unaudited)

Note 5 – Fair value measurements

In September 2006, the FASB issued statement No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. The Company has adopted the provisions of SFAS 157 as of January 1, 2008, for financial instruments. The Company is now required to provide additional disclosures as part of its financial statements.

SFAS 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

As of March 31, 2008, the Company held certain assets that are required to be measured at fair value on a recurring basis. These included the Company’s auction rate securities which are classified as available for sale securities. Due to recent events in credit markets, the auction events for these instruments held by the Company failed during first quarter 2008. Therefore, the fair values of these securities are estimated utilizing a discounted cash flow analysis or other type of valuation model as of March 31, 2008. These analyses consider, among other items, the collateralization underlying the security investments, the creditworthiness of the counterparty, the timing of expected future cash flows, and the expectation of the next time the security is expected to have a successful auction. These securities were also compared, when possible, to other observable market data with similar characteristics to the securities held by the Company.

As a result of other than temporary declines in fair value for the Company’s auction rate securities, which the Company attributes to liquidity issues rather than credit issues, it has recorded an unrealized loss of $187,000 to other expense for the three months ended March 31, 2008. The auction rate security instruments held by the Company at March 31, 2008, totaling $1.1 million net of the impairment loss, were in securities collateralized by student loan portfolios, which are guaranteed by the United States government. Due to the Company’s belief that the market for these student loan collateralized instruments may take in excess of twelve months to fully recover, the Company has classified these investments as noncurrent and has included them in long-term investments available for sale in the condensed consolidated balance sheets at March 31, 2008. As of March 31, 2008, the Company continues to earn the contractual interest on virtually all of its auction rate security instruments.

11

LION, Inc. and Subsidiary
Notes to condensed consolidated financial statements
March 31, 2008
(Unaudited)

Note 5 – Fair value measurements - continued

The Company’s assets measured at fair value on a recurring basis subject to the disclosure requirements of SFAS 157 at March 31, 2008, were as follows (in thousands):

		Fair value measurements at reporting date using

Description	At March 31, 2008	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Auction rate securities	$1,113	$—	$—	$1,113

Total assets measured at fair value	$1,113	$—	$—	$1,113

Based on market conditions, the Company changed its valuation methodology for auction rate securities to a combination of a discounted cash flow analysis and a market approach during first quarter 2008. Accordingly, these securities changed from Level 1 to Level 3 within SFAS 157’s hierarchy since the Company’s initial adoption of SFAS 157 at January 1, 2008.

The following table presents the Company’s assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as defined in SFAS 157 at March 31, 2008:

Description	Auction rate securities	Total

Balance at December 31, 2007	$—	$—
Transfers to Level 3	1,300	1,300
Total unrealized losses included in other expense	(187)	(187)

Total assets measured at fair value	$1,113	$1,113

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LION, Inc. and Subsidiary
Notes to condensed consolidated financial statements
March 31, 2008
(Unaudited)

Note 6 – Income taxes

We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” In accordance with SFAS No. 109, deferred tax assets arise from the tax benefit of amounts expensed for financial reporting purposes but not yet deducted for tax purposes and from unutilized tax credits and net operating loss carry forwards. We evaluate our deferred tax assets on a regular basis to determine if a valuation allowance is required. To the extent it is determined the recoverability of the deferred tax assets is not more likely than not, we will record a valuation allowance against deferred tax assets.

Realization of the net deferred tax asset is dependent on generating sufficient taxable income prior to expiration of net operating loss carryforwards. At March 31, 2008, the Company had net operating loss carryforwards for federal and state tax purposes of approximately $2.1 million available to offset future income which expire in 2018 through 2028. The Company has established a valuation allowance for the full amount of the net deferred tax assets at March 31, 2008. Utilization of these carryforwards could be limited due to a change of control in the Company’s ownership as defined by the Internal Revenue Code Section 382.

Note 7 – Vacated lease

In December 2007, the Company vacated a leased space in California. At March 31, 2008 and December 31, 2007, the Company had a liability of $113,000 and $125,000, respectively, for the contractually remaining lease payments less estimated sublease rental income. The change in the liability relates to lease payments and amortization of $12,000 for the three months ended March 31, 2008.

Note 8 – Liquidity

The Company incurred a net loss of $845,000 from continuing operations for the three months ended March 31, 2008 and used cash from operations of approximately $484,000. The Company had approximately $4.4 million in cash and cash equivalents and working capital of approximately $3.8 million at March 31, 2008.

The Company has a history of recurring losses and negative cash flows which may continue. The Company expects to meet its future cash requirements through a combination of cash generated from operations and existing cash balances. The Company cannot assure, however, that its business will generate sufficient cash flow from operations. Additional funds may be required to fund the operations of the Company and these funds may not be available on favorable terms or at all. If adequate funds are not available, the Company may need to curtail operations significantly.

The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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LION, Inc. and Subsidiary
Notes to condensed consolidated financial statements
March 31, 2008
(Unaudited)

Note 9 – Subsequent events

On May 12, 2008, LION, Inc. entered into an agreement with Beanstalk Networks LLC (dba OpenClose® Solutions). Under the terms of the agreement, OpenClose Solutions will purchase the assets of LION’s only remaining business segment, which includes the business related to its Precision family of products and its retail websites business, for $525,000 in cash. OpenClose also will assume liabilities relating to the purchased assets after closing, including all post-closing liabilities for performance under the contracts assumed by OpenClose in the transaction. The purchase does not include LION’s cash, cash equivalents, long-term investments or accounts receivable. The agreement contains a limited indemnity by the Company for breaches of representations, warranties, and covenants made by it in the agreement. The transaction is subject to shareholder approval, and the Company intends to file a preliminary proxy statement with the Securities and Exchange Commission.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

          OVERVIEW

          LION, Inc. (the “Company” or “LION”) provides advanced business solutions that streamline the mortgage loan fulfillment process in the mortgage industry. LION provides an integrated technology platform offering online loan productivity tools featuring lender loan program and pricing databases, a suite of comprehensive website products and a pricing engine configured to serve the broker/banker, community banks and large to medium sized lenders.

          On May 12, 2008, LION, Inc. entered into an agreement with Beanstalk Networks LLC (dba OpenClose® Solutions). Under the terms of the agreement, OpenClose Solutions will purchase the assets of LION’s only remaining business segment, which includes the business related to its Precision family of products and its retail websites business, for $525,000 in cash. OpenClose also will assume liabilities relating to the purchased assets after closing, including all post-closing liabilities for performance under the contracts assumed by OpenClose in the transaction. The purchase does not include LION’s cash, cash equivalents, long-term investments or accounts receivable. The agreement contains a limited indemnity by the Company for breaches of representations, warranties, and covenants made by it in the agreement. The transaction is subject to shareholder approval, and the Company intends to file a preliminary proxy statement with the Securities and Exchange Commission.

          Throughout this report, “discontinued operations” refers to the TRMS segment, Mortgage 101 and Pipeline Tools, collectively. In September 2007, we sold our Mortgage 101 website and certain related assets. In November 2007, we sold certain assets related to TRMS and Pipeline Tools. The revenues and identifiable costs for Mortgage 101, TRMS, and Pipeline Tools have been classified as discontinued operations for all periods presented in the condensed consolidated statements of operations. For further information on the discontinued operations see Note 2 to the Notes to the Condensed Consolidated Financial Statements included in this report.

          For the quarter ended March 31, 2008, our financial performance continued to be adversely affected by challenging conditions in the mortgage lending markets. Higher interest rates, falling refinance activity, rising home loan delinquency and foreclosure rates, and industry pressure on subprime lending, continued to exert pressures on the lenders and brokers we serve. Revenue from continuing operations for the three months ended March 31, 2008 totaled $805,000 a decrease of 41% from $1.4 million for the same period in the prior year. Through our cost cutting efforts throughout 2007 and into first quarter 2008, we have reduced operating expenses from continuing operations to $1.5 million for the three months ended March 31, 2008, a 45% reduction compared to $2.7 million for the same period in the prior year. This has been done through reductions in workforce, consolidating our Seattle, San Rafael and Denver operations into our Gig Harbor operations, and continued reduction in discretionary spending, occupancy costs and marketing. The loss from continuing operations was $845,000 inclusive of an impairment loss on investments totaling $187,000 compared to $1.3 million for the same period in the prior year. The net loss for the three months ended March 31, 2008 was $845,000 inclusive of the impairment loss on investment or $.02 per share compared to a net loss of $665,000 or $.02 per share inclusive of income from discontinued operations net of tax of $667,000.

          As of March 31, 2008, the Company held certain assets that are required to be measured at fair value on a recurring basis. These included the Company’s auction rate securities which are classified as available for sale securities. Due to recent events in credit markets, the auction events for these instruments held by the Company failed during first quarter 2008. Therefore, the fair values of these

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securities are estimated utilizing a discounted cash flow analysis or other type of valuation model as of March 31, 2008. These analyses consider, among other items, the collateralization underlying the security investments, the creditworthiness of the counterparty, the timing of expected future cash flows, and the expectation of the next time the security is expected to have a successful auction. These securities were also compared, when possible, to other observable market data with similar characteristics to the securities held by the Company. As a result of the other than temporary declines in fair value for the Company’s auction rate securities, which the Company attributes to liquidity issues rather than credit issues, it has recorded an unrealized loss of $187,000 to other expense for the three months ended March 31, 2008. Based on our expected operating cash flows, and our other sources of cash, we do not anticipate the potential lack of liquidity on these investments to affect our ability to execute our current business plan. For further information on auction rate securities, see Note 5 to the Notes to the Condensed Consolidated Financial Statements included in this report.

          At March 31, 2008, we had approximately $4.4 million in cash and cash equivalents and $3.8 million in working capital. During the three months ended March 31, 2008, net cash of $484,000 was used in our operating activities primarily to fund operating losses. We believe our current cash position is sufficient to satisfy our liabilities and maintain operations through 2008. However, if we continue to sustain significant operating losses and negative cash flows, we will further diminish our net assets, and we may be unable to continue our operations without additional funding. Additional funds may not be available on favorable terms or at all.

          RESULTS OF OPERATONS (dollars in thousands, except per share data)

	Three months ended
	March 31,
	2008	2007
Revenues	$805	$1,368
Operating expenses	(1,502)	(2,719)
Operating loss	(697)	(1,351)
Other expense – net	(129)	20
Loss from continuing operations before tax	(826)	(1,331)
Income tax benefit (expense)	(19)	(1)
Net loss from continuing operations	(845)	(1,332)
Income from discontinued operations net of tax	-	667
Net loss	$(845)	$(665)
Net loss per common share, basic and diluted	$(.02)	$(.02)

Revenues and products from continuing operations

          Revenues from continuing operations include Precision LPX, which enables large lenders to originate, price, and lock loans; Precision Access and Precision LION Broker (including LION Pro), which are based on the Precision LPX technology platform and are aimed at medium-sized lenders and individual brokers, respectively; and Retail Websites for mortgage lenders, origination companies and individual mortgage brokers.

          Revenue from continuing operations decreased 41% to $805,000 in first quarter 2008 compared to $1.4 million for the same quarter in 2007. We continue to see contraction in our mortgage broker and lender customer base resulting from higher interest rates, lower loan origination volumes, rising home

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loan delinquency and foreclosure rates, lender consolidation, mortgage brokers leaving the industry, and industry pressure on subprime lending. This weakness covers all of LION’s product offerings. While we are starting to see the decrease slow and our core customer base stabilize, it is uncertain at this time when the mortgage industry will begin to grow sustainably.

Operating expenses from continuing operations (dollars in thousands)

	Three months ended March 31,
				%
	2008	2007	Change	Change
Direct costs	$548	$887	$(339)	(38)%
Selling and marketing	136	276	(140)	(51)%
General and administrative	484	1,056	(572)	(54)%
Research and development	302	438	(136)	(31)%
Depreciation and amortization	32	62	(30)	(48)%
Total operating expenses	$1,502	$2,719	$(1,217)	(45)%

Direct costs

          Direct costs are comprised primarily of website fulfillment, technology infrastructure support, product and contract support, and product deployment. Direct costs for first quarter 2008 decreased 38% to $548,000 compared to $887,000 for the same quarter in the prior year. The decrease is primarily due to our downsizing efforts resulting in reductions in certain maintenance support services related to our production datacenters, lower lender database support costs, lower occupancy costs and fewer retail website deployment resources due to decreased volumes in retail website sales.

Selling and Marketing

          Selling and marketing expenses are comprised primarily of advertising and marketing costs, sales salaries and related support costs. Selling and marketing expenses for first quarter 2008 decreased 51% to $136,000 compared to $276,000 for the same quarter in the prior year. The decrease is due primarily to a reduction in sales commissions and resources due to lower sales volume, reduction in marketing staff and fewer tradeshows attended.

General and Administrative

          General and administrative expenses are comprised primarily of management and administrative salaries and related costs, legal and audit fees, outside consulting services, certain telecommunications expenses, occupancy costs, and other administrative related expenses. General and administrative expenses for first quarter 2008 decreased 54% to $484,000 compared to $1.1 million for the same quarter in the prior year due to our downsizing efforts. The decrease was primarily due to lower finance, accounting, human resource and administrative support costs, lower occupancy costs due to consolidation of offices, lower stock option expense and management salaries as a result of the resignation of our CEO effective April 2007, and lower bad debt expense.

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Research and Development

          Research and development expenses are comprised primarily of engineering salaries and related costs. Research and development expenses for first quarter 2008 decreased 31% to $302,000 compared to $438,000 for the same quarter in the prior year. The decrease is primarily a result of fewer resources needed as a result of completion of various product initiatives in 2007.

Depreciation and Amortization

          The decrease in depreciation and amortization expense for first quarter 2008 compared to the same period in the prior year is the result of certain equipment, computers and software being fully depreciated by the beginning of the year and an impairment charge during fourth quarter 2007 that reduced the depreciable cost of our fixed assets.

Interest Expense and Interest Income

          For first quarter 2007, interest expense is primarily comprised of interest on 8% promissory notes totaling $972,000 related to the TRMS acquisition in October 2004. These notes were paid in full in October 2007.

          For first quarter 2008 and 2007, interest income is comprised of interest earned on cash, cash equivalents and marketable securities. Interest earned increased in first quarter 2008 due to cash proceeds from the sale of Mortgage 101 in late September 2007 and the sale of the TRMS business in mid-November 2007.

Impairment Loss on Investments

          As a result of other than temporary declines in the fair value of the Company’s auction rate securities, which the Company attributes to liquidity issues rather than credit issues, it has recorded an unrealized loss of $187,000 to other expense. For further information, see Note 5 to the Notes to condensed consolidated financial statements in this report.

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Operating Segments

          Throughout most of 2007, the Company had two operating segments, TRMS and the integrated software, services and lead generation businesses in which the Company is engaged which is referred to as the LION segment. On November 15, 2007 we consummated the sale of TRMS including our Pipeline Tools technology. In addition, the assets of Mortgage 101 were sold on September 28, 2007. The operating results of TRMS (the TRMS segment) and Mortgage 101 and Pipeline Tools (part of the LION segment) are included in discontinued operations in the condensed consolidated statements of operations.

          TRMS is a registered Commodity Trading Advisor and generates revenues through hands-on delivery of Risk Management Services, while LION’s other combined operations generate revenues primarily for sales of software related products and services. Intercompany revenues represent fees for Pipeline Tools technology and services purchased by TRMS from its parent, LION, which are generally accounted for at current market prices and are eliminated in consolidation. Condensed operating segment information is as follows (in thousands):

	Three months ended
	March 31,
	2008	2007
Revenue
LION – continuing operations	$805	$1,368
LION – discontinued operations	-	473
	805	1,841
TRMS – discontinued operations	-	1,323
Total	$805	$3,164

Operating loss
LION – continuing operations	$(697)	$(1,351)
LION – discontinued operations	-	(90)
	(697)	(1,441)
TRMS – discontinued operations	-	760
Total	$(697)	$(681)

          For first quarter 2008, the Company only has one operating segment. For an analysis of the change from first quarter 2008 to 2007 for the LION segment, see the discussion above for revenue and operating expenses from continuing operations.

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FINANCIAL POSITION

          At March 31, 2008, we had approximately $4.4 million in cash and cash equivalents. Our operating activities used cash during first quarter 2008 as they have since the latter half of 2006. Other non-cash items are primarily comprised of depreciation and amortization, stock option and restricted stock expense, and the change in the allowance for doubtful accounts. The change in cash and cash equivalents is as follows (in thousands):

	Three months ended
	March 31,
	2008	2007
Net loss	$(845)	$(665)
Non-cash items
Impairment loss on investments	187	-
Other	(32)	167
	(690)	(498)
Changes in working capital	206	364
Net cash used in operating activities	(484)	(134)

Net cash used in investing activities	6	(450)

Net cash provided by (used in) financing activities	(1)	1
Net decrease in cash and cash equivalents	(479)	(583)
Cash and cash equivalents at beginning of period	4,879	2,587
Cash and cash equivalents at end of period	$4,400	$2,004

Operating Activities

          During the three months ended March 31, 2008, cash from operating activities decreased $484,000 primarily due to operating losses from reduced revenues offset primarily by a decrease in accounts receivable.

          During the three months ended March 31, 2007, cash from operating activities decreased $134,000 due to operating losses from reduced revenues, resources used for LION’s product initiatives for LION Pro, Mortgage 101 and Retail Websites, and an increase in trade receivables. This decrease was offset primarily by an increase in deferred revenue related to a large TRMS customer as part of an existing contract and increases in accounts payable, accrued salaries and benefits, and accrued liabilities due to our normal business operating cycle.

Investing Activities

          During the three months ended March 31, 2008, there were no significant investing activities.

          During the three months ended March 31, 2007, investing activities used cash of $450,000 which primarily consisted of (i) hardware and software upgrades to our datacenters in advance of implementation of our product initiatives for LION Pro, Retail Websites and Mortgage 101 and (ii) capitalized software development costs from vendors and LION’s research and development resources related to these product initiatives.

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Financing Activities

          During the three months ended March 31, 2008 and 2007, there were no significant financing activities.

Overall Liquidity and Capital Resources

          We incurred a net loss of $845,000 from continuing operations for first quarter 2008 and used cash from operations of approximately $484,000. LION had approximately $4.4 million in cash and cash equivalents and working capital of $3.8 million at March 31, 2008. Cash generated by operations has not been sufficient to fund our activities since the latter half of 2006. Rather, we have relied on our existing cash balances while we sought to develop and sustain our activities. In September 2007, we sold our Mortgage 101 website and certain related assets. In November 2007, we sold certain assets related to TRMS and Pipeline Tools.

          As a result of the disposition of our discontinued operations, we have sufficient cash reserves to satisfy our liabilities and maintain operations through 2008. However, over the last two fiscal years we have experienced declining revenues, material losses and negative cash flows which may continue. We continue to aggressively consolidate our operations and will continue to do so during 2008 to reduce our underlying cost structure. Prior to 2007, we typically expected to meet our future cash requirements through a combination of cash generated from operations, existing cash balances and investments. We cannot assure you, however, that our business will generate sufficient cash flow from operations. Additional funds may be required to fund our operations and these funds may not be available on favorable terms or at all. If adequate funds are not available, we may need to curtail operations significantly.

          In February 2008, auctions failed for $1.3 million of our auction rate securities, and as a result, our ability to liquidate our investment and fully recover the carrying value of our investment in the near term may be limited or not exist. An auction failure means that the parties wishing to sell securities could not do so. The fair value of our auction rate securities at March 31, 2008 is $1.1 million. See Note 5 to the notes to condensed consolidated financial statements. All of our auction rate securities are currently rated AAA, the highest rating by a rating agency. Based on our expected operating cash flows, and our other sources of cash, we do not anticipate the potential lack of liquidity on these investments to affect our ability to execute our current business plan.

          The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amount and classification of liabilities that might be necessary should LION be unable to continue as a going concern.

          We regularly review and evaluate strategic opportunities, including those identified internally by us as well as unsolicited third party proposals. Our Strategic Review Committee continues to evaluate a full range of strategic alternatives available to the Company. The Committee is currently using an investment banker to assist in this process. Strategic alternatives may include, without limitation, continued execution of our operating plan, partnering or other collaboration agreements, a merger or other strategic transaction, the sale of some or all of our remaining assets, or discontinuing our operations and distributing our remaining available assets to shareholders. It is possible that nothing may result from our exploration or that we may acquire, be acquired or enter into some other strategic relationship, and that in

21

consummating or further exploring such avenues, we may incur additional costs. Furthermore, we may enter into letters of intent and other non-definitive agreements that do not culminate in a completed transaction, engage in contract negotiations, or incur due diligence expenses which affect our quarterly earnings prior to or without entering into a material definitive agreement required to be disclosed publicly. There can be no assurance that the exploration of strategic alternatives will result in any agreements or transactions, or that, if completed, any agreements or transactions will be successful, on attractive terms or enhance shareholder value. The negotiation or consummation of any of these transactions could be material to our financial condition and results of operations.

Critical Accounting Policies and Estimates

          The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Our estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The reporting of results of our operations and financial condition in the preparation of our financial statements could differ significantly from our estimates under different assumptions and conditions. Significant estimates include allowances for doubtful accounts, long-lived assets valuation, estimated useful lives and recoverability, realizability of deferred tax assets, and the allocation of purchase price.

          We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require our most difficult, subjective, and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. For a summary of our significant accounting policies, including the critical accounting policies discussed below, see Note 1, Description of Business and Summary of Significant Accounting Policies, to our condensed consolidated financial statements.

          Revenue Recognition

          We recognize revenue from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the selling price is fixed or determinable, and collectibility is reasonably assured. For multiple-element arrangements, the Company applies Emerging Issues Task Force (“EITF”) Issue 00-21, Revenue Arrangements with Multiple Deliverables that meet the following criteria: the delivered item has value to the customer on a standalone basis; there is objective and reliable evidence of the fair value of undelivered items; and delivery of any undelivered item is probable.

           In certain hosting arrangements where the customer has the option to take possession of the software at any time during the hosting period without significant penalty and it is feasible for the customer to either run the software on its own hardware or contract with another party unrelated to us to host the software, we account for the licensing of software in accordance with American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition.

          Revenue from services is generally determined based on time and materials or monthly subscription fees. Revenue for services is recognized as the services are performed.

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          Deferred Taxes

          We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” In accordance with SFAS No. 109, deferred tax assets arise from the tax benefit of amounts expensed for financial reporting purposes but not yet deducted for tax purposes and from unutilized tax credits and net operating loss carry forwards. We evaluate our deferred tax assets on a regular basis to determine if a valuation allowance is required. To the extent it is determined the recoverability of the deferred tax assets is not more likely than not, we will record a valuation allowance against deferred tax assets.

          Realization of the net deferred tax asset is dependent on generating sufficient taxable income prior to expiration of net operating loss carryforwards. At March 31, 2008, the Company had net operating loss carryforwards for federal and state tax purposes of approximately $2.1 million available to offset future income which expire in 2018 through 2028. The Company has established a valuation allowance for the full amount of the net deferred tax assets at March 31, 2008. Utilization of these carryforwards could be limited due to a change of control in the Company’s ownership as defined by the Internal Revenue Code Section 382.

          Impairment of Long-Lived Assets

          The Company reviews long-lived assets for impairment upon the occurrence of events or changes in circumstances that would indicate that the carrying value of the assets may not be recoverable in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” An impairment loss may be recognized when estimated undiscounted future cash flows expected to result from the use of the asset, including disposition, are less than the carrying value of the asset. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying amounts of the assets. Fair value is generally determined based on a discounted cash flow analysis. In order to determine if an asset has been impaired, assets are grouped and tested at the lowest level for which identifiable, independent cash flows are available.

          Impairment of Goodwill

          We periodically assess goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset or other valuation methods. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Recently Issued Accounting Pronouncements

          In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Refer to Note 5 of the Notes to the Condensed Consolidated Financial Statements for the Company’s SFAS 157 fair value disclosures. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2 (“FSP FAS 157-2”) which defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008 for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. As permitted by

23

FSP FAS 157-2, the Company has only partially applied the provisions of SFAS 157. The Company is in the process of evaluating the inputs and techniques used in its nonrecurring, nonfinancial fair value measurements.

          In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities (“SFAS 159”). SFAS 159 provides entities with the option to report selected financial assets and liabilities at fair value. Business entities adopting SFAS 159 will report unrealized gains and losses in earnings at each subsequent reporting date on items for which the fair value option has been elected. In the first quarter of 2008, the Company did not elect the fair value option for any of its assets or liabilities.

          In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”), replacing SFAS No. 141, Business Combinations (“SFAS 141”). SFAS 141R retains the fundamental requirements of purchase method accounting for acquisitions as set forth previously in SFAS 141. However, this statement defines the acquirer as the entity that obtains control of a business in the business combination, thus broadening the scope of SFAS 141 which applied only to business combinations in which control was obtained through transfer of consideration. SFAS 141R also requires several changes in the way assets and liabilities are recognized and measured in purchase accounting including expensing acquisition-related costs as incurred, recognizing assets and liabilities arising from contractual contingencies at the acquisition date, and capitalizing in-process research and development. SFAS 141R also requires the acquirer to recognize a gain in earnings for bargain purchases, or the excess of the fair value of net assets over the consideration transferred plus any noncontrolling interest in the acquiree, a departure from the concept of “negative goodwill” previously recognized under SFAS 141. SFAS 141R is effective for the Company beginning January 1, 2009, and will apply prospectively to business combinations completed on or after that date.

          In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51 (“SFAS 160”). SFAS 160 applies to all companies that prepare consolidated financial statements but will only affect companies that have a noncontrolling interest in a subsidiary or that deconsolidate a subsidiary. SFAS 160 clarifies that noncontrolling interests be reported as a component separate from the parent’s equity and that changes in the parent’s ownership interest in a subsidiary be recorded as equity transactions if the parent retains its controlling interest in the subsidiary. The statement also requires consolidated net income to include amounts attributable to both the parent and the noncontrolling interest on the face of the income statement. In addition, SFAS 160 requires a parent to recognize a gain or loss in net income on the date the parent deconsolidates a subsidiary, or ceases to have a controlling financial interest in a subsidiary. SFAS 160 is effective for the Company beginning January 1, 2009, and will apply prospectively, except for the presentation of disclosure requirements, which must be applied retrospectively. The Company does not expect the adoption of SFAS 160 will have a material impact on its financial position, results of operations and cash flows.

          In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect the adoption of SFAS 161 will have a material impact on its financial position, results of operations and cash flows.

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PROXY

LION, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoints Steve Thomson and David Stedman as proxies with full power of substitution to vote and act on and consent in respect to any and all shares of the stock of LION, Inc. held or owned by or standing in the name of the undersigned on the Company’s books on June 5, 2008 at the special meeting of shareholders of the Company to be held at the offices of Stoel Rives LLP, 600 University Street, Suite 3600, Seattle, Washington, at 10:00 a.m. local time on July 9, 2008, and any continuation or adjournment thereof, with all power the undersigned would possess if personally present at the meeting.

          THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSALS LISTED IN THE PARAGRAPH ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREOF.

          The undersigned hereby further confers upon said proxies, and each of them, or their substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

          The undersigned hereby acknowledges receipt of: (1) Notice of Special Meeting of Shareholders of the Company, and (2) accompanying Proxy Statement.

LION, INC.

ELECTRONIC VOTING INSTRUCTIONS

YOU CAN VOTE BY INTERNET OR TELEPHONE!

AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR

PROXIES SUBMITTED BY THE INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 P.M., EASTERN DAYLIGHT TIME, ON July 9, 2008.

VOTE-BY-INTERNET	OR	VOTE-BY-TELEPHONE

Log on to the Internet		Call toll-free
and go to www.investorvote.com --		1-800-652-VOTE (8683) within the
follow the steps outlined on the		United States, Canada and Puerto Rico
secured website.		any time on a touch tone telephone.
There is no charge to you for the call.
Follow the instructions provided by the
recorded message.

If you plan to attend the special meeting, please R.S.V.P. Lion, Inc. by July 1, 2008 by telephoning 206-577-1440.

(Continued and to be signed on reverse side)

- Detach here from proxy voting card. -

PLEASE ☒
MARK VOTE
AS IN THIS
EXAMPLE

To approve the sale of substantially all of the assets	FOR	AGAINST	ABSTAIN
of Lion	☐	☐	☐

To approve the Plan of Dissolution	FOR	AGAINST	ABSTAIN
	☐	☐	☐

To approve any proposal to adjourn the special	FOR	AGAINST	ABSTAIN
meeting to solicit additional proxies in favor of the	☐	☐	☐
approval of either or both of the foregoing proposals,
if there are insufficient votes for such approval at the
time of the special meeting

This proxy is solicited on
behalf of the Board of
Directors of LION, Inc.
Whether or not you plan to
attend the meeting in person,
you are urged to sign and
promptly mail this proxy in
the return envelope so that
your stock may be represented
at the meeting.

Signature_______________________________Signature__________________________Date________________________

NOTE: Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.

- Detach here from proxy voting card -